UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Juniper Networks, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JUNIPER NETWORKS, INC.

1194 North Mathilda Avenue

Sunnyvale, California 94089

www.juniper.net

(408) 745-2000

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

Time and Date	9:00 a.m., Pacific Time, on Tuesday, May 22, 2012

Place	Juniper Networks, Inc. 1220 North Mathilda Avenue Building 3, Pacific Conference Room Sunnyvale, CA 94089

Items of Business	(1) To elect three Class I directors;

(2) To ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as auditors for the fiscal year ending December 31, 2012;

(3) To approve an amendment to the Juniper Networks, Inc. 2006 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 25,000,000 shares;

(4) To approve an amendment to the Juniper Networks, Inc. 2008 Employee Stock Purchase Plan to increase the maximum number of shares available for sale thereunder by 7,000,000 shares;

(5) To amend the Amended and Restated Certificate of Incorporation of Juniper Networks, Inc. to declassify the board of directors;

(6) To hold a non-binding advisory vote regarding executive compensation; and

(7) To consider such other business as may properly come before the meeting.

Adjournments and Postponements	Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date	You are entitled to vote only if you were a Juniper Networks stockholder as of the close of business on March 30, 2012.

This notice of annual meeting and proxy statement and form of proxy are first being provided to our stockholders on or about April 11, 2012.

Meeting Admission	You are entitled to attend the annual meeting only if you were a Juniper Networks stockholder as of the close of business on March 30, 2012. You should be prepared to present valid government-issued photo identification for admittance. In addition, if you are a stockholder of record, your ownership will be verified against the list of stockholders of record on the record date prior to being admitted to the meeting. If you are not a stockholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to March 30, 2012, a copy of any voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the annual meeting.

The annual meeting will begin promptly at 9:00 a.m., Pacific Time. Check-in will begin at 8:30 a.m., Pacific Time, and you should allow ample time for the check-in procedures.

Voting	Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and vote your shares as soon as possible. If you received notice of how to access the proxy materials over the Internet, a proxy card and voting instruction card were not sent to you, but you may vote by telephone or over the Internet. If you received a proxy card and other proxy materials by mail, you may submit your proxy card or voting instruction card for the annual meeting by completing, signing, dating and returning your proxy card or voting instruction card in the pre-addressed envelope provided, or, in most cases, by using the telephone or the Internet. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers beginning on page 1 of this proxy statement and the instructions on the proxy card or voting instruction card or that are provided by email or over the Internet.

By Order of the Board of Directors,

Mitchell L. Gaynor

Executive Vice President, General Counsel and

Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 22, 2012

The proxy statement, form of proxy and our 2011 Annual Report on Form 10-K are available at www.proxyvote.com

2012 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	1
Why am I receiving these materials?	1
What is included in these materials?	1
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?	1
How can I get electronic access to the proxy materials?	1
How may I obtain Juniper Networks’ 2011 Annual Report on Form 10-K?	1
How may I obtain a separate set of proxy materials?	2
What items of business will be voted on at the annual meeting?	2
How does the Board recommend that I vote?	2
What shares can I vote?	3
What is the difference between holding shares as a stockholder of record and as a beneficial owner?	3
How can I attend the annual meeting?	3
If I am unable to attend the annual meeting in person, can I view the meeting via webcast?	4
How can I vote my shares in person at the annual meeting?	4
How can I vote my shares without attending the annual meeting?	4
Can I change my vote or otherwise revoke my proxy?	4
How many shares must be present or represented to conduct business at the annual meeting?	5
Will my shares be voted if I do not vote as described in the Notice?	5
How are votes counted?	5
What are broker non-votes?	5
What is the vote required to approve each of the proposals?	5
Is cumulative voting permitted for the election of directors?	6
What happens if additional matters are presented at the annual meeting?	6
Who will bear the cost of soliciting votes for the annual meeting?	6
Where can I find the voting results of the annual meeting?	6
What is the deadline to propose actions for consideration or to nominate individuals to serve as directors?	6
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS	9
Recent Governance Changes	9
Board Independence	9
Board Structure and Committee Composition	10
Board Leadership Structure and Role of the Lead Independent Director	12
Identification and Evaluation of Nominees for Directors	13
Communications with the Board	13
Board’s Role in Risk Oversight	14
Policy on Director Attendance at Annual Meetings	14
DIRECTOR COMPENSATION	15
Non-Employee Director Meeting Fee and Retainer Information	15
Director Compensation Table For Fiscal 2011	16
PROPOSALS TO BE VOTED ON	18
PROPOSAL NO. 1 — Election of Directors	18
PROPOSAL NO. 2 — Ratification of Independent Registered Public Accounting Firm	24

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PROPOSAL NO. 3 — Approval of Amendment to the Juniper Networks, Inc. 2006 Equity Plan	25
PROPOSAL NO. 4 — Approval of Amendment to the Juniper Networks, Inc. 2008 Employee Stock Purchase Plan	34
PROPOSAL NO. 5 — Approval of Amendment to the Amended and Restated Certificate of Incorporation of Juniper Networks, Inc. to Declassify the Board of Directors	38
PROPOSAL NO. 6 — Non-Binding Advisory Vote on Executive Compensation	40
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	44
EXECUTIVE OFFICER AND DIRECTOR STOCK OWNERSHIP GUIDELINES	46
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	46
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	46
COMPENSATION CONSULTANT FEE DISCLOSURE	47
EXECUTIVE COMPENSATION	48
Compensation Discussion and Analysis	48
Executive Summary	48
Executive Compensation Philosophy and Objectives	54
Role of the Compensation Consultant	56
Role of the Chief Executive Officer and Management	56
Factors Considered in Determining Executive Compensation	56
Elements of Executive Compensation	58
Pay Mix	59
Base Salary	59
Annual Cash Incentive Compensation	60
Long-Term Equity Incentive Compensation	63
Benefits and Perquisites	66
Severance Benefits	67
Stock Option Granting Policy	70
Equity Ownership and Hedging Guidelines	71
Committee Policy on 280G Excise Taxes	71
Repayment of Certain Bonus and Incentive Payments	71
The Impact of Favorable Accounting and Tax Treatment on Compensation Program Design	71
Compensation Committee Report	72
Compensation Committee Interlocks And Insider Participation	72
Summary Compensation Table	73
Grants of Plan-Based Awards for Fiscal 2011	75
Outstanding Equity Awards at Fiscal 2011 Year-End	76
Option Exercises and Stock Vested For Fiscal 2011	77
EQUITY COMPENSATION PLAN INFORMATION	78
PRINCIPAL ACCOUNTANT FEES AND SERVICES	80
Fees Incurred by Juniper Networks for Ernst & Young LLP	80
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	81
ANNEX A — JUNIPER NETWORKS, INC. 2006 EQUITY INCENTIVE PLAN	A-1
ANNEX B — JUNIPER NETWORKS, INC. 2008 EMPLOYEE STOCK PURCHASE PLAN	B-1
ANNEX C — CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF JUNIPER NETWORKS, INC.	C-1

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	The Board of Directors (the “Board”) of Juniper Networks, Inc., a Delaware corporation (“Juniper Networks” or the “Company”), has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at Juniper Networks’ annual meeting of stockholders, which will take place on May 22, 2012. As a Juniper Networks stockholder as of March 30, 2012 (the “Record Date”), you are invited to attend the annual meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

Q:	What is included in these materials?

A:	These materials include:

•	Our proxy statement for the annual meeting; and

•	Our 2011 Annual Report on Form 10-K, which includes our audited consolidated financial statements.

If you requested printed versions of these materials by mail, these materials also include the proxy card or voting instruction card for the annual meeting.

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

A:	Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, on or about April 11, 2012, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners as of the Record Date. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice (www.proxyvote.com) or request to receive a set of the proxy materials by mail or electronically by email. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Q:	How can I get electronic access to the proxy materials?

A:	The Notice will provide you with instructions regarding how to:

•	View our proxy materials for the annual meeting on the Internet; and

•	Instruct us to send future proxy materials to you electronically by email.

Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Q:	How may I obtain Juniper Networks’ 2011 Annual Report on Form 10-K?

A:	Stockholders may request a free copy of the 2011 Annual Report on Form 10-K from our principal executive offices at:

Juniper Networks, Inc.

Attn: Investor Relations

1194 North Mathilda Avenue

Sunnyvale, CA 94089

(408) 745-2000

A copy of our 2011 Annual Report on Form 10-K is also available with our other proxy materials at www.proxyvote.com. In addition, you can access a copy on the website of the SEC. You can reach this website by going to the Investor Relations Center on our website, and clicking on the link labeled “SEC Filings.” The website of the Investor Relations Center is:

http://www.juniper.net/us/en/company/investor-relations/

We will also furnish any exhibit to the 2011 Annual Report on Form 10-K if specifically requested in writing.

Q:	How may I obtain a separate set of proxy materials?

A:	If you share an address with another stockholder, you may receive only one Notice (or other stockholder communications, including our 2011 Annual Report on Form 10-K and proxy statement) unless you have provided contrary instructions. If you wish to receive a separate Notice now or in the future, you may write or call us to request a separate copy from:

Juniper Networks, Inc.

Attn: Investor Relations

1194 North Mathilda Avenue

Sunnyvale, CA 94089

(408) 745-2000

http://www.juniper.net/us/en/company/investor-relations/

Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the above address and phone number to request delivery of a single copy of these materials.

Q:	What items of business will be voted on at the annual meeting?

A:	The items of business scheduled to be voted on at the annual meeting are:

•	To elect three Class I directors;

•	To ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as auditors for the fiscal year ending December 31, 2012;

•	To approve an amendment to the Juniper Networks, Inc. 2006 Equity Incentive Plan (the “2006 Plan”) to increase the number of shares reserved for issuance thereunder by 25,000,000 shares;

•	To approve an amendment to the Juniper Networks, Inc. 2008 Employee Stock Purchase Plan (the “2008 ESPP”) to increase the maximum number of shares available for sale thereunder by 7,000,000 shares;

•	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the board of directors; and

•	To hold a non-binding advisory vote regarding executive compensation.

We will also consider other business that properly comes before the annual meeting.

Q:	How does the Board recommend that I vote?

A:	Our Board recommends that you vote your shares:

•	“FOR” each of the nominees to the Board;

•	“FOR” the ratification the appointment of Ernst & Young LLP, an independent registered public accounting firm, as auditors for the fiscal year ending December 31, 2012;

•	“FOR” the approval of the amendment to the 2006 Plan;

•	“FOR” the approval of the amendment to the 2008 ESPP;

•	“FOR” the approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the Board; and

•	“FOR” the approval of our executive compensation.

Q:	What shares can I vote?

A:	Each share of Juniper Networks common stock issued and outstanding as of the close of business on March 30, 2012, the Record Date, is entitled to be voted on all items being voted upon at the annual meeting. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank. More information on how to vote these shares is contained in this proxy statement. On the Record Date, we had approximately 529,176,645 shares of common stock issued and outstanding.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most Juniper Networks stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially, which may affect how you can vote your shares.

Stockholder of Record

If your shares are registered directly in your name with Juniper Networks’ transfer agent, Wells Fargo Shareowner Services, you are considered, with respect to those shares, the stockholder of record, and the Notice or proxy statement was sent directly to you by Juniper Networks. As the stockholder of record, you have the right to grant your voting proxy directly to Juniper Networks as described in the Notice and this proxy statement or to vote in person at the annual meeting.

Beneficial Owner

If your shares are held in a brokerage account, by trustee or by another nominee, you are considered the beneficial owner of shares held in street name, and the Notice or proxy statement was forwarded to you by such broker or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the annual meeting.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided a voting instruction card for you to use in directing the broker, trustee or nominee how to vote your shares.

Q:	How can I attend the annual meeting?

A:	You are entitled to attend the annual meeting only if you were a Juniper Networks stockholder as of the close of business on March 30, 2012, the Record Date, or you hold a valid proxy for the annual meeting. You should be prepared to present valid government-issued photo identification for admittance. In addition, if you are a stockholder of record, your name will be verified against the list of stockholders of record on the record date prior to your being admitted to the annual meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to March 30, 2012, the Record Date, a copy of any voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide valid government-issued photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the annual meeting.

The annual meeting will be held on May 22, 2012 at our corporate headquarters located at 1194 North Mathilda Avenue, Sunnyvale, CA 94089. The annual meeting will begin promptly at 9:00 a.m., Pacific Time. Check-in will begin at 8:30 a.m., and you should allow ample time for the check-in procedures.

Q:	If I am unable to attend the annual meeting in person, can I view the meeting via webcast?

A:	The annual meeting will be available live via webcast beginning at 9:00 a.m. Pacific Time on May 22, 2012. Please visit the following link to view the webcast: http://investor.juniper.net.

Q:	How can I vote my shares in person at the annual meeting?

A:	Shares held in your name as the stockholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, you may also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:	How can I vote my shares without attending the annual meeting?

A:	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions in the proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

By Internet — Stockholders of record of Juniper Networks common stock with Internet access may submit proxies by following the “Vote by Internet” instructions on their proxy cards or Notice or by following the voting instructions provided by email or over the Internet. Most Juniper Networks stockholders who hold shares beneficially in street name may vote by accessing the website specified in the voting instruction cards provided by their brokers, trustee or nominees. If you hold your shares in street name, please check the voting instruction card provided by your broker, trustee or nominee for Internet voting availability.

By Telephone — Stockholders of record of Juniper Networks common stock who live in the United States or Canada may submit proxies by following the “Vote by Phone” instructions on their proxy cards or the Notice or by following the voting instructions provided by email or over the Internet. Most Juniper Networks stockholders who hold shares beneficially in street name and live in the United States or Canada may vote by phone by calling the number specified in the voting instruction cards provided by their brokers, trustee or nominees. If you hold your shares in street name, please check the voting instruction card provided by your broker, trustee or nominee for telephone voting availability.

By Mail — Stockholders of record of Juniper Networks common stock who receive proxy materials by mail may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Juniper Networks stockholders who hold shares beneficially in street name and who receive voting materials by mail from their brokers, trustees or nominees may vote by mail by completing, signing and dating the voting instruction cards provided and mailing them in the accompanying pre-addressed envelopes.

Q:	Can I change my vote or otherwise revoke my proxy?

A:	You may change your vote at any time prior to the vote at the annual meeting. If you are the stockholder of record, you may change your vote by granting a new proxy by telephone, over the Internet or by submitting a properly signed proxy card bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to the Juniper Networks Corporate Secretary at Juniper Networks, Inc., ATTN: Corporate Secretary, 1194 North Mathilda Avenue, Sunnyvale, California 94089 prior to your shares being voted, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the annual meeting and voting in person.

Q:	How many shares must be present or represented to conduct business at the annual meeting?

A:	The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of shares of Juniper Networks common stock entitled to vote must be present in person or represented by proxy at the annual meeting. Both abstentions and broker non-votes will be counted for the purpose of determining the presence of a quorum.

Q:	Will my shares be voted if I do not vote as described in the Notice?

A:	If your shares are held in street name, your broker may, under certain circumstances, vote your shares. Certain brokerage firms, trustees and nominees have authority to vote client’s unvoted shares on some “routine” matters. If you do not give voting instructions to your broker, trustee or nominee, your broker, trustee or nominee may either (1) vote your shares on “routine” matters or (2) leave your shares unvoted. The proposal related to the ratification of the appointment of Ernst & Young as auditors for the fiscal year ending December 31, 2012 is considered a “routine” matter. None of the other proposals are considered “routine” matters and therefore, your broker will not be able to vote on these proposals without your instructions.

Q:	How are votes counted?

A:	In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.

For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.”

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card or vote by telephone or over the Internet without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of Juniper Networks’ nominees to the Board, “FOR” ratification of the independent registered public accounting firm, “FOR” approval of the proposed amendment to the 2006 Plan, “FOR” approval of the proposed amendment to the 2008 ESPP, “FOR” approval of the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation, “FOR” approval of our executive compensation and in the discretion of the proxy holders as to any other matters that may properly come before the annual meeting.

Q:	What are broker non-votes?

A:	If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner, such as the proposals related to the election of directors, the approval of proposed amendment to 2006 Plan, the approval of the proposed amendment to the 2008 ESPP, the approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation and the non-binding advisory vote to approve executive compensation, and voting instructions are not given.

Q:	What is the vote required to approve each of the proposals?

•	In the election of directors, the three nominees receiving the highest number of “FOR” votes at the annual meeting will be elected.

•

The proposals for the approval of the ratification of the independent registered public accounting firm, and the approval of our executive compensation each requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy and entitled to vote on each proposal at the annual meeting.

•

The proposals to approve the amendment of the 2006 Plan, and to approve the amendment of the 2008 ESPP each requires the affirmative “FOR” vote of a majority of the votes cast on the proposal, provided that the total number of votes cast on the proposal must be more than 50% of the votes entitled to vote.

•

The proposal to approve the amendment to the Company’s Amended and Restated Certificate of Incorporation requires the affirmative “FOR” vote of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding shares entitled to vote.

Broker Non-Votes:    For purposes of all proposals other than the proposals to approve the amendment to the 2006 Stock Plan, to approve the amendment to the 2008 ESPP and to approve the amendment to the Company’s Amended and Restated Certificate of Incorporation, broker non-votes will not affect the outcome of proposals, assuming that a quorum is obtained. For purposes of the proposals to amend the 2006 Stock Plan or to amend the 2008 ESPP, broker non-votes will not affect the requirement that a majority of the votes cast vote “FOR” each amendment, but broker non-votes will not be counted as votes cast on the respective proposals for purposes of satisfying the requirement that a majority of the outstanding shares vote on the proposal. For purposes of the proposal to amend the Company’s Amended and Restated Certificate of Incorporation, broker non-votes will have the same effect as a vote “AGAINST” approval of the amendment to the Company’s Amended and Restated Certificate of Incorporation.

Abstentions:    Abstentions will have the same effect as a vote “AGAINST” approval of the amendment to the 2006 Stock Plan, the amendment to the 2008 ESPP, the amendment of the Company’s Amended and Restated Certificate of Incorporation, and the non-binding, advisory proposal on executive compensation. Abstentions will not affect the vote on the election of directors.

Q:	Is cumulative voting permitted for the election of directors?

A:	No. Each share of common stock outstanding as of the close of business on the Record Date is entitled to one vote.

Q:	What happens if additional matters are presented at the annual meeting?

A:	Other than the six items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Robyn M. Denholm and Mitchell Gaynor, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q:	Who will bear the cost of soliciting votes for the annual meeting?

A:	Juniper Networks is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these materials and soliciting votes. If you access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also have hired Innisfree M&A Incorporated to assist us in the distribution of proxy materials and the solicitation of votes described above. We will pay Innisfree M&A Incorporated a fee of $15,000 and reimburse them for customary costs and expenses associated with these services. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

Q:	Where can I find the voting results of the annual meeting?

A:	We intend to announce voting results from the annual meeting in a current report on Form 8-K within four (4) business days of the annual meeting. If the voting results announced in the Form 8-K are preliminary, we will file an amended Form 8-K reporting final voting results within four (4) business days of such final voting results becoming available.

Q:	What is the deadline to propose actions for consideration or to nominate individuals to serve as directors?

A:	Although the deadline for submitting proposals or director nominations for consideration at the 2012 annual meeting has passed, you may submit proposals, and director nominations, for consideration at future stockholder meetings.

Stockholder Proposals:    For a stockholder proposal to be considered for inclusion in Juniper Networks’ proxy statement for the 2013 annual meeting, the written proposal must be received by the Corporate Secretary of Juniper Networks at our principal executive offices no later than December 11, 2012. If the date of the 2013 annual meeting is moved more than 30 days before or after the anniversary date of the 2012 annual meeting, the deadline for inclusion of proposals in Juniper Networks’ proxy statement for the 2013 annual meeting is instead a reasonable time before Juniper Networks begins to print and mail its proxy materials for the 2013 annual meeting. Such proposals also will need to comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Juniper Networks, Inc.

ATTN: Corporate Secretary

1194 North Mathilda Avenue

Sunnyvale, CA 94089

Fax: (408) 745-2100

For a stockholder proposal that is not intended to be included in Juniper Networks’ proxy statement under Rule 14a-8, the stockholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of Juniper Networks common stock to approve that proposal, provide the information required by the bylaws of Juniper Networks and give timely notice to the Corporate Secretary of Juniper Networks in accordance with our bylaws, which, in general, require that the proper notice be received by the Corporate Secretary of Juniper Networks not more than 75 days and not less than 45 days prior to the one year anniversary of the date Juniper Networks first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) to stockholders in connection with the previous year’s annual meeting of stockholders. For the 2013 annual meeting, the notice must be received no earlier than January 25, 2013 and no later than February 24, 2013. However, if the date of the 2013 annual meeting is advanced more than 30 days before or more than 60 days after the anniversary date of this year’s annual meeting, then for notice to be timely, the notice must be received by the Corporate Secretary not earlier than the 120th day prior to the 2013 annual meeting and not later than the close of business on the later of the 90th day prior to the 2013 annual meeting or the 10th day following the day on which public announcement of the date of the 2013 annual meeting is first made by Juniper Networks. To be in proper form, a stockholder’s notice to the Corporate Secretary must set forth the information required by the Company’s bylaws.

Recommendation and Nomination of Director Candidates:    The Nominating and Corporate Governance Committee will consider both recommendations and nominations for candidates to the Board from Qualifying Stockholders. A “Qualifying Stockholder” is a stockholder that has owned for a period of one year prior to the date of the submission of the recommendation through the time of submission of the recommendation at least 1% of the total common stock of the Company outstanding as of the last day of the calendar month preceding the submission. A Qualifying Stockholder that desires to recommend a candidate for election to the Board must direct the recommendation in writing to Juniper Networks, Inc., ATTN: Corporate Secretary, 1194 North Mathilda Avenue, Sunnyvale, California 94089, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years, written evidence that the candidate is willing to serve as a director of the Company if nominated and elected and evidence of the nominating person’s ownership of Company common stock.

A stockholder that instead desires to nominate a person directly for election to the Board must meet the deadlines and other requirements set forth in Section 2.5 of the Company’s bylaws and the rules and regulations of the SEC. To be timely, such stockholder’s notice must be delivered to or mailed and received by the Corporate Secretary of the Company not more than 75 days and not less than 45 days prior to the one year anniversary of the date Juniper Networks first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) to stockholders in connection with the Company’s previous year’s annual meeting of stockholders. For the 2013 annual meeting, the notice must be received no earlier than January 25, 2013 and no later than February 24, 2013. However, if the date of the 2013 annual meeting is advanced more than 30 days before or more than 60 days after the anniversary date of this year’s annual meeting, then for notice to be timely, the notice must be received by the Corporate Secretary not earlier than the 120th day prior to the 2013 annual meeting and not later than the close of business on the later of the 90th day prior to the 2013 annual meeting or the 10th day following the day on which public announcement of the date of the 2013 annual meeting is first made by Juniper Networks. To be in proper form, a stockholder’s notice to the Corporate Secretary must set forth the information required by the Company’s bylaws.

Copy of Bylaws:    You may contact the Juniper Networks Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Juniper Networks is committed to having sound corporate governance principles. Having such principles is essential to running our business efficiently and to maintaining our integrity in the marketplace. Juniper Networks’ Corporate Governance Standards and Worldwide Code of Business Conduct and Ethics applicable to all Juniper Networks employees, officers and directors are available at http://www.juniper.net/us/en/company/investor-relations/. Our Worldwide Code of Business Conduct and Ethics complies with the rules of the SEC, the listing standards of the New York Stock Exchange (“NYSE”) and Rule 406 of the Sarbanes-Oxley Act of 2002. Juniper Networks has also adopted procedures for raising concerns related to accounting and auditing matters in compliance with the listing standards of the NYSE. Concerns relating to accounting, legal, internal controls or auditing matters may be brought to the attention of either the Company’s Concerns Committee (comprised of the Company’s Chief Financial Officer, General Counsel, Executive Vice President of Human Resources, Corporate Controller and the Vice President of Internal Audit), or to the Audit Committee directly. Concerns are handled in accordance with procedures established with respect to such matters under our Reporting Ethics Concerns Policy. For information on how to contact the Audit Committee directly, please refer to the section entitled “Communications with the Board” below.

Recent Governance Changes

In February 2012, our Board of Directors (the “Board”) approved changes to Juniper’s Bylaws and Corporate Governance Standards to implement majority voting in uncontested elections of directors after May 2012.

Also in February 2012, the Board approved, subject to the approval of the stockholders, an amendment to the Amended and Restated Certificate of Incorporation to declassify the Board. For more information, please refer to Proposal No. 6 beginning on page 40.

Board Independence

Our Board has determined that, except for Kevin Johnson and Pradeep Sindhu, each of whom is an employee of the Company, and Scott Kriens, who was an employee of the Company until April 1, 2011, each of the current directors has no material relationship with Juniper Networks (either directly or as a partner, stockholder or officer of an organization that has a relationship with Juniper Networks). The Board has also determined that the following directors are independent within the meaning of the NYSE director independence standards: Messrs. Calderoni, Lawrie, Meehan, Schlotterbeck and Stensrud, and Ms. Cranston and Ms. Johnson. Furthermore, the Board has determined that each of the members of each of the standing committees of the Board has no relationship with Juniper Networks (either directly or as a partner, stockholder or officer of an organization that has a relationship with Juniper Networks) and is “independent” within the meaning of the NYSE director independence standards, including in the case of the members of the Audit Committee, the heightened “independence” standard required for such committee members set forth in the applicable SEC rules. The members of the Compensation Committee are also non-employee directors as defined in Rule 16b-3 of the Exchange Act and are outside directors as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended.

In making the determination of the independence of our directors, the Board considered all transactions in which Juniper Networks was a participant and any director had any interest, including transactions involving Juniper Networks and payments made to or from companies and entities in the ordinary course of business where our directors serve as partners, directors or as a member of the executive management of the other party to the transaction.

In particular, the Board considered transactions between Juniper Networks and each of Ariba, Inc. (“Ariba”), where Mr. Robert Calderoni serves as President and Chief Executive Officer, Pillsbury Winthrop Shaw Pittman LLP (“Pillsbury”), where Ms. Mary Cranston served as Firm Senior Partner, and Saleforce.com, where Mr. Stratton Sclavos (who served as a member of our Board through February 14, 2012) serves as a member of the Board of Directors. We lease office space from Ariba, approximately two-thirds of which is pursuant to an agreement originally entered into by and between NetScreen Technologies, Inc. and Ariba prior to our acquisition of NetScreen in 2004. In 2011, we paid approximately $11 million in connection with this lease.

This agreement was negotiated and is maintained at arms-length, and we do not believe it is material to the results of operations or business of Juniper Networks. Pillsbury Winthrop was originally retained by the Juniper Networks Audit Committee as counsel to the Audit Committee in connection with their independent investigation into the Company’s historical stock option practices, which investigation was substantially completed in December 2006, prior to the time when Ms. Cranston joined the Juniper Networks Board in November 2007. Ms. Cranston was not and is not involved in Pillsbury’s representation of Juniper Networks. In addition, Ms. Cranston is a retired non-equity partner of Pillsbury and is no longer an employee of the firm. Ms. Cranston does not receive financial compensation from Pillsbury and does not have a financial interest in the business of Pillsbury. As such, she is not directly or indirectly entitled to any of the fees paid by Juniper Networks to the firm. Although Juniper Networks settled all litigation related to the Company’s historical stock option practices involving the Company directly, third parties in litigation matters to which Juniper Networks is not a party have made discovery requests involving the Audit Committee’s investigation. Pillsbury has performed services solely with respect to these discovery requests. Juniper Networks has not retained and does not intend to retain Pillsbury for any new matters so long as Ms. Cranston is associated with Pillsbury. We purchased approximately $2.7 million of enterprise cloud computing products and services from Salesforce.com in 2011. Salesforce.com purchased approximately $6.2 million of Juniper products and services in 2011. The agreements that pertain to these transactions were negotiated and are maintained at arms-length, and we do not believe they are material to the results of operations or business of Juniper Networks.

In each case, the Board determined that the nature, size and circumstances of the relationships between Juniper Networks and each of Ariba, Pillsbury and Salesforce.com did not preclude a determination of independence of Mr. Calderoni, Ms. Cranston, or Mr. Sclavos, respectively, under applicable SEC and NYSE rules.

Board Structure and Committee Composition

As of the date of this proxy statement, our Board had ten directors divided into three classes — Class I, Class II and Class III — with a three-year term for each class. As of the date of this proxy statement, the classes were comprised as follows:

Class I (Term Expires this Year)	Class II (Term Expires in 2013)	Class III (Term Expires in 2014)
Scott Kriens	Pradeep Sindhu	Mary B. Cranston
William R. Stensrud	Robert M. Calderoni	Kevin R. Johnson
Mercedes Johnson*	William F. Meehan	J. Michael Lawrie David Schlotterbeck

*	Ms. Johnson was appointed to the Board effective May 18, 2011. All other directors listed above were members of the Board as of December 31, 2010.

At this meeting, the stockholders are being asked to approve an amendment to our Amended and Restated Certificate of Incorporation to eliminate the classified board structure (please refer to Proposal No. 6 beginning on page 40).

The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The membership during the last fiscal year and the principal function of each of these committees are described below. Each of these committees operates under a written charter adopted by the Board. The charters of these committees are available on Juniper Networks’ website at http://www.juniper.net/us/en/company/investor-relations/. In addition, the Board has a Stock Committee comprised of the Chief Executive Officer, Chief Financial Officer and a non-employee director, currently Ms. Cranston. The Stock Committee has authority to grant equity awards to employees who are not executive officers. During 2011, the Stock Committee held 13 meetings. The Board has also established M&A, special litigation, offering, and stock repurchase committees for specific purposes, such as the review and approval of certain acquisitions, the oversight of specific litigation matters, the issuance of securities or the repurchases of our common stock. The M&A Committee, consisting of Messrs. Johnson, Calderoni, Lawrie and Stensrud, was formed during 2011 but did not meet that year. The Special Litigation Committee, consisting of Mr. Lawrie, met on one occasion, the Stock Repurchase Committee, currently consisting of Messrs. Johnson, Calderoni, and Stensrud, met on one occasion, and the Offering Committee, consisting of Messrs. Johnson, Calderoni and Lawrie, met two times. During 2011, each director attended at least 75% of all Board and applicable committee meetings.

The following table shows all persons who served on the Board and standing committees during 2011 or were serving as of the date this proxy statement was filed with the SEC:

Name of Director	Board	Audit	Compensation	Nominating and Corporate Governance
Non-Employee Directors:
Robert M. Calderoni(1)	X	X
Mary B. Cranston	X			X
Mercedes Johnson(2)	X	X
Scott Kriens(3)	X
J. Michael Lawrie(4)	X		X
William F. Meehan(5)	X	X		X
Stratton Sclavos(6)	X			X
William R. Stensrud	X		X
David Schlotterbeck(7)	X	X	X
Employee Directors:
Kevin R. Johnson	X
Pradeep Sindhu	X
Number of Meetings in Fiscal 2011	6	12	5	6

X = Committee member

(1)	The Board has determined that Mr. Calderoni is an “audit committee financial expert” within the meaning of the rules promulgated by the SEC.

(2)	Ms. Johnson joined the Board, and was appointed to serve on the Audit Committee, on May 18, 2011.

(3)	Mr. Kriens became a non-employee member of the Board on April 1, 2011.

(4)	Mr. Lawrie is the Board’s Lead Independent Director.

(5)	Mr. Meehan became a member of the Nominating and Corporate Governance Committee effective February 9, 2011, and stepped down from the Audit Committee on May 18, 2011. He was replaced on the Audit Committee by Ms. Johnson.

(6)	Mr. Sclavos resigned from the Board effective February 14, 2012.

(7)	Mr. Schlotterbeck became a member of the Compensation Committee effective February 9, 2011.

Audit Committee

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of Juniper Networks’ financial statements, Juniper Networks’ compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, the performance of Juniper Networks’ internal audit function and independent registered public accounting firm, and risk management process. The Audit Committee works closely with management as well as our independent registered public accounting firm to fulfill its obligations. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from Juniper Networks for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

The report of the Audit Committee is included herein on page 81. The charter of the Audit Committee is available at the Investor Relations Center on our website at http://www.juniper.net/us/en/company/investor-relations/.

Compensation Committee

The Compensation Committee discharges the Board’s responsibilities relating to compensation of our executive officers, including evaluation of the Chief Executive Officer; reviews the Compensation Discussion and Analysis and prepares an annual report on executive compensation, for inclusion in Juniper Networks’ proxy statement; and has overall responsibility for approving and evaluating executive officer compensation plans. The Compensation Committee also has responsibility for reviewing the overall equity award practices of the Company. The report of the Compensation Committee is included herein beginning on page 72. The charter of the Compensation Committee is available at the Investor Relations Center on our website at http://www.juniper.net/us/en/company/investor-relations/.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee seeks and recommends nomination of individuals qualified to become Board members, consistent with criteria approved by the Board; oversees the governance of the Board, including establishing and ensuring compliance with our corporate governance standards; and identifies best practices and recommends corporate governance principles, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance. The charter of the Nominating and Corporate Governance Committee is available at the Investor Relations Center on our website at http://www.juniper.net/us/en/company/investor-relations/.

Board Leadership Structure and Role of the Lead Independent Director

The Board’s leadership structure is comprised of a Chairman of the Board, a Chief Executive Officer and a Lead Independent Director. In the current structure, the roles of Chief Executive Officer and Chairman of the Board are separated. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company. The Chairman of the Board sets the agenda for Board meetings, presides over meetings of the full Board and, in conjunction with the Nominating and Corporate Governance Committee, and contributes to board governance and board process matters. Mr. Kriens, the Chairman of the Board, has served as Chairman of the Board since 1996 and served as Chief Executive Officer from 1996 to 2008. The Board believes that this structure benefits Juniper Networks by enabling the Chief Executive Officer to focus on strategic matters while enabling the Chairman of the Board to focus on Board process and governance matters, while also allowing Juniper Networks to benefit from Mr. Kriens’ experience as former Chief Executive Officer. The Board has also appointed a Lead Independent Director, Mr. Lawrie. In addition to the duties of all Board members, the specific responsibilities of the Lead Independent Director are to:

•	provide the Chairman of the Board with input as to an appropriate schedule of Board meetings;

•	provide the Chairman of the Board with input as to the preparation of agendas for Board meetings;

•

provide the Chairman of the Board with input as to the quality, quantity, and timeliness of the flow of information from the Company’s management that is necessary for the independent directors to effectively and responsibly perform their duties;

•

make recommendations to the Chairman of the Board regarding the retention of consultants who report directly to the Board (other than consultants who are selected by the various committees of the Board);

•	preside over executive sessions of the Board; and

•	act as a liaison between the independent directors and the Chairman of the Board on sensitive issues.

The Board believes that this overall structure of a separate Chairman of the Board and Chief Executive Officer, combined with a Lead Independent Director, results in an effective balancing of responsibilities, experience and independent perspective that meets the current corporate governance needs and oversight responsibilities of the Board.

The independent directors of the Company meet periodically, at least quarterly, in executive session (i.e., with no employee directors present). Executive sessions of the independent directors are chaired by the Lead Independent Director. The executive sessions include discussions and recommendations regarding guidance to be provided to the Chief Executive Officer and such topics as the independent directors determine.

Identification and Evaluation of Nominees for Directors

The Nominating and Corporate Governance Committee’s criteria and process for evaluating and identifying the candidates that it selects, or recommends to the full Board for selection, as director nominees, are as follows:

•	The Nominating and Corporate Governance Committee regularly reviews the composition and size of the Board.

•

The Nominating and Corporate Governance Committee reviews the qualifications of any candidates who have been properly recommended or nominated by a stockholder, as well as those candidates who have been identified by management, individual members of the Board or, if the committee determines, a search firm. Such review may, in the committee’s discretion, include a review solely of information provided to the committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the Nominating and Corporate Governance Committee deems proper. Please refer to the information under “Recommendation and Nomination of Director Candidates” on page 7 of this proxy statement for more information on stockholder recommendations of director candidates.

•

The Nominating and Corporate Governance Committee conducts an annual evaluation of the performance of individual directors and the Board as a whole, and evaluates the qualifications of individual members of the Board eligible for re-election at the annual meeting of stockholders.

•

The Nominating and Corporate Governance Committee considers the suitability of each candidate, including the current members of the Board, in light of the current size and composition of the Board. In evaluating the qualifications of the candidates, the Nominating and Corporate Governance Committee considers many factors, including issues of character, judgment, independence, age, education, expertise, diversity of experience, length of service, other commitments and ability to serve on committees of the Board, as well as other individual qualities and attributes that contribute to board heterogeneity, including characteristics such as race, gender, and national origin. The Nominating and Corporate Governance Committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. The committee considers each individual candidate in the context of the current perceived needs of the Board as a whole. While the committee has not established specific minimum qualifications for director candidates, the committee believes that candidates and nominees must reflect a Board that is comprised of directors who (i) are predominantly independent, (ii) are of high integrity, (iii) have qualifications that will increase overall Board effectiveness and (iv) meet other requirements as may be required by applicable rules and regulations, such as financial literacy or financial expertise with respect to Audit Committee members.

•

In evaluating and identifying candidates, the Nominating and Corporate Governance Committee has the authority to retain and terminate any third party search firm that is used to identify director candidates, and has the authority to approve the fees and retention terms of any search firm.

•

After such review and consideration, the Nominating and Corporate Governance Committee selects, or recommends that the Board select, the slate of director nominees, either at a meeting of the Nominating and Corporate Governance Committee at which a quorum is present or by unanimous written consent of the committee.

Each of the directors nominated for re-election at the 2011 annual meeting was evaluated and recommended to the Board for nomination by the Nominating and Corporate Governance Committee, and nominated by the Board for re-election.

Communications with the Board

Stockholders of Juniper Networks and other parties interested in communicating with the Board may contact any of our directors by writing to them c/o Juniper Networks, Inc., 1194 North Mathilda Avenue, Sunnyvale, California 94089. The Nominating and Corporate Governance Committee of the Board has approved a process for handling communications received by the Company. Under that process, the General Counsel receives and logs communications directed to the Board, the Lead Independent Director or the independent directors of the Board, and, unless marked “confidential”, reviews all such correspondence and regularly (not less than quarterly) forwards to the Board, the Lead Independent Director or the independent directors of the Board, as applicable, a summary of such correspondence and copies of such correspondence. Communications marked “confidential” will be logged as received by the General Counsel and then will be forwarded to the addressee(s).

Board’s Role in Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of Company risk. This role is one of informed oversight rather than direct management of risk. The Board regularly reviews and consults with management on strategic direction, challenges and risks faced by the Company. The Board also reviews and discusses with management quarterly financial results and forecasts and also receives periodic reports on the Company’s risk management efforts. The Audit Committee of the Board oversees management of financial risks, and its charter tasks the committee with providing oversight of and review at least annually the Company’s risk management policies, including its investment policies and anti-fraud program, as well as management’s overall risk management process. The Compensation Committee of the Board is responsible for overseeing the management of risks relating to and arising from the Company’s executive compensation plans and arrangements. These committees provide regular reports, generally on a quarterly basis, to the full Board.

Management is tasked with the direct management and oversight of legal, financial, and commercial compliance matters, which includes identification and mitigation of associated areas of risk. The General Counsel provides regular reports of legal risks to the Audit Committee and the Board. The Chief Financial Officer, the Controller and Vice President of Internal Audit provide regular reports to the Audit Committee concerning financial, tax and audit related risks. In addition, the Audit Committee receives periodic reports from management on the Company’s compliance programs and efforts, investment policy and practices and the results of various internal audit projects. Management and the Company’s compensation consultant provide analysis of risks related to the Company’s compensation programs and practices to the Compensation Committee.

Policy on Director Attendance at Annual Meetings

As set forth in our Corporate Governance Standards, absent extraordinary circumstances, each member of the Board is strongly encouraged to attend each annual stockholder meeting in person. Six of our 11 directors at the time attended the 2011 annual meeting of stockholders.

DIRECTOR COMPENSATION

Non-Employee Director Meeting Fee and Retainer Information

The following table provides information on Juniper Networks’ compensation and reimbursement practices during fiscal 2011 for non-employee directors:

Annual retainer for all non-employee directors (payable quarterly)	$55,000
Additional annual retainer for Audit Committee members (payable quarterly)	$10,000
Additional annual retainer for Compensation Committee members (payable quarterly)	$10,000
Additional annual retainer for Nominating and Corporate Governance Committee members (payable quarterly)	$5,000
Additional annual retainer for Audit Committee Chairman (payable quarterly)	$35,000
Additional annual retainer for Compensation Committee Chairman (payable quarterly)	$35,000
Additional annual retainer for Nominating and Corporate Governance Committee Chairman (payable quarterly)	$10,000
Additional annual retainer for the Chairman of the Board (payable quarterly)	$75,000
Additional annual retainer for the Lead Independent Director (payable quarterly)	$30,000
Stock options granted upon initial appointment or election to the Board(1)	50,000
Restricted Stock Units granted annually(2)	$125,000
Reimbursement for expenses attendant to Board membership	Yes
Payment for each additional committee meeting attended after total committee meeting attendance exceeds eighteen (18) in a calendar year:	$1,250

(1)	Vest monthly over three years commencing on the date of grant with the last 1/36th vesting on the day prior to our annual stockholder meeting in the third calendar year following the date of grant.

(2)	At each annual stockholder meeting, each non-employee director who was a non-employee director on the date of the prior year’s annual stockholder meeting is automatically granted Restricted Stock Units (“RSUs”) for a number of shares equal to the Annual Value (as defined below) and each non-employee director who was not a non-employee director on the date of the prior year’s annual stockholder meeting shall receive a RSU award for a number of shares determined by multiplying the Annual Value by a fraction, the numerator of which is the number of days since the non-employee director received their initial stock option grant (or, in the case of a director who has transitioned from an employee director to a non-employee director and did not receive an initial stock option grant, the date the director became a non-employee director) and the denominator of which is 365, rounded down to the nearest whole share. The Annual Value means the number of RSUs equal to $125,000 divided by the average daily closing price of the Company’s common stock over the six month period ending on the last day of the fiscal year preceding the date of grant (for example, the period from July 1, 2011 — December 31, 2011 for Annual Awards granted in May 2012). These RSU awards vest approximately one year from the grant date subject to the non-employee director’s continuous service on the Board.

Director Compensation Table For Fiscal 2011

The following table shows compensation information for our non-employee directors for fiscal 2011. Mr. Johnson and Dr. Sindhu have not received any separate compensation for their Board service. Compensation information for Mr. Johnson is included in the Summary Compensation Table on page 73 and compensation information for Mr. Kriens, who was an employee of the Company until April 1, 2011 but not a named executive officer, is below.

Non-Employee Director Compensation for Fiscal 2011

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Robert M. Calderoni(2)	$100,000	$157,744	—	—	—	—		$257,744
Mary Cranston(3)	$70,000	$157,744	—	—	—	—		$227,744
Mercedes Johnson(4)	$48,750	$—	$664,360	—	—	—		$713,110
Scott Kriens(5)	$97,500	$19,854	—	—	—	$153,441	(6)	$270,795
J. Michael Lawrie(7)	$95,000	$157,744	—	—	—	—		$252,744
William F. Meehan(8)	$65,000	$157,744	—	—	—	—		$222,744
David Schlotterbeck(9)	$75,000	$112,352	—	—	—	—		$187,352
Stratton Sclavos(10)	$62,500	$157,744	—	—	—	—		$220,244
William R. Stensrud(11)	$100,000	$157,744	—	—	—	—		$257,744

(1)	Amounts shown do not reflect compensation actually received by the director. Instead, the amount shown is the aggregate grant date fair value of stock-related awards in fiscal 2011 computed in accordance with ASC Topic 718 — Compensation — Stock Compensation (“ASC Topic 718”), disregarding forfeiture assumptions. The assumptions used to calculate the value of option awards are set forth under Note 12, Employee Benefit Plans, in the Notes to Consolidated Financial Statements in Item 8 of Part II of Juniper Networks’ Annual Report on Form 10-K for 2011 filed with the SEC on February 24, 2012.

(2)	As of December 31, 2011, Mr. Calderoni held 4,052 RSUs of the Company’s common stock. The aggregate grant date fair value for the stock award granted to Mr. Calderoni on May 18, 2011 was $157,744.

(3)	As of December 31, 2011, Ms. Cranston held outstanding options to purchase 60,356 shares and 4,052 RSUs of the Company’s common stock. The aggregate grant date fair value for the stock award granted to Ms. Cranston on May 18, 2011 was $157,744.

(4)	As of December 31, 2011, Ms. Johnson held outstanding options to purchase 50,000 shares and zero RSUs of the Company’s common stock. The aggregate grant date fair value for the stock award granted to Ms. Johnson on May 18, 2011 was $664,360. Ms. Johnson joined the Board on May 18, 2011.

(5)	As of December 31, 2011, Mr. Kriens held zero options to purchase shares and 510 RSUs of the Company’s common stock. The aggregate grant date fair value for the stock award granted to Mr. Kriens on May 18, 2011 was $19,854. Mr. Kriens ceased to be an employee of the Company on April 1, 2011 and became a non-employee Chairman of the Board. His non-employee director compensation is pro-rated accordingly.

(6)	Mr. Kriens did not serve as an executive officer of the Company in 2011, but he remained an employee of the Company until April 1, 2011, at which time he ceased to be an employee and became the non-employee Chairman of the Board. Represents the salary earned by Mr. Kriens as an employee of the Company from January 1, 2011 through April 1, 2011, and includes $46,152 in paid time off (PTO) payout upon cessation of employment, $769 related to the standard employee benefit portion paid by the Company for life and disability insurance premiums and $5,005 in matching contributions paid under the Company’s 401(k) plan.

(7)	As of December 31, 2011, Mr. Lawrie held outstanding options to purchase 74,712 shares and 4,052 RSUs of the Company’s common stock. The aggregate grant date fair value for the stock award granted to Mr. Lawrie on May 18, 2011 was $157,744.

(8)	As of December 31, 2011, Mr. Meehan held outstanding options to purchase 50,000 shares and 4,052 RSUs of the Company’s common stock. The aggregate grant date fair value for the stock award granted on May 18, 2011 was $157,744.

(9)	As of December 31, 2011, Mr. Schlotterbeck held outstanding options to purchase 50,000 shares and 2,886 RSUs of the Company’s common stock. The aggregate grant date fair value for the stock option award granted on May 18, 2011 was $112,352.

(10)	As of December 31, 2011, Mr. Sclavos held zero options and 4,052 RSUs of the Company’s common stock. The aggregate grant date fair value for the stock award granted to Mr. Sclavos on May 18, 2011 was $157,744.

(11)	As of December 31, 2011, Mr. Stensrud held outstanding options to purchase 100,000 shares and 4,052 RSUs of the Company’s common stock. The aggregate grant date fair value for the stock award granted to Mr. Stensrud on May 18, 2011 was $157,744.

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1

ELECTION OF DIRECTORS

There are three nominees for election as Class I directors of the Board at this year’s annual meeting — Scott Kriens, William R. Stensrud and Mercedes Johnson. Each of the nominees is presently a member of the Board. Ms. Johnson was recommended as a nominee by the Nominating and Governance Committee. Information regarding the business experience of each nominee and the other members of the Board is provided below. A discussion of the qualifications, attributes and skills of each director that led our Board and the Nominating and Corporate Governance Committee to the conclusion that he or she should serve or continue to serve as a director has been added following each of the director biographies. Each of the Class I directors will be elected to serve a three-year term until the Company’s annual meeting in 2015 and until their respective successors are elected. If stockholders approve Proposal No. 6 below to amend the Company’s Amended and Restated Certificate of Incorporation to declassify the Board, directors elected at any meeting beginning in 2013 will be elected for only one year. There are no family relationships among our executive officers and directors.

If you sign your proxy or voting instruction card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted for the three persons recommended by the Board. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy or voting instruction card or when you vote by telephone or over the Internet. If you do not give voting instructions to your broker, your broker will not be able to vote your shares and your shares will not be voted on this matter.

Our Board recommends a vote FOR the election to the Board of Scott Kriens, William R. Stensrud and Mercedes Johnson as Class I directors.

Vote Required

The three persons receiving the highest number of “FOR” votes represented by shares of Juniper Networks common stock present in person or represented by proxy and entitled to be voted at the annual meeting will be elected.

Nominees for Election

Scott Kriens Director since 1996 Age 54	Mr. Kriens has served as Chairman of the Board of Directors of Juniper Networks since October 1996 and served as Chief Executive Officer of Juniper Networks from October 1996 to September 2008, and as an employee of Juniper Networks from September 2008 through April 2011. From April 1986 to January 1996, Mr. Kriens served as Vice President of Sales and Vice President of Operations at StrataCom, Inc., a telecommunications equipment company, which he co-founded in 1986. Mr. Kriens also serves on the board of directors of Equinix, Inc., a provider of global data center services and served on the board of directors of VeriSign, Inc., a provider of digital infrastructure solutions, from January 2001 to May 2008.

As a result of Mr. Kriens’ prior service as the Company’s Chief Executive Officer, he developed an extensive understanding of the Company’s business and the networking industry and can contribute to the Board a highly informed perspective on the business independent from that of the Chief Executive Officer. Mr. Kriens’ experience with the Company from its early stages also offers the Board insight to the evolution of the Company, including from execution, cultural, operational, competitive and industry points of view. In addition, his experience as a director at other technology companies provides him with an understanding of the operation of other boards of directors that he can contribute in his role as Chairman.

William R. Stensrud Director since 1996 Age 61	Mr. Stensrud is a Partner of the SwitchCase Group, a consulting company, the Chairman and Chief Executive Officer of InstantEncore.com, a provider of web and mobile technology to the performing arts, and Chairman and Principal at Interactive Fitness Holdings, a designer and manufacturer of virtual stationary bicycles. From January 2007 to March 2007, he served as Chairman and CEO of Muze, Inc., a provider of business-to-business digital commerce solutions and descriptive entertainment media information. Mr. Stensrud was a general partner with the venture capital firm of Enterprise Partners from January 1997 to December 2006. Mr. Stensrud was an independent investor and turn-around executive from March 1996 to January 1997. During this period, Mr. Stensrud served as President of Paradyne Corporation and as a director of Paradyne Corporation, Paradyne Partners LLP and GlobeSpan Corporation, Inc. (acquired by Conexant, Inc.), all data networking companies. From January 1992 to July 1995, Mr. Stensrud served as President and Chief Executive Officer of Primary Access Corporation, a data networking company acquired by 3Com Corporation. From 1986 to 1992, Mr. Stensrud served as the Marketing Vice President of StrataCom, Inc., a telecommunications equipment company, which Mr. Stensrud co-founded.

Mr. Stensrud’s years of experience in venture capital and in the management of a wide variety of technology companies have exposed him to a broad range of issues affecting businesses, including a number of businesses in our industry. In particular, Mr. Stensrud’s experience as an operating executive in the telecommunications and data communications industry provides the Board and management with knowledge and perspective on the Company’s daily operating challenges. His work has included analyzing and focusing on improving various aspects of businesses, including operations, strategies and financial performance.

Mercedes Johnson Director since 2011 Age 58

Ms. Johnson was the Senior Vice President and Chief Financial Officer of Avago Technologies Limited, a supplier of analog interface components for communications, industrial and consumer applications, from December 2005 to August 2008. She also served as the Senior Vice President, Finance, of Lam Research Corporation (“Lam”) from June 2004 to January 2005 and as Lam's Chief Financial Officer from May 1997 to May 2004. Ms. Johnson holds a degree in Accounting from the University of Buenos Aires and currently serves on the Board of Directors for Micron Technology, Inc., a manufacturer of semiconductor devices, and Intersil Corporation, a manufacturer of analog and mixed-signal integrated circuits.

Ms. Johnson's experience as a senior financial executive at several technology companies has given her expertise in finance, corporate development, management and operations. She also brings public company governance experience as a member of boards and board committees of other technology companies.

Continuing Directors

Robert M. Calderoni Director since 2003 Age 52	Mr. Calderoni has served as President and Chief Executive Officer and a member of the board of directors of Ariba, Inc., a provider of spend management solutions, since October 2001. From January 2001 to October 2001, Mr. Calderoni served as Ariba’s Executive Vice President and Chief Financial Officer. From November 1997 to January 2001, he served as Chief Financial Officer at Avery Dennison Corporation, a manufacturer of pressure-sensitive materials and office products. From June 1996 to November 1997, Mr. Calderoni served as Senior Vice President of Finance at Apple Computer, a provider of hardware and software products and Internet-based services. Mr. Calderoni also serves as a member of the board of directors of KLA-Tencor, Inc., a semiconductor equipment manufacturer.

Mr. Calderoni’s experience as a Chief Financial Officer and in other finance roles has provided him with broad experience in finance including accounting and financial reporting. This experience has led our Board of Directors to determine that he is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K under the 1934 Act. In addition, as Chief Executive Officer of Ariba, Inc., a provider of spend management solutions, he has broad management expertise and a knowledge and understanding of software and software as a service business issues.

Mary B. Cranston Director since 2007 Age 64	Ms. Cranston is currently a retired Senior Partner of Pillsbury Winthrop Shaw Pittman LLP, an international law firm. She was the Chair and Chief Executive Officer of Pillsbury from January 1999 until April 2006, and continued to serve as Chair of Pillsbury until December 2006. Ms. Cranston also serves as a member of the board of directors of Visa, Inc., a financial services company, GrafTech International, Ltd., a manufacturer of carbon and graphite products, International Rectifier, a power management company and Exponent, Inc., an engineering and scientific consulting company.

Ms. Cranston’s extensive experience as an attorney, including serving as the chair of a large national law firm, has provided her with broad management expertise, extensive experience in the career development of women and a detailed understanding of corporate governance, regulatory and legal matters. Ms Cranston also has deep understanding of the telecommunications industry through her experience representing several carrier clients, which can provide the Board insight into the Company’s customers’ needs. In addition, her experience as a director in several other companies provides her with an understanding of the operation of other boards of directors that she can contribute in her role as a member of the Nominating and Corporate Governance Committee.

Kevin R. Johnson Director since 2008 Age 51	Mr. Johnson joined Juniper Networks in September 2008 as Chief Executive Officer and a member of our Board of Directors. Prior to Juniper Networks, Mr. Johnson was at Microsoft Corporation, a worldwide provider of software, services, and solutions, where he had served as President, Platforms and Services Division since January 2007. He had been Co-President of the Platforms and Services Division since September 2005. Prior to that role, he held the position of Microsoft’s Group Vice President, Worldwide Sales, Marketing and Services since March 2003. Before that position, Mr. Johnson had been Senior Vice President, Microsoft Americas since February 2002 and Senior Vice President, U.S. Sales, Marketing, and Services since August 2000. Before joining Microsoft in 1992, Mr. Johnson worked in the systems integration and consulting business of International Business Machines Corp., a global provider of information technology products and services (“IBM”), systems integration and consulting business and started his career as a software developer. Mr. Johnson also serves on the board of directors of Starbucks Corporation, a worldwide coffee retailer.

Mr. Johnson’s day-to-day involvement in the Company’s business has provided him with extensive knowledge and understanding of the Company and its industry. As Chief Executive Officer, he is able to provide the Company’s Board of Directors with insight and information related to the Company’s strategy, operations, and business. His prior experience in a number of substantial management roles at Microsoft Corporation provided him with extensive experience in research and development, operations and management.

J. Michael Lawrie Director since 2007 Age 58	Mr. Lawrie became President and Chief Executive Officer of Computer Sciences Corp. (“CSC”), a global IT services company, in March 2012. Mr. Lawrie served as Chief Executive Officer of Misys plc, a UK-based provider of industry-specific software products and solutions, from November 2006 through March 2012. Mr. Lawrie also served as the Executive Chairman of Allscripts-Misys Healthcare Solutions, Inc., a provider of software, services, information and connectivity solutions for the healthcare industry from October 2008 to August 2010. From October 2005 to November 2006, Mr. Lawrie served as a partner of ValueAct Capital. From May 2004 to April 2005, Mr. Lawrie served as Chief Executive Officer of Siebel Systems, Inc. From May 2001 to May 2004, Mr. Lawrie served as Senior Vice President and Group Executive at IBM, responsible for sales and distribution of all IBM products and services worldwide. Since February 2012, Mr. Lawrie has served on the board of directors of CSC. During the past five years, Mr. Lawrie has also served on the boards of directors of SSA Global Technologies, Inc., a provider of enterprise software applications, and Allscripts-Misys Healthcare Solutions.

Mr. Lawrie’s experience as Chief Executive Officer of Misys and in executive roles at Siebel Systems and IBM has provided him with broad leadership and executive experience. Moreover, his management of a company headquartered in Europe has provided him with a perspective on global business operations. In addition, his experience as a director in other technology companies provides him with an understanding of the operation of other boards of directors that he can contribute in his role as Lead Independent Director.

William F. Meehan Director since 2009 Age 59	Mr. Meehan is the Raccoon Partners Lecturer in Management at the Graduate School of Business at Stanford University, where he is also a faculty affiliate of the Center for Social Innovation and a member of the Board of Advisors of the Stanford Social Innovation Review. From August 1978 to December 2008, Mr. Meehan served at McKinsey and Company, Inc., a management consulting firm, most recently serving as a Senior Director. While at McKinsey, Mr. Meehan was a member of the Shareholders Council; a member of McKinsey’s Board of Directors; Chair of the Client Committee; Chair of the McKinsey Investment Office; Vice-Chair of the Directors Review Committee; founder and leader of the Private Equity Practice; Chair of the West Coast Practice; and Managing Director of the San Francisco Office.

Through Mr. Meehan’s experience at McKinsey, he brings extensive expertise in analyzing numerous aspects of a company’s business, including strategy, organizational design and planning as well as formulating and driving strategic direction and change. In particular, Mr. Meehan’s experience with a wide range of companies gives him the ability to offer the Board valuable insight to best-in-class examples of successful companies against which the Company can model growth and culture to enable scaling of the organization in an optimal manner.

David Schlotterbeck Director since 2010 Age 64	Since November 2011, Mr. Schlotterbeck has served as Chairman of the Board of Directors of Aperio Technologies, Inc. (“Aperio”), a provider of digital pathology solutions. Mr. Schlotterbeck is currently serving as interim CEO of Aperio. Mr. Schlotterbeck served as Chairman and Chief Executive Officer of Carefusion, a global medical technology company that was spun-off from Cardinal Health, a diversified health service company from September 2009 until his retirement in February 2011. Prior to the spinoff, beginning in January 2008, he served as Vice Chairman of Cardinal Health, and, beginning in August 2006, he served as Chief Executive Officer of Cardinal Health’s Clinical and Medical Products business. He has previously held executive leadership roles at Alaris Medical Systems, Pacific Scientific Company, Vitalcom, Inc. and Nellcor, Inc. Mr. Schlotterbeck is a graduate of the General Motor Institute with a bachelor’s of science degree in electrical engineering. He also holds a master’s of science degree in electrical engineering from Purdue University and completed the Executive Institute at Stanford University. Mr. Schlotterbeck also served as a member of the board of directors of Virtual Radiologic Corporation from June 2008 to July 2010.

Mr. Schlotterbeck’s experience as Chairman and Chief Executive Officer of Carefusion and vice chairman and chief executive officers of the Clinical and Medical Products business segment of Cardinal Health has provided him with broad leadership and executive experience. In addition, his experience as a director in other public companies provides him with an understanding of the operation of other boards of directors that he can contribute as a board member and a member of the audit and compensation committees.

Pradeep Sindhu Director since 1996 Age 59	Dr. Sindhu founded Juniper Networks in February 1996 and served as Chief Executive Officer and Chairman of the Board of Directors until September 1996. Since then, Dr. Sindhu has served as Vice Chairman of the Board of Directors and Chief Technical Officer of Juniper Networks. From September 1984 to February 1991, Dr. Sindhu worked as a Member of the Research Staff, and from March 1987 to February 1996, as the Principal Scientist, and from February 1994 to February 1996, as Distinguished Engineer at the Computer Science Lab at Xerox Corporation, Palo Alto Research Center, a technology research center. Dr. Sindhu served as a member of the board of directors of Infinera Corporation, a provider of optical networking equipment, from September 2001 to May 2008.

As the founder and Chief Technical Officer of the Company, Dr. Sindhu is a leading expert in networking technology and is able to provide the Board with an understanding of the Company’s products and technology as well as provide expert perspective on industry trends and opportunities. Dr. Sindhu’s experience with the Company from its founding also offers the Board insight to the evolution of the Company, including from execution, cultural, operational, competitive and industry points of view.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Ernst & Young LLP, an independent registered public accounting firm, to audit Juniper Networks’ consolidated financial statements for the fiscal year ending December 31, 2012. During fiscal 2011, Ernst & Young served as Juniper Networks’ independent registered public accounting firm and also provided certain tax and other audit related services. For more information, please refer to “Principal Accountant Fees and Services” on page 80. Representatives of Ernst & Young are expected to attend the annual meeting, where they are expected to be available to respond to appropriate questions and, if they desire, to make a statement.

Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Ernst & Young LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. If the appointment is not ratified, the Audit Committee will consider whether it should select other independent auditors. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm as Juniper Networks’ independent auditors at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests.

Our Board recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP, an independent registered public accounting firm, as Juniper Networks’ auditors for the 2012 fiscal year. If you sign your proxy or voting instruction card or vote by telephone or over the Internet but do not give instructions with respect to this proposal, your shares will be voted for the ratification of the appointment of Ernst & Young LLP, an independent registered public accounting firm, as Juniper Networks’ auditors for the 2012 fiscal year, as recommended by the Board.

Vote Required

Ratification of the appointment of Ernst & Young LLP, an independent registered public accounting firm, as auditors for fiscal 2012 requires the affirmative vote of a majority of the shares of Juniper Networks common stock present in person or represented by proxy and entitled to be voted at the meeting.

PROPOSAL NO. 3

APPROVAL OF AMENDMENT TO THE JUNIPER NETWORKS, INC. 2006 EQUITY PLAN

Background

Our 2006 Equity Incentive Plan, as amended and restated (the “2006 Plan”), allows us to grant equity awards (including stock options, restricted stock units and performance share awards) to our employees, officers and directors.

We believe our success is due to our highly talented employee base and that future success depends on the ability to attract and retain high caliber personnel. Our primary centers for innovation are in technology centers such as Silicon Valley where we must compete with many companies for a limited pool of talented people. The ability to grant equity awards is a necessary and powerful recruiting and retention tool for us to obtain the quality personnel we need to move our business forward.

Summary of the Proposal

Our Board of Directors approved an amendment to the 2006 Plan on March 19, 2012, subject to approval by our stockholders at our 2012 annual meeting. We are seeking stockholder approval of an amendment to the 2006 Plan that increases the number of shares reserved for issuance thereunder by 25,000,000 shares.

The Importance of the Proposed Increase in Shares

We believe the ability to grant competitive equity awards is a necessary and powerful recruiting and retention tool for us to obtain the quality personnel we need to move our business forward. If we are unable to offer competitive equity packages to retain and hire employees, this could significantly hamper our plans for growth and adversely affect our ability to operate our business. In addition, if we are unable to grant competitive equity awards, we may be required to offer additional cash-based incentives to replace equity as a means of competing for talent.

We have been focused on managing our annual equity usage as a percentage of our common stock outstanding to align with peer group competitive levels and have made changes in recent years to reduce the number of shares underlying the equity awards we grant each year.

•	We are reducing the annual requested increase. In both 2010 and 2011, stockholders approved increases of 30 million shares. This year, we are seeking approval of an increase of 25 million shares.

•

We are focused on controlling the number of shares granted as a percentage of outstanding shares.    In each of calendar years 2010 and 2011, we set and achieved an objective to limit the number of shares underlying equity awards granted during that year to less than three percent (3%) of our outstanding common stock at the end of each calendar year (counting each RSU as one share and counting each performance share award based on the target number of shares). For 2012, we plan to limit the number awarded during the year to 2.75% or less of our outstanding common stock at the end of the year.

•

Approximately 21,276,663 shares remained available for future grant under the Plan as of March 30, 2012.    As a result, we believe that without an increase in the shares issuable under the Plan, we would need to further reduce our equity award target further below the 2.75% limit discussed above, and that such a decrease could adversely affect our ability to recruit and retain employees.

Share Information

As of March 30, 2012, the 2006 Plan had 54,964,919 million shares subject to currently outstanding equity awards including 24,340,317 shares subject to outstanding restricted stock units and performance share awards and 30,624,602 outstanding options with a weighted average remaining term of 4.23 years and a weighted average exercise price of $25.64 and 21,276,663 shares available for future issuance.

Description of the 2006 Plan

ELIGIBILITY; LIMITATIONS.    Options, stock appreciation rights, performance shares, performance units, restricted stock, restricted stock units, deferred stock units and dividend equivalents may be granted under the 2006 Plan. Options granted under the 2006 Plan may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonstatutory stock options. Incentive stock options may be granted only to employees of the Company or of any subsidiary of the Company. Other awards may be granted under the 2006 Plan to any employee, consultant or non-employee director of the Company or of any parent or subsidiary of the Company. Non-employee directors, however, may only be granted restricted stock units and stock options under the 2006 Plan, and these are made pursuant to an automatic, non-discretionary formula. Otherwise, the 2006 Plan administrator, in its discretion, selects the person(s) to whom awards may be granted, and (except for performance units and dividend equivalents, which are cash awards) the number of shares subject to each such grant. The 2006 Plan provides that no person(s) may be granted, in any fiscal year of the Company: (i) options or stock appreciation rights to purchase more than four million (4,000,000) shares of common stock in such person’s first fiscal year of service with the Company and more than two million (2,000,000) shares of common stock in any other fiscal year of service; (ii) performance shares, restricted stock units, restricted stock or deferred stock units to more than two million (2,000,000) shares of common stock in such person’s first fiscal year of service with the Company and more than one million (1,000,000) shares of common stock in any other fiscal year of service; and (iii) performance units having an initial value more than four million dollars ($4,000,000) in such persons’ first fiscal year of service with the Company and more than two million dollars ($2,000,000) in any other fiscal year of service. As of March 30, 2012 the Company had 8 non-employee directors and approximately 9,248 employees that could be eligible for awards under the 2006 Plan.

SHARES AVAILABLE FOR ISSUANCE.    A total of 149,500,000 shares of common stock have been reserved for issuance under the 2006 Plan plus the addition of shares subject to outstanding options under the Company’s 2000 Plan and 1996 Plan that expire unexercised after May 18, 2006, up to a maximum of 75,000,000 additional shares.

Any shares subject to options or stock appreciation rights shall be counted against the shares available for issuance as one share for every share subject thereto. Any restricted stock, restricted stock units, performance shares or deferred stock units with a per share purchase price lower than 100% of fair market value on the date of grant shall be counted against the shares available for issuance as two and one-tenth (2.1) shares for every one share subject thereto. To the extent that a share that was subject to an award that counted as two and one-tenth shares against the 2006 Plan reserve is recycled back into the 2006 Plan, the 2006 Plan shall be credited with two and one-tenth shares.

If an award expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, performance shares, restricted stock units or deferred stock units, is forfeited to or repurchased by the Company due to its failure to vest, the unpurchased shares (or for awards other than options and stock appreciation rights, the forfeited or repurchased shares) which were subject thereto shall become available for future grant or sale under the 2006 Plan. With respect to stock appreciation rights, when a stock-settled stock appreciation right (“SAR”) is exercised, the shares subject to a SAR grant agreement shall be counted against the shares available for issuance under the 2006 Plan as one share for every share subject thereto, regardless of the number of shares used to settle the SAR upon exercise. Shares that have actually been issued under the 2006 Plan under any award shall not be returned to the 2006 Plan and shall not become available for future distribution under the 2006 Plan; provided, however, that if shares of restricted stock, performance shares, restricted stock units or deferred stock units are repurchased by the Company at their original purchase price or are forfeited to the Company due to their failure to vest, such shares shall become available for future grant under the 2006 Plan as described above. Shares used to pay the exercise price of a stock option shall not become available for future grant or sale under the 2006 Plan. Shares used to satisfy tax withholding obligations shall not become available for future grant or sale under the 2006 Plan. To the extent a 2006 Plan award is paid out in cash rather than stock, such cash payment shall not reduce the number of shares available for issuance under the 2006 Plan. Any payout of dividend equivalents or performance units, because they are payable only in cash, shall not reduce the number of shares available for issuance under the 2006 Plan. Conversely, any forfeiture of dividend equivalents or performance units shall not increase the number of shares available for issuance under the 2006 Plan.

TYPES OF AWARDS.    The 2006 Plan permits the granting of a variety of types of equity awards: options, SARs, restricted stock, performance shares, restricted stock units, deferred stock units and dividend equivalents. Through March 30, 2012, only options, restricted stock units and performance shares have been granted under the Plan.

ADMINISTRATION.    The 2006 Plan may generally be administered by the Board or a committee appointed by the Board (as applicable, the “Administrator”). The Board has authorized the Compensation Committee of the Board to approve awards and grants to Section 16 reporting executive officers. The Compensation Committee is composed entirely of independent non-employee directors. The Board has also authorized the Stock Committee to approve awards and grants, within limits, to employees and consultants other than the Section 16 reporting executive officers. The Stock Committee is composed of the Chief Executive Officer, Chief Financial Officer and one outside director.

OPTION TERMS AND CONDITIONS.    Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

EXERCISE PRICE.    The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an option may not be less than 100% of the fair market value of our common stock on the date such option is granted. The fair market value of our common stock is set at the closing sale price for our common stock on the date the option is granted.

EXERCISE OF OPTION; FORM OF CONSIDERATION.    The Administrator determines when options become exercisable, and may in its discretion accelerate the vesting of any outstanding option. Stock options granted under the 2006 Plan generally vest and become exercisable over a four (4) year period. The 2006 Plan permits payment to be made by cash, check, other shares of common stock of the Company, cashless exercises, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

TERM OF OPTION.    Currently, options granted under the 2006 Plan expire seven (7) years from the date of grant. However, the 2006 Plan allows an option to be granted with a shorter term determined by the Administrator. No option may be exercised after its term expires.

TERMINATION OF EMPLOYMENT.    If the optionee’s employment or status as a service provider terminates for any reason other than death or permanent total disability or unless the Administrator otherwise approves, then options may be exercised no later than 90 days after such termination and may be exercised only to the extent the option was exercisable on the termination date.

DEATH OR DISABILITY.    If an optionee’s employment or status as a service provider terminates as a result of his or her death or permanent total disability, then all options held by such optionee under the 2006 Plan may be exercised within twelve (12) months or as may be provided in the option agreement, but only to the extent the options would have been exercisable at the date of death or permanent total disability.

OTHER PROVISIONS.    The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 2006 Plan as may be determined by the Administrator.

STOCK APPRECIATION RIGHTS.    Stock appreciation rights are exercisable in whole or in part at such times as the Administrator specifies in the grant or agreement. However, the term of a stock appreciation right may be no more than seven (7) years from the date of grant. The Company’s obligations arising upon the exercise of a stock appreciation right may be paid in cash or common stock, or any combination of the same, as the Administrator may determine. We expect, however, that most or all of the stock appreciation rights that we grant, if any, will provide that they may only be settled in shares of common stock. Shares issued upon the exercise of a stock appreciation right are valued at their fair market value as of the date of exercise.

VESTING OF CERTAIN AWARDS.    Except as provided below, restricted stock, performance shares, restricted stock units or deferred stock units that vest solely based on continuing as an employee or service provider will vest in full no earlier (except if accelerated pursuant to a change of control or related cessations of service) than the three (3) year anniversary of the grant date. If vesting is based on factors other than solely on continued employment or provision of services, they will vest in full no earlier than the one (1) year anniversary of the grant date (except if accelerated pursuant to a change of control or related cessations of service). The foregoing limitations do not apply to any such awards that result in issuing up to 5% of the maximum aggregate number of shares authorized for issuance under the 2006 Plan. Discretionary accelerated vesting of certain 2006 Plan awards (except if accelerated pursuant to a change of control, related cessation of service or pursuant to the participant’s death or permanent disability) count against the 5% exception.

RESTRICTED STOCK.    Subject to the terms and conditions of the 2006 Plan, restricted stock may be granted to participants at any time and from time to time at the discretion of the Administrator. Subject to the annual share limit and vesting limitations set forth above, the Administrator shall have complete discretion to determine (i) the number of shares subject to a restricted stock award granted to any participant, and (ii) the conditions for grant or for vesting that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component. Each restricted stock grant shall be evidenced by an agreement that shall specify the purchase price (if any) and such other terms and conditions as the Administrator shall determine; provided, however, that if the restricted stock grant has a purchase price, the purchase price must be paid no more than seven (7) years following the date of grant.

RESTRICTED STOCK UNITS.    Restricted stock units are awards that obligate the Company to deliver common stock shares to the participant as specified on each vesting date. Subject to the annual share limit and vesting limitations set forth above, the Administrator has complete discretion to determine (i) the number of shares subject to a restricted stock unit award granted to any participant, and (ii) the conditions for grant or for vesting that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component.

PERFORMANCE SHARES.    Performance shares are also awards that obligate the Company to deliver common stock shares to the participant as specified on each vesting date. Performance shares may be granted to employees and consultants at any time and from time to time as shall be determined at the discretion of the Administrator. Subject to the annual share limit and vesting limitations set forth above, the Administrator shall have complete discretion to determine (i) the number of shares of common stock subject to a performance share award granted to any service provider and (ii) the conditions that must be satisfied for grant or for vesting, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component.

PERFORMANCE UNITS.    Performance Units are similar to Performance Shares, except that they are settled in a cash equivalent to the Fair Market Value of the underlying shares, determined as of the vesting date. Subject to the terms and conditions of the 2006 Plan, Performance Units may be granted to participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Units. Performance Units shall be granted in the form of units to acquire shares. Each such unit shall be the cash equivalent of one share of common stock. No right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Performance Units or the cash payable thereunder.

DEFERRED STOCK UNITS.    Deferred Stock Units consist of a Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit Award that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator and applicable law, including Code Section 409A. Deferred Stock Units shall remain subject to the claims of the Company’s general creditors until distributed to the participant.

DIVIDEND EQUIVALENTS.    A dividend equivalent is a credit, payable in cash, awarded at the discretion of the Administrator, to the account of a participant in an amount equal to the cash dividends paid on one share for each share represented by an award. Dividend equivalents may be subject to the same vesting restrictions as apply to a related award.

CODE SECTION 162(m) PERFORMANCE GOALS.    The 2006 Plan is designed to permit the Company to issue awards that qualify as performance-based under Section 162(m) of the Code. Thus, the Administrator may make performance goals applicable to a participant with respect to an award. At the Administrator’s discretion, one or more of the following performance goals may apply: (i) cash flow (including operating cash flow or free cash flow), (ii) cash position, (iii) revenue (on an absolute basis or adjusted for currency effects), (iv) revenue growth, (v) contribution margin, (vi) gross margin, (vii) operating margin (viii) operating expenses or operating expenses as a percentage of revenue, (ix) earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), (x) earnings per share, (xi) operating income, (xii) net income, (xiii) stock price, (xiv) return on equity, (xv) total stockholder return, (xvi) growth in stockholder value relative to a specified publicly reported index (such as the S&P 500 Index), (xvii) return on capital, (xviii) return on assets or net assets, (xix) return on investment, (xx) economic value added, (xxi) operating profit or net operating profit, (xxii) operating margin, (xxiii) market share, (xxiv) contract awards or backlog, (xxv) overhead or other expense reduction, (xxvi) credit rating, (xxvii) objective customer indicators, (xxviii) new product invention or innovation, (xxix) attainment of research and development milestones, (xxx) improvements in productivity, (xxxi) attainment of objective operating goals, and (xxxii) objective employee metrics. The performance measures listed above may apply to either the Company as a whole or, except with respect to stockholder return metrics, a region, business unit, affiliate or business segment, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with GAAP, in accordance with IASB Principles or which may be adjusted when established to exclude or include any items otherwise includable or excludable under GAAP or under IASB Principles or any other objectively determinable items including, without limitation, (a) any extraordinary non-recurring items, (b) the effect of any merger, acquisition, or other business combination or divestiture, or (c) the effect of any changes in accounting principles affecting the Company’s or a business unit’s, region’s, affiliate’s or business segment’s reported results.

NO REPRICING.    The 2006 Plan prohibits option or stock appreciation right repricings (including by way of exchange for another award) unless stockholder approval is obtained.

NONTRANSFERABILITY OF AWARDS.    Unless determined otherwise by the Administrator, an award granted under the 2006 Plan is not transferable other than by will or the laws of descent and distribution, and may be exercised during the participant’s lifetime only by the participant. In no event may a Plan award be transferred for value.

AUTOMATIC GRANTS TO OUTSIDE DIRECTORS.    The 2006 Plan provides that each non-employee member of the Board (each, an “Outside Director”) shall be automatically granted an option to purchase 50,000 shares of common stock upon the date on which such person first becomes a director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy (the “First Option”). At each of the Company’s annual stockholder meetings (A) each Outside Director who was an Outside Director on the date of the prior year’s annual stockholder meeting shall be automatically granted Restricted Stock Units for a number of shares equal to the Annual Value, and (B) each Outside Director who was not an Outside Director on the date of the prior year’s annual stockholder meeting shall receive a Restricted Stock Unit for a number of shares determined by multiplying the Annual Value by a fraction, the numerator of which is the number of days since the Outside Director received their First Option (or, in the case of a Director who has transitioned from an employee director to an Outside Director and did not receive a First Option, the date the Director became an Outside Director), and the denominator of which is 365, rounded down to the nearest whole share. Each award specified in A and B is generically referred to as an “Annual Award”. The Annual Value means the number equal to $125,000 divided by the average daily closing price over the six month period ending on the last day of the fiscal year preceding the date of grant (for example, the period from July 1, 2010 — December 31, 2010 for Annual Awards granted in May 2011). The First Option shall vest and become exercisable as to 1/36th of the covered shares each month following the grant date, with the last 1/36th vesting on the day prior to the Company’s annual stockholder meeting in the third calendar year following the date of grant, so as to become 100% vested on the approximately three-year anniversary of the grant date, subject to the Outside Director continuing to serve as a director on each vesting date. The Annual Award shall become 100% vested on the day prior to the Company’s annual stockholder meeting in the year following the grant date, subject to the Outside Director con-

tinuing to serve as a director on each vesting date. The First Option granted to Outside Directors will have a maximum term of seven (7) years. Outside Directors are not otherwise eligible to receive discretionary awards under the 2006 Plan.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.    In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall automatically be made in the number and class of shares of stock subject to the 2006 Plan, the number and class of shares of award outstanding under the 2006 Plan, the fiscal year limits on the number of awards that any person may receive, the number of shares subject to automatic option and restricted stock unit grants to Outside Directors and the exercise price of any outstanding option or stock appreciation right.

In the event of a liquidation or dissolution, the Administrator shall notify each participant prior to the effective date. Except with respect to Outside Director options, the Administrator may, in its discretion, provide that each participant shall have the right to exercise all of their options and stock appreciation rights, as to all of the shares covered by the option or stock appreciation right, including as to those shares not otherwise exercisable. In addition, the Administrator may provide, except with respect to Outside Director restricted stock units, that any Company repurchase option or forfeiture rights applicable to any award shall lapse 100%, and that any award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated.

MERGER OR ASSET SALE.    In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding option and stock appreciation right shall be assumed or an equivalent option or stock appreciation right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option or stock appreciation right, the participant shall fully vest in and have the right to exercise the option or stock appreciation right as to all of the common stock covered thereby including shares as to which it would not otherwise be vested or exercisable. If an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution in such event, the Administrator shall notify the participant that the option or stock appreciation right shall be fully vested and exercisable for a period of thirty days, and the option or stock appreciation right shall terminate upon the expiration of such period. With respect to options granted to Outside Directors, in the event that the Outside Director is required to terminate his or her position as an Outside Director at the request of the acquiring entity within twelve (12) months following such merger or asset sale, each outstanding option held by such Outside Director shall become fully vested and exercisable, including as to shares as to which it would not otherwise be exercisable, unless the Board, in its discretion, determines otherwise.

In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding restricted stock, restricted stock unit, performance share, performance unit, dividend equivalent and deferred stock unit award (and any related dividend equivalent) shall be assumed or an equivalent award substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the award, the participant shall fully vest in the award, including as to shares (or with respect to dividend equivalents and performance units, the cash equivalent thereof) which would not otherwise be vested.

TAX WITHHOLDING.    At the Administrator’s discretion, participants may satisfy the minimum statutory tax withholding requirements arising in connection with the exercise, vesting or delivery of their awards by having the Company retain shares with a fair market value equal to the minimum amount required to be withheld.

AMENDMENT AND TERMINATION OF THE 2006 PLAN.    The Board may amend, alter, suspend or terminate the 2006 Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain stockholder approval for the 2006 Plan and any amendment to the 2006 Plan to the extent it desires that the amendments satisfy the requirements of Section 422 of the Code, or any other applicable rule or statute. No such amendment by the Board or stockholders may alter or impair any award previously granted under the 2006 Plan without the written consent of the participant.

TERM OF THE 2006 PLAN.    The 2006 Plan will continue in effect until March 1, 2016.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

INCENTIVE STOCK OPTIONS.    An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon an optionee’s sale of the shares (assuming that the sale occurs at least two years after grant of the option and at least one year after exercise of the option), any gain will be taxed to the optionee as long-term capital gain. If the optionee disposes of the shares prior to the expiration of the above holding periods, then the optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares. Any gain or loss recognized on such premature sale of the shares in excess of the amount treated as ordinary income will be characterized as capital gain or loss.

NONSTATUTORY STOCK OPTIONS.    An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

RESTRICTED STOCK.    If at the time of purchase, restricted stock is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company.

STOCK APPRECIATION RIGHTS.    No income will be recognized by a recipient in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the recipient will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the sum of the amount of cash received and the fair market value of any common stock received upon the exercise.

RESTRICTED STOCK UNITS AND PERFORMANCE SHARES.    A participant will not have taxable income upon grant. Instead, he or she will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the vested shares or cash received minus any amount paid for the shares.

DIVIDEND EQUIVALENTS.    A participant will recognize taxable income upon the payout of a dividend equivalent.

DEFERRED STOCK UNITS.    Typically, a participant will recognize employment taxes upon the vesting of a Deferred Stock Unit and income upon its delivery. The participant may be subject to additional taxation, interest and penalties if the Deferred Stock Unit does not comply with Internal Revenue Code Section 409A.

COMPANY TAX DEDUCTION.    The Company generally will be entitled to a tax deduction in connection with an award under the 2006 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to the Chief Executive Officer and to certain other highly compensated executive officers. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met with respect to awards. These conditions include stockholder approval of the performance goals under the 2006 Plan, setting individual annual limits on each type of award, approving the material terms of the 2006 Plan and certain other requirements. The 2006 Plan has been designed to permit the Administrator to grant certain awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to receive a federal income tax deduction in connection with such awards.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY UNDER THE 2006 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE MAY RESIDE.

ACCOUNTING TREATMENT.    Under current accounting rules mandating expensing for all compensatory equity awards, including stock options, the Company recognizes compensation expense for all awards granted under the 2006 Plan. This will result in a direct charge to the Company’s reported earnings.

A full copy of the 2006 Plan, including the proposed amendments, is attached to this proxy statement as Annex A.

Members of our Board and our named executive officers have an interest in this proposal because they are eligible to receive awards under the 2006 Plan.

Amended Plan Benefits

2006 Equity Incentive Plan

The following table shows the aggregate benefits received by our named executive officers, our executive officers as a group, our non-employee directors as a group and our non-executive officer employees under the 2006 Plan in fiscal 2011.

Name and Position	Number of Shares Subject to Restricted Stock Unit or Performance Share Awards		Number of Shares Subject to Stock Option Awards	Grant Date Fair Value(2)
Kevin R. Johnson	100,000	(1)	300,000	$8,965,850
Chief Executive Officer
Robyn M. Denholm	45,000	(1)	89,900	$3,348,233
Executive Vice President, Chief Financial Officer
Stephen Dyckerhoff	50,000	(1)	139,900	$3,552,158
Executive Vice President, General Manager, Platform Systems Division

Gerri Elliott	45,000	(1)	89,900	$3,348,233
Executive Vice President, Chief Sales Officer
Robert Muglia	100,000	(1)	300,000	$4,761,150
Executive Vice President, General Manager, Software Solutions Division
Executive Officer Group (10 persons)	434,000	(1)	1,187,200	$32,181,840
Non-Executive Director Group (9 persons)	27,708		50,000	$1,743,032
Non-Executive Officer Employee Group	8,587,802	(3)	4,406,084	$340,051,937

(1)	Indicates target number of shares subject to a three-year performance share award. The actual number of shares that will vest depends on the level of performance against the performance objectives. The maximum number of shares issuable pursuant to performance shares awards equals 250% of target.

(2)	Based on the grant date fair value of the award on the date of grant. Non-qualified stock options are granted with an exercise price equal to 100% of the market value on the date of grant. Restricted stock units and performance share awards are full value awards.

(3)	Includes restricted stock units and includes the target number of shares under performance share awards.

New Plan Benefits

2006 Equity Incentive Plan

Non-employee directors may be granted restricted stock units and stock options under the 2006 Plan according to an automatic, non-discretionary formula. Otherwise, the 2006 Plan administrator, in its discretion, selects the person(s) to whom awards may be granted and the number of shares subject to each such grant. For this reason, it is not possible to determine the benefits or amounts that will be received by any particular individual(s) in the future.

The Board of Directors Recommends a Vote “FOR” approval of the foregoing Amendment to the Juniper Networks, Inc. 2006 Equity Incentive Plan

If you sign your proxy or voting instruction card or vote by telephone or over the Internet but do not give instructions with respect to this proposal, your shares will be voted for the approval of the foregoing amendment to the Juniper Networks, Inc. 2006 Equity Incentive Plan, as recommended by the Board.

Vote Required

Approval of the foregoing amendment to the Juniper Networks, Inc. 2006 Equity Incentive Plan requires the affirmative vote of a majority of the votes cast on the proposal provided that the total number of votes cast on the proposal must be more than 50% of the votes entitled to vote.

PROPOSAL NO. 4

APPROVAL OF AMENDMENT TO THE JUNIPER NETWORKS, INC.

2008 EMPLOYEE STOCK PURCHASE PLAN

Background

Our 2008 Employee Stock Purchase Plan (the “2008 ESPP”) is designed to provide our eligible employees and those of our participating subsidiaries with the opportunity to purchase shares of our common stock on periodic purchase dates through their accumulated payroll deductions. Each offering under the 2008 ESPP will be for a period of six months and will consist of consecutive offering periods of approximately six months in length. Offering periods begin on February 1 and August 1, or if such date is not a “trading day” (as defined in the 2008 ESPP), the next trading day. Each participant in the 2008 ESPP will be granted an option on the first day of the offering period and the option will be automatically exercised on the last day of each offering period during the offering period using the contributions the participant has made for this purpose. The purchase price for the common stock purchased under the 2008 ESPP is 85% of the lesser of the fair market value of the common stock on the first business day of the applicable offering period or on the last business day of the applicable offering period. The ESPP Administrator (as described below) has the power to change the duration of the offering periods.

As discussed above, we believe our success is due to our highly talented employee base and that future success depends on the ability to attract and retain high caliber personnel. The 2008 ESPP is designed to more closely align the interests of our employees with those of our stockholders by encouraging employees to invest in our common stock, and to help our employees share in the Company’s success through the appreciation in value of such purchased stock. The 2008 ESPP, together with our equity plan, are important employee retention and recruitment vehicles.

Summary of the Proposal

Our Board of Directors approved an amendment to the 2008 ESPP on March 19, 2012, subject to approval by our stockholders at our 2012 annual meeting. We are seeking stockholder approval of an amendment to the 2008 ESPP that increases the maximum number of shares that will be made available for sale thereunder by 7,000,000 shares.

When the 2008 ESPP was adopted and approved by our stockholders in May 2008, the 2008 ESPP had a maximum number of shares available for sale of 12,000,000 shares of common stock. As of March 30, 2012, an aggregate of 4,356,873 shares of common stock remained available for future issuance under the 2008 ESPP. We estimate that, with an increase of 7,000,000 shares, we will have a sufficient number of shares of common stock to cover purchases under the 2008 ESPP through January 2014. Consequently, our Board has, subject to stockholder approval, increased the aggregate number of shares that may be sold under the 2008 ESPP by 7,000,000 shares of common stock. Our Board believes it is in the best interests of Juniper Networks and our stockholders to continue to provide our employees with the opportunity to acquire an ownership interest in Juniper Networks through their participation in the 2008 ESPP, encouraging them to remain in our employ and more closely aligning their interests with those of our stockholders.

The Importance of the Proposed Increase in Shares

We believe that increasing the number of shares that may be sold under the 2008 ESPP is necessary for us to continue to offer a competitive equity incentive program in the future. Based upon recent requirements, we believe that the addition of 7,000,000 shares to the maximum number of shares that may be sold under the 2008 ESPP will provide us with enough shares to continue to offer competitive equity compensation through January 2014.

Description of 2008 ESPP

ADMINISTRATION.    The 2008 ESPP may generally be administered by the Board or a committee of the Board (as applicable, the “ESPP Administrator”). The ESPP Administrator has the authority to construe and interpret any of the provisions of the 2008 ESPP.

INTERNATIONAL STOCK PURCHASE RIGHTS.    To provide us with greater flexibility in structuring our equity compensation programs for our non-U.S. employees, the 2008 ESPP also permits us to grant our non-U.S. employees rights to purchase stock pursuant to rules or sub-plans adopted by the ESPP Administrator in order to achieve tax, securities law or other compliance objectives (“International Awards”). While the 2008 ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code (“Section 423”), these International Awards will not qualify under Section 423. Please refer to “Certain United States Federal Tax Consequences” below for a discussion of tax consequences under Section 423.

ELIGIBILITIY.    Employees generally are eligible to participate in the 2008 ESPP if they are customarily employed by Juniper Networks or by a participating subsidiary for more than twenty (20) hours per week and more than five (5) months in any calendar year. International Awards may be made to employees customarily employed for fewer hours or months Eligible employees may select a rate of payroll deduction between 1% and 10% of their compensation and are subject to certain maximum purchase limitations.

As of March 30, 2012, approximately 9,238 employees, including all of our executive officers, are eligible to participate in the 2008 ESPP. For the offering period under the 2008 ESPP that concluded on January 31, 2012, 5,581 employees actually participated in such offering, representing approximately 60% of our employees who are eligible to participate in the 2008 ESPP.

SPECIAL LIMITATIONS.    The 2008 ESPP imposes certain limitations upon a participant’s rights to acquire common stock, including the following limitations:

•

Purchase rights may not be granted to any individual who owns stock, including stock purchasable under any outstanding purchase rights, possessing 5% or more of the total combined voting power or value of all classes of stock of Juniper Networks or any of its affiliates;

•

Purchase rights granted to a participant may not permit the individual to accrue the right to purchase our common stock at an annual rate of more than $25,000, valued at the time each purchase right is granted; and

•

Unless otherwise approved by the ESPP Administrator in advance for future offering periods, no participant will be permitted to purchase during any twelve (12) month period more than six thousand (6,000) shares of our common stock (subject to any adjustment pursuant to stock splits, recapitalizations, dividends or other similar events).

TERMINATION OF PURCHASE RIGHTS.    A purchase right will terminate upon the participant’s election to withdraw from the 2008 ESPP. Any payroll deductions that the participant may have made with respect to the terminated purchase right will be refunded to the participant if the election to withdraw from the 2008 ESPP is received by Juniper Networks prior to the end of an offering period. A participant’s election to withdraw from the 2008 ESPP is irrevocable, and the participant may not rejoin the offering period for which the terminated purchase right was granted.

A purchase right will also terminate upon the participant’s termination of employment. Any payroll deductions that the participant may have made during the offering period in which the termination occurs will be refunded to the participant.

In addition, Juniper Networks has specifically reserved the right, exercisable in the sole discretion of the ESPP Administrator to terminate the 2008 ESPP, or any offering period thereunder, at any time.

STOCKHOLDER RIGHTS.    No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant’s behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of the purchase.

ASSIGNABILITY.    No purchase rights will be assignable or transferable by the participant, except by will or the laws of inheritance following the participant’s death. Each purchase right will, during the lifetime of the participant, be exercisable only by the participant.

MERGERS, CONSOLIDATIONS AND CHANGE IN CONTROL.    The 2008 ESPP provides that, in the event of the proposed dissolution or liquidation of Juniper Networks, the offering period will terminate immediately prior to the consummation of the proposed action, provided that the ESPP Administrator may, in its sole discretion, fix an earlier date for termination of the 2008 ESPP and provide each participant the opportunity to purchase shares under the 2008 ESPP prior to the termination. The 2008 ESPP also provides that, in the event of certain merger or “change-in-control” transactions, in the event that the successor corporation refuses to assume or substitute for the option under an ongoing offering period, the offering period with respect to which such option relates will be shortened by setting a new exercise date that occurs before the date of the Company’s proposed merger or change in control.

AMENDMENT OF THE 2008 ESPP.    The ESPP Administrator has the authority to amend, terminate or extend the term of the 2008 ESPP, except that stockholder approval is required to increase the number of shares that may be issued under the 2008 ESPP.

The 2008 ESPP will terminate in 2028, on the twentieth anniversary of the date of its adoption by our Board, unless terminated earlier under the terms of the 2008 ESPP. The effect of termination is that no new offering periods will commence under the 2008 ESPP, but any outstanding offering periods will continue according to their terms.

Certain United States Federal Tax Consequences

Except with respect to International Awards, the 2008 ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under such a plan, no taxable income will be reportable by a participant, and no deductions will be allowable to Juniper Networks, as a result of the grant or exercise of the purchase rights issued under the 2008 ESPP. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the 2008 ESPP or in the event the participant should die while still owning the purchased shares.

If the participant sells or otherwise disposes of the purchased shares within two years after commencement of the offering period during which those shares were purchased or within one year of the date of purchase, the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares. If the participant sells or disposes of the purchased shares more than two years after the commencement of the offering period in which those shares were purchased and more than one year from the date of purchase, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or 15% of the fair market value of the shares on the date of commencement of such offering period. Any additional gain upon the disposition will be taxed as a capital gain.

If the participant still owns the purchased shares at the time of death, the lesser of the amount by which the fair market value of the shares on the date of death exceeds the purchase price or 15% of the fair market value of the shares on the date of commencement of the offering period during which those shares were purchased will constitute ordinary income in the year of death.

If the purchased shares are sold or otherwise disposed of within two years after commencement of the offering period during which those shares were purchased or within one year after the date of purchase, then Juniper Networks will be entitled to an income tax deduction in the year of sale or disposition equal to the amount of ordinary income recognized by the participant as a result of such sale or disposition. No deduction will be allowed in any other case.

2008 ESPP Benefits

A full copy of the 2008 ESPP, including the proposed amendments, is attached to this proxy statement as Annex B.

Our named executive officers have an interest in this proposal because they are eligible to participate in the 2008 ESPP. Non-employee directors of the Board are not eligible to participate in the 2008 ESPP.

The table below shows, as to the listed individuals and specified groups, the number of shares of common stock purchased under the 2008 ESPP during fiscal 2011.

Name and Position	Number of Shares Purchased under the 2008 ESPP
Kevin R. Johnson	0
Chief Executive Officer
Robyn M. Denholm	0
Executive Vice President,
Chief Financial Officer
Stephen Dyckerhoff	0
Executive Vice President,
General Manager, Platform Systems Division
Gerri Elliott	1,122
Executive Vice President,
Chief Sales Officer
Robert Muglia	0
Executive Vice President, General Manager, Software Solutions Division
Executive Officer Group (9 persons)	6,040
Non-Executive Director Group (8 persons)(1)	0
Non-Executive Officer Employee Group	2,394,140

(1)	Non-employee directors are not eligible to participate in the 2008 ESPP.

The Board of Directors Recommends a Vote “FOR” approval of the foregoing Amendment to the Juniper Networks, Inc. 2008 Employee Stock Purchase Plan

If you sign your proxy or voting instruction card or vote by telephone or over the Internet but do not give instructions with respect to this proposal, your shares will be voted for the approval of the foregoing amendment to the Juniper Networks, Inc. 2008 Employee Stock Purchase Plan, as recommended by the Board.

Vote Required

Approval of the foregoing amendment to the Juniper Networks, Inc. 2008 Employee Stock Purchase Plan requires the affirmative vote of a majority of the votes cast on the proposal provided that the total number of votes cast on the proposal must be more than 50% of the votes entitled to vote.

PROPOSAL NO. 5

APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF JUNIPER NETWORKS TO DECLASSIFY THE BOARD OF DIRECTORS

The Board is proposing to amend the Company’s Amended and Restated Certificate of Incorporation to declassify the terms of office of the directors. The Board regularly reviews the Company’s corporate governance practices. After careful consideration, the Board determined that it would be in the best interests of the Company and our stockholders to declassify the Board which, when fully implemented, will allow the stockholders to vote on the election of the entire Board each year, rather than on a staggered basis as with the current classified board structure. The Board approved the amendment on February 14, 2012, subject to stockholder approval. If this Proposal No. 5 is approved by the stockholders, the Company’s Amended and Restated Certificate of Incorporation will be amended in accordance with the Certificate of Amendment of Amended and Restated Certificate of Incorporation of Juniper Networks attached hereto as Annex C.

Currently, the Company’s Amended and Restated Certificate of Incorporation divides Board members into three classes, with the directors in each class being elected for a three-year term. The term of the three classes is staggered so that only one class of directors is nominated for election at any one annual stockholder meeting. Over a number of years, the Board has periodically considered the advantages and disadvantages of maintaining a classified board structure and concluded that this structure was in the best interests of the Company and its stockholders. There are valid arguments in favor of and in opposition to a classified board structure. Proponents of a classified board structure believe it provides increased board stability, improved long-term planning and an enhanced ability to protect stockholder value in a potential takeover and resist potentially unfair and abusive takeover tactics. On the other hand, the Board believes that corporate governance standards have evolved and that many investors and commentators now believe that the election of directors is the primary means for stockholders to influence corporate governance policies and increase the Board’s and management’s accountability to stockholders. Annual elections of directors will provide our stockholders with the opportunity to register their views on the performance of the entire Board each year. At the 2011 Annual Meeting of Stockholders, the stockholders approved an advisory proposal to declassify the Board of Directors.

If this amendment to the Company’s Amended and Restated Certificate of Incorporation is approved by our stockholders, beginning at the 2013 annual meeting of stockholders, each of the nominees for director in 2013 would stand for election for a one-year term. At the 2014 annual meeting, each of the directors elected at the 2013 annual meeting and each of the nominees for director at the 2014 annual meeting would be elected for a one-year term. At the 2015 annual meeting and at annual meetings after 2015, all of the nominees for director would be elected for a one-year term. This would result in the entire Board being elected annually for one-year terms beginning at the 2015 annual meeting of stockholders. If our stockholders do not approve this proposed amendment to the Company’s Amended and Restated Certificate of Incorporation, then our Board will remain classified.

In determining whether to support declassification of the Board, the Board of Directors considered the arguments in favor of and against continuation of the classified board structure and determined that it would be in the best interests of the Company and our stockholders to declassify the Board.

A copy of our Certificate of Amendment of Amended and Restated Certificate of Incorporation as proposed to be filed is attached hereto as Annex C. If approved at the annual meeting, we will file the Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware as soon as practicable after the annual meeting.

The Board of Directors unanimously recommends that you vote “FOR” the proposal to amend the Amended and Restated Certificate of Incorporation of Juniper Networks to declassify the Board.

If you sign your proxy or voting instruction card or vote by telephone or over the Internet but do not give instructions with respect to this proposal, your shares will be voted for the approval of the foregoing amendment to the Company’s Amended and Restated Certificate of Incorporation, as recommended by the Board.

Vote Required

This proposal to amend the Company’s Amended and Restated Certificate of Incorporation requires the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding shares entitled to vote. Any action other than a vote for this proposal, such as an abstention or failure to return a proxy card, will have the same effect as a vote against this proposal.

PROPOSAL NO. 6

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

This proposal provides our stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers pursuant to section 14A of the Securities Exchange Act of 1934. This proposal, commonly known as a “Say on Pay” proposal, gives you, as a stockholder, the opportunity to express your views on our executive compensation programs and policies and the compensation paid to our named executive officers.

The Say on Pay vote is advisory, and therefore not binding on the Compensation Committee or Board of Directors. Although the vote is non-binding, the Compensation Committee and the Board will review the voting results, seek to determine the cause or causes of any significant negative voting, and take them into consideration when making future decisions regarding executive compensation programs. We hold a Say on Pay vote each year, and will hold another advisory vote with respect to executive compensation at the 2013 annual meeting.

We design our executive compensation programs to implement our core objectives of providing competitive pay, pay-for-performance, and alignment of management’s interests with the interests of long-term stockholders.

Executive Compensation Philosophy and Objectives

The Company’s executive compensation programs are overseen by the Compensation Committee. In 2010, the Compensation Committee established the guiding principles below for the Company’s go-forward executive compensation program. The Compensation Committee believes that these guiding principles drive the right behaviors, accountability and alignment with stockholder interests.

Principle	Strategy

1. Enhance Accountability	Executive compensation linked to a clear set of business objectives

2. Manage to Balanced Results	Compensation strategy that drives balanced results between the following:

•Short- and long-term objectives

•Individual and team performance

•Financial and non-financial objectives

•Customer satisfaction and growth

3. Reward High Performance	Upside potential in the incentive plans for superior performance with downside risk for underperformance

4. Attract & Retain Talent	Market-competitive programs with flexibility to be aggressive for mission-critical talent retention and acquisition

5. Align with Stockholder Interests	Programs that are transparent, easily understood and meet fiduciary commitments to stockholders

6. Encourage Health and Financial Well-Being	Market-competitive benefit programs that encourage wellness and financial savings

Fiscal 2011 Compensation

The Company did not change its overall approach to executive compensation through the downturn and the start of the economic recovery. We believe that our cash and equity incentive programs are very tied to corporate or business unit performance. We set objectives that we believe are difficult to achieve.

For the 2011 fiscal year, we did not meet our corporate or business unit revenue growth, operating margin and Juniper Customer Satisfaction Index (JCSI) targets. (For a detailed discussion of JCSI, please refer to “Fiscal 2011 Performance” in the “Compensation Discussion and Analysis” section of this proxy statement beginning on page 48). Regarding strategic objectives for the year, our named executive officers accomplished approximately 95% of the objectives and significant strides were made with respect to our innovation, people and excellence in execution agenda setting the foundation for 2012. Because we did not achieve our ambitious targets, annual cash incentive payouts for named executive officers ranged between 29.8% to 49.4% of target. However, we exceeded our operating cash flow margin objectives. Accordingly, the performance achievement for the 2011 year for performance shares was 115.2% of target. For a detailed discussion of individual pay outcomes and program design, please refer to the “Compensation Discussion and Analysis” section of this proxy statement beginning on page 48.

In reviewing our fiscal 2011 compensation, it is important to bear in mind that the equity component is awarded early in 2011 and is based primarily on 2010 performance. Moreover, the value reflected in our compensation tables is the value at the time of award, not at the end of the fiscal year. Although the initial award amount does not reflect 2011 performance, the value ultimately received by the individual is still heavily related to performance over time. The number of shares that are actually received at the end of the three year term of the performance shares depends on the achievement of objectives over that three fiscal year period. Stock options only have value to the extent the Company’s stock price increases.

Pay Mix

We believe that the Company’s pay-mix emphasizes pay-for-performance. In 2011, “fixed” compensation in the form of base salary comprised 8% of our CEO’s target total direct compensation and 12% of our other named executive officers’ target total direct compensation on average. The average pay mix calculation for other named executive officers, or NEOs, does not include Mr. Muglia’s target total direct compensation because Mr. Muglia was hired in October 2011 and his data would skew the pay mix to reflect an even higher percentage in equity value.

*	Note: Target Total Direct Compensation reflects base salary as indicated in the Summary Compensation Table, target bonus opportunity as indicated in the 2011 Target Incentives Table, and target value of 2011 equity awards as indicated in the Summary Compensation Table. The Summary Compensation Table begins on page 73 and the 2011 Target Incentives Table is on page 61.

CEO Pay-for –Performance

We believe, based on the analyses of relative pay-for-performance and absolute pay-for-performance set forth below (both of which employ the actual realizable compensation measure described in more detail under “CEO Pay-for-Performance” in the “Compensation Discussion and Analysis” section beginning on page 48 of this proxy statement), that the CEO’s pay is closely aligned with performance and stockholder value creation, reflecting both measured performance results in the Executive Annual Incentive Plan and Performance Share Plan, and the impact of declining share prices on the actual pay delivered to our CEO.

•

Relative Pay-for-Performance:    This approach calculates the percentile rank of actual realizable compensation for Juniper’s CEO at the end of each fiscal year over the past 3-year period (2009, 2010 and 2011) relative to the actual realizable compensation for CEOs in Juniper’s Peer Group, as set forth on page 57. We measure Juniper’s Total Shareholder Return (“TSR”) rank relative to the Peer Group over the same time period as well. Total Shareholder Return reflects value for stockholders through share price appreciation and dividends and is calculated as follows:

(Stock Price at Ending Date – Stock Price at Beginning Date) + Dividends
Stock Price at Beginning Date

The chart below presents our CEO’s actual realizable compensation percentile rank against the Company’s TSR percentile rank, both relative to our Peer Group.

•

Absolute Pay-for-Performance:    This approach calculates the actual realizable compensation for our CEO at the end of each fiscal year over the past 3-year period and compares it to the Company’s stock price at the end of each of the respective years (2009, 2010 and 2011).

Note: Shading in Relative Pay-for-

Performance chart indicates aligned

pay-for-performance

The table that follows provides the details on actual realizable compensation for our CEO used in the pay-for-performance analysis above.

Year	Analysis	Salary	Stock Awards	Option Awards	Non Equity Incentive Plan Compensation	All Other Compensation(1)	Total
	Summary Compensation Table Disclosure	$960,000	$4,400,000	$4,565,850	$754,320	$13,233	$10,693,403

2011	Actual Realizable Compensation (2011)(2)	$960,000	$2,041,000	$0	$754,320	$13,233	$3,768,553

	Summary Compensation Table Disclosure	$820,000	$2,744,000	$2,789,130	$1,599,000	$2,061,442	$10,013,572

2010	Actual Realizable Compensation (2010)(3)	$820,000	$3,692,000	$2,844,000	$1,599,000	$2,061,442	$11,016,442

	Summary Compensation Table Disclosure	$740,000	$2,936,000	$1,893,210	$574,425	$1,602,291	$7,745,926

2009	Actual Realizable Compensation (2009)(4)	$740,000	$2,667,000	$3,597,000	$574,425	$1,602,291	$9,180,716

(1)	Includes sign-on bonus installment payments of $2,000,000 in 2010 and $1,500,000 in 2009.

(2)	Reflects 100,000 performance shares at target valued using Juniper’s $20.41 stock price on 12/31/11 and stock options valued at $0 given that Juniper’s 12/31/11 stock price is below the exercise price of $44.00.

(3)	Reflects 100,000 performance shares at target valued using Juniper’s $36.92 stock price on 12/31/10 and stock options valued at the difference between Juniper’s $36.92 stock price and the $27.44 exercise price.

(4)	Reflects 100,000 performance shares at target valued using Juniper’s $26.67 stock price on 12/31/09 and stock options valued at the difference between Juniper’s $26.67 stock price and the $14.68 exercise price.

Please refer to the information under “CEO Pay-for-Performance” in the “Compensation Discussion and Analysis” section beginning on page 48 of this proxy statement for more information on why we believe that our CEO’s pay is very closely aligned with performance and stockholder value creation.

The Compensation Committee and the Board believe that the skill and motivation of our employees, and especially our executive leaders, are essential to the Company’s performance and creation of stockholder value. We believe our compensation program motivates performance that differentiates us from our competitors. We will continue to provide a compensation program that we believe is effective, serves stockholder interests and is worthy of stockholder support.

In addition to the above summary, stockholders are urged to read the “Compensation Discussion and Analysis” section of this proxy statement beginning on page 48 for greater detail about our executive compensation programs.

Recommendation

The Board believes the Company’s executive compensation programs use appropriate structures and sound pay practices that are effective in achieving our core objectives. Accordingly, the Board of Directors recommends that you vote in favor of the following resolution:

“RESOLVED, that Juniper Networks, Inc. stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis and Executive Compensation sections of this proxy statement.”

Vote Required

The advisory approval of our executive compensation requires a majority of the shares present in person or represented by proxy and entitled to vote on each proposal at the annual meeting. As this is an advisory vote, the result will not be binding on the Company, the Board of Directors or the Compensation Committee, although our Compensation Committee will consider the outcome of the vote when evaluating our compensation principles, design and practices.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information, as of March 30, 2012, concerning:

•	beneficial owners of more than 5% of Juniper Networks’ common stock;

•	beneficial ownership by Juniper Networks directors and the named executive officers included in the Summary Compensation table on page 73; and

•	beneficial ownership by all current Juniper Networks directors and current Juniper Networks executive officers as a group.

The information provided in the table is based on Juniper Networks’ records, information filed with the SEC and information provided to Juniper Networks, except where otherwise noted.

The number of shares beneficially owned by each entity, person, director or executive officer is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire as of May 29, 2012 (60 days after March 30, 2012) through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table. In addition, unless otherwise indicated, all persons named below can be reached at Juniper Networks, Inc., 1194 N. Mathilda Avenue, Sunnyvale, California 94089.

BENEFICIAL OWNERSHIP TABLE

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class (1)
Holders of Greater Than 5%:
T. Rowe Price Associates, Inc.	73,467,796	(2)	13.9%
100 E. Pratt Street Baltimore, MD 21202

Directors and Named Executive Officers:
Robert M. Calderoni(3)	14,898		*
Mary Cranston(4)	75,254		*
Robyn M. Denholm(5)	448,245		*
Stefan Dyckerhoff(6)	106,655		*
Gerri Elliott(7)	131,376		*
Kevin R. Johnson(8)	2,220,497		*
Mercedes Johnson(9)	16,666		*
Scott Kriens(10)	8,678,687		1.6%
J. Michael Lawrie(11)	87,210		*
William F. Meehan(12)	60,739		*
Robert Muglia	14,588		*
David Schlotterbeck(13)	37,764		*
Pradeep Sindhu(14)	6,691,465		1.3%
William R. Stensrud(15)	476,867		*
All Directors and Executive Officers as a Group (17 persons)(16)	19,984,757		3.7%

*	Represents holdings of less than one percent.

(1)	The percentages are calculated using 529,176,645 outstanding shares of the Company’s common stock on March 30, 2012, as adjusted pursuant to Rule 13d-3(d)(1)(i). Pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), beneficial ownership information also includes (i) shares subject to options exercisable within 60 days of March 30, 2012 and (ii) shares subject to RSUs or performance share awards that will vest within 60 days of March 30, 2012.

(2)	Based on information reported on Schedule 13G/A filed with the SEC on February 10, 2012. T. Rowe Price Associates, Inc. (“Price Associates”) reports that it serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is the beneficial owner of such securities.

(3)	Includes 4,052 shares which are subject to RSUs that will vest within 60 days of March 30, 2012.

(4)	Includes 4,846 shares held by the Mary B. Cranston Revocable Trust, of which Ms. Cranston is the trustee; and 64,408 shares which are subject to options or restricted stock units that may be exercised or that will vest within 60 days of March 30, 2012.

(5)	Includes 418,843 shares which are subject to options that may be exercised within 60 days of March 30, 2012.

(6)	Includes 106,655 shares which are subject to options that may be exercised within 60 days of March 30, 2012.

(7)	Includes 128,718 shares which are subject to options that may be exercised within 60 days of March 30, 2012.

(8)	Includes 272,581 shares held by the Kevin R. and June A. Johnson Living Trust of which Mr. Johnson and his spouse are trustees; and 1,947,916 shares which are subject to options that may be exercised within 60 days of March 30, 2012.

(9)	Consists of 16,666 shares which are subject to options that may be exercised within 60 days of March 30, 2012.

(10)	Includes 4,030,386 shares held by the Kriens 1996 Trust, of which Mr. Kriens and his spouse are the trustees; 355,000 shares held by KDI Trust LP; 2,000,000 shares held by the 2010 Kriens 10 year Charitable Remainder Trust, of which Mr. Kriens and his spouse are the trustees; 2,000,000 shares held by the 2010 Kriens 20 year Charitable Remainder Trust, of which Mr. Kriens and his spouse are the trustees; 202,037 shares held by the Kriens Family Foundation; and 510 shares which are subject to RSUs that will vest within 60 days of March 30, 2012.

(11)	Includes 78,764 shares which are subject to options or RSUs that may be exercised or that will vest within 60 days of March 30, 2012.

(12)	Includes 54,052 shares which are subject to options or RSUs that may be exercised or that will vest within 60 days of March 30, 2012.

(13)	Includes 30,664 shares which are subject to options or RSUs that may be exercised or that will vest within 60 days of March 30, 2012.

(14)	Includes 1,186,276 shares held by the Sindhu Investments, LP, a family limited partnership; 2,068,807 shares held by the Sindhu Family Trust, 301,366 shares held in a grantor retained annuity trusts and 6,867 shares held by Dr. Sindhu’s spouse. Also includes 1,439,218 shares which are subject to options that may be exercised within 60 days of March 30, 2012.

(15)	Includes 372,815 shares held in trust and 104,052 shares which are subject to options or RSUs that may be exercised or that will vest within 60 days of March 30, 2012.

(16)	Includes an aggregate of 5,218,244 shares which are subject to options or RSUs that may be exercised or that will vest within 60 days of March 30, 2012.

EXECUTIVE OFFICER AND DIRECTOR STOCK OWNERSHIP GUIDELINES

The Company has adopted stock ownership guidelines to further align the interests of the Company’s named executive officers and directors with the interests of its stockholders and promote the Company’s commitment to sound corporate governance.

The ownership guidelines applicable to named executive officers are determined as a multiple of the officer’s base salary. The Company’s Chief Executive Officer is required to hold shares of Juniper Networks common stock with a value equal to at least three (3) times his or her annual base salary. The other named executive officers are required to hold shares of Juniper Networks common stock with a value equal to one and one-half (1.5) times his or her annual base salary. This ownership guideline is initially calculated using the applicable base salary as of the later of (a) February 11, 2009, and (b) the date the person first became subject to these guidelines as a named executive officer. The base salary guideline for each person was re-calculated February 7, 2012 and will be re-calculated each third year thereafter, and will be based on applicable base salary in effect on such calculation date. Named executive officers are required to achieve the applicable level of ownership within five (5) years of the later of (a) February 11, 2009, and (b) the date the person was initially designated a named executive officer of the Company.

Outside directors are required to hold shares of Juniper Networks common stock with a value equal to three (3) times the amount of the annual retainer paid to outside directors for service on the Board (excluding additional committee retainers, if any). This ownership guideline is initially calculated using the annual cash retainer for service as a director (but not including additional retainers associated with committee or Chairman service) as of the date the person first became subject to these guidelines as an outside director. The ownership guidelines were re-calculated based on applicable annual director retainers as of February 7, 2012 and will be re-calculated each third year thereafter, and will be based on the applicable annual Board retainer in effect on such calculation date. Outside directors are required to achieve applicable level of ownership within three (3) years of the later of (a) February 11, 2009, and (b) the date the person first became a non-employee member of the Board.

A complete copy of the Company’s equity ownership guidelines is located at http://www.juniper.net/us/en/local/pdf/legal/stock- ownership-guidelines.pdf.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of Juniper Networks common stock to file with the SEC reports regarding their ownership and changes in ownership of our securities. Other than one late filing for Mr. Gaynor to report vesting of shares subject to a standard RSU award on February 25, 2011, we believe that, during fiscal 2011, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements. In making this statement, we have relied upon examination of the copies of Forms 3, 4 and 5, and amendments thereto, provided to Juniper Networks and the written representations of its directors and executive officers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Worldwide Code of Business Conduct and Ethics (the “Code”) requires that the Company’s employees, officers and directors avoid conducting Company business with a relative or significant other, or with a business in which a relative or significant other is associated in any significant role (as used in the Code, a “related party transaction”). If the related party transaction (as defined in the Code or applicable SEC and NYSE rules and regulations) involves the Company’s directors or executive officers or is determined by the Company’s Chief Financial Officer to be material to the Company (or if applicable SEC or NYSE rules require approval by the Audit Committee), the Audit Committee of the Board, in accordance with the Code and its charter, must review and approve the matter in writing in advance of any such related party transactions.

Since the beginning of fiscal year 2011, Juniper Networks has not been a participant in a transaction in which any related person of Juniper Networks had or will have a direct or indirect material interest, as contemplated by Item 404(a) of Regulation S-K under the Exchange Act.

COMPENSATION CONSULTANT FEE DISCLOSURE

The Compensation Committee has the authority to engage its own advisors to assist in carrying out its responsibilities. In addition, the Committee is free to replace its compensation advisors or retain additional advisors at any time.

During 2011, the Compensation Committee engaged Semler Brossy Consulting Group, LLC (“Semler Brossy”) as its own advisor to provide analysis, advice and guidance to the Committee on executive compensation. Semler Brossy is an independent compensation advisor and has no other business than advising boards and management teams on executive compensation issues. Semler Brossy reported to the Compensation Committee and received its instructions from the Compensation Committee. Semler Brossy worked in collaboration with the Company’s management at the Compensation Committee’s direction as needed to review management’s recommendations to the Committee and to provide information and guidance to management on the Compensation Committee’s behalf. As the Compensation Committee’s consultant, Semler Brossy made recommendations directly to the Compensation Committee and attended portions of the Compensation Committee’s executive sessions without the involvement of management as required by the Compensation Committee and in order to support the Compensation Committee’s independent decision-making.

In advising the Compensation Committee, it was necessary for the consultant advisor to interact with management to gather information, but the Compensation Committee has adopted protocols governing if and when the consultant’s advice and recommendations to the Compensation Committee can be shared with management. These protocols are included in Semler Brossy’s engagement letter. The Compensation Committee also determines the appropriate forum for receiving consultant recommendations. Where appropriate, management invitees are present to provide context for the recommendations. This approach protects the Compensation Committee’s ability to receive objective advice from the consultant so that the Committee may make independent decisions about executive pay at the Company.

Semler Brossy performed the following services related to executive compensation at the request of the Committee in 2011:

•	Advised on 2011 target award levels within the annual and long-term incentive programs for executive officers;

•	Supported the Compensation Committee in determining pay actions for the CEO in February 2011;

•	Assessed and recommended revisions to the Company’s market reference groups for collecting competitive pay data;

•

Evaluated the competitive positioning of the Company’s executive officers’ base salaries, annual incentive and long-term incentive compensation relative to our market reference groups (used to determine 2012 pay actions);

•	Provided advice on the design of the Company’s 2011 annual and long-term incentive plans;

•	Assessed the competitiveness of the Company’s compensation practices for the Board;

•	Reviewed and provided input on our Compensation Discussion and Analysis and Compensation Risk Assessment process; and

•	Provided regular, ongoing updates on regulatory and market developments related to executive pay.

During the fiscal year, Semler Brossy did not provide any other services to the Company and no additional services exceeded $120,000 in fees.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee (the “Committee”) is comprised entirely of independent directors and has the responsibility of approving compensation for those officers who are designated as reporting officers under Section 16 of the Securities Exchange Act of 1934 (“Section 16 officers”). Generally, the types of compensation and benefits provided to Section 16 officers are also provided to other non-Section 16 officers reporting to the Chief Executive Officer. Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer or Chief Financial Officer during 2011, as well as the other individuals included in the Summary Compensation Table on page 73, are referred to as the “named executive officers.”

This discussion describes and analyzes the 2011 compensation program for the named executive officers of the Company.

Executive Summary

The Company has had a long-standing orientation in its executive compensation program toward pay-for-performance, which has been constant throughout the business cycles that our organization has confronted over time. The compensation decisions made for fiscal 2011 reflect pay in alignment with our actual performance relative to goals set at the beginning of the year. Our compensation programs include base salary, annual incentive compensation, long-term incentives, benefits similar to those available to all other employees in the Company and a limited perquisite package. The compensation decisions made for fiscal 2011 reflect pay in alignment with our actual 2010 performance, as related to salary adjustments and the number of equity shares granted, and our actual performance in fiscal 2011 relative to goals set at the beginning of the year to determine payouts under our Executive Annual Incentive Plan and the 2011 component of our Performance Share Plan. We believe the compensation decisions described in this proxy statement validate our focus on pay-for-performance and demonstrate our ongoing commitment to our stockholders.

Fiscal 2011 Performance

Early in the year, the Board approved a business plan that reflected our initial expectations for Company performance. The Committee set goals for revenue growth, operating margin and strategic goals under our annual cash bonus plan. The Committee also set objectives for our operating cash flow margin and Juniper Customer Satisfaction Index (“JCSI”) under our performance share plan at the beginning of the year. In establishing these goals, the Committee considered the Company’s financial plans and expectations for the year. The Committee determined that meeting these goals would require continued execution of our growth and performance strategy.

In reviewing our performance for 2011 annual incentive payouts, we did not meet our targeted goals for revenue growth and operating margin set forth at the beginning of 2011 based on our expectations at that time. However, given the macroeconomic uncertainty in 2011, we believe that our performance was strong relative to our addressable markets. In addition, the Company met approximately 95% of its strategic objectives for the year and made significant strides with respect to innovation, people, and our excellence-in-execution agenda. The average annual incentive payout for Named Executive Officers was 44% of target, primarily reflecting our below-target results for the year. This payment was significantly lower than the average of 121% of target in 2010 for our named executive officers, or NEOs.

In 2011, achievement for performance shares was tied to operating cash flow margin and JCSI metrics. We exceeded our 2011 targeted goals for operating cash flow margin, reflecting continued strong cash flow management, despite the difficult operating environment, but we did not meet our JCSI targeted goal. As a result, the achievement in 2011 for performance shares was 115.2% of target, compared with 200% of target in 2010.

CEO Pay-for-Performance

Juniper’s executive compensation programs are grounded in pay-for-performance. We believe that in assessing the relationship between CEO pay and company performance for a particular year, it is important to consider the value of the pay at the end of that fiscal year. Although this is simple with respect to the cash components, there are different methods for evaluating the equity components of pay. For example, the Summary Compensation Table disclosure on page 73 of this Compensation Discussion and Analysis uses the grant date fair value of equity awards, which was based on a market value early in our fiscal year. However, the compensation actually realizable by the individual may be considerably more or less based on actual stock price performance. We believe that the presentation of an “actual realizable compensation” measure that looks at pay at the end of the fiscal year provides useful information to our stockholders, in that it aligns both pay and performance based on fiscal year end results. For purposes of this discussion, we define “actual realizable compensation” at fiscal year end as follows:

Actual Realizable Compensation at Fiscal Year End	Definition
Base Salary	As reported in the Summary Compensation Table

Bonus	As reported in the Summary Compensation Table

Restricted Stock Awards	Number of shares awarded multiplied by stock price at fiscal year end

Performance Share Awards	Number of target shares awarded multiplied by stock price at fiscal year end (the number of shares ultimately issued under a performance share award can range between 0% and 250% of the target)

Option Awards	Number of options awarded multiplied by the difference between stock price at fiscal year end and exercise price. Note that underwater options are valued at $0 since exercise price is greater than stock price

Non Equity Incentive Plan Compensation	As reported in the Summary Compensation Table

All Other Compensation	As reported in the Summary Compensation Table

Actual Realizable Compensation	Sum of the above

The following table provides the details on actual realizable compensation for Juniper’s CEO used in the pay-for-performance analysis below.

Table 1

Year	Analysis	Salary	Stock Awards	Option Awards	Non Equity Incentive Plan Compensation	All Other Compensation(1)	Total
	Summary Compensation Table Disclosure	$960,000	$4,400,000	$4,565,850	$754,320	$13,233	$10,693,403

2011	Actual Realizable Compensation (2011)(2)	$960,000	$2,041,000	$0	$754,320	$13,233	$3,768,553

	Summary Compensation Table Disclosure	$820,000	$2,744,000	$2,789,130	$1,599,000	$2,061,442	$10,013,572

2010	Actual Realizable Compensation (2010)(3)	$820,000	$3,692,000	$2,844,000	$1,599,000	$2,061,442	$11,016,442

	Summary Compensation Table Disclosure	$740,000	$2,936,000	$1,893,210	$574,425	$1,602,291	$7,745,926

2009	Actual Realizable Compensation (2009)(4)	$740,000	$2,667,000	$3,597,000	$574,425	$1,602,291	$9,180,716

(1)	Includes sign-on bonus installment payments of $2,000,000 in 2010 and $1,500,000 in 2009.

(2)	Reflects 100,000 performance shares at target valued using Juniper’s $20.41 stock price on 12/31/11 and stock options valued at $0 given that Juniper’s 12/31/11 stock price is below the exercise price of $44.00.

(3)	Reflects 100,000 performance shares at target valued using Juniper’s $36.92 stock price on 12/31/10 and stock options valued at the difference between Juniper’s $36.92 stock price and the $27.44 exercise price.

(4)	Reflects 100,000 performance shares at target valued using Juniper’s $26.67 stock price on 12/31/09 and stock options valued at the difference between Juniper’s $26.67 stock price and the $14.68 exercise price.

We believe, based on the analyses of relative pay-for-performance and absolute pay-for-performance set forth below (both of which employ the actual realizable compensation measure described above), that our CEO’s pay is closely aligned with performance and stockholder value creation, reflecting both measured performance results in the Executive Annual Incentive Plan and Performance Share Plan, and the impact of declining share prices on the actual pay delivered to our CEO.

•

Relative Pay-for-Performance:    This approach calculates the percentile rank of actual realizable compensation for our CEO at the end of each fiscal year over the past 3-year period (2009, 2010 and 2011) relative to the actual realizable compensation for CEOs in Juniper’s Peer Group, as set forth on page 57. We measure Juniper’s Total Shareholder Return (“TSR”) rank relative to the Peer Group over the same time period as well. Total Shareholder Return reflects value for stockholders through share price appreciation and dividends and is calculated as follows:

(Stock Price at Ending Date – Stock Price at Beginning Date) + Dividends
Stock Price at Beginning Date

The chart below presents our CEO’s actual realizable compensation percentile rank against the Company’s TSR percentile rank, both relative to our Peer Group.

•

Absolute Pay-for-Performance:    This approach calculates the actual realizable compensation for our CEO at the end of each fiscal year over the past 3-year period and compares it to the Company’s stock price at the end of each of the respective years (2009, 2010 and 2011).

Note: Shading in Relative Pay-

for-Performance chart indicates

aligned pay for performance

Equity Usage and Dilution

The Company recognizes the dilutive impact of our equity compensation programs on our stockholders and continuously strives to balance this concern with the competition for talent, competitive compensation practices and the need to attract and retain talent. Potential dilution to stockholders is measured by the following two metrics:

Burn rate:    Burn rate is defined as the number of shares underlying equity awards granted in a given fiscal year divided by the number of common shares outstanding (“CSO”). This measure indicates the rate at which the Company is creating potential future stockholder dilution. In 2009, we communicated to stockholders our objective to limit the number of shares underlying equity awards granted to less than 3% of CSO on a pure share basis (where each option, RSU or performance share award (“PSA”) granted is counted as one share, with PSAs counted at their target amount) in any given fiscal year. We believe this limit is in line with the annual equity usage practices of our Peer Group and burn rate guidelines published by Institutional Shareholder Services (“ISS”). We have successfully executed on our objective by managing our actual burn rate in 2009 through 2011 to below 3% of CSO and significantly below our 2007 and 2008 burn rates.

For 2012 management is committed to manage pure share usage to 2.75% or less of CSO.

Numerator for burn rate reflects shares granted in each year with performance share awards at target (18,000,000, 18,000,000, 13,200,000, 11,700,000, and 14,700,000 shares granted in 2007-2011, respectively).

Denominator for burn rate reflects CSO used in computing net income per share in the Company’s Form 10-K filings (537,800,000, 530,300,000, 523,600,000, 522,400,000 and 529,800,000 shares in 2007-2011, respectively).

Current Overhang:    Current overhang is measured by awards issuable and outstanding divided by CSO, excluding shares authorized and available for future grants. It is a measure that provides stockholders with a point-in-time view of potential dilution based on shares that have already been granted. The Company’s current overhang has declined significantly. This reduction is primarily a function of successfully managing annual grants within the 3% of CSO objective and deliberate actions by the Company to drive stockholder-friendly changes in equity program design, in addition to exercise, vesting and expirations. Notably, we have reduced the use of stock options in our equity program. Stock options create the possibility of overhang accumulation, and we have reduced our stock option grants from 75% of total grants in 2009 to 38% of total grants in 2011. The above design changes, with a 2012 commitment to lower annual usage to 2.75% or less of CSO, meaningfully impact accumulation of incremental overhang. The Company is committed to manage equity usage for compensation responsibly and in balance with the need to attract and retain talent.

Numerator for current overhang is sum of outstanding options, RSUs and PSAs (includes the maximum number of shares issuable thereunder per our Form 10-K filings) at fiscal year end (73,200,000, 80,300,000, 76,500,000, 63,600,000, and 58,200,000 shares outstanding in 2007-2011, respectively).

Denominator for current overhang reflects CSO at fiscal year end in our Form 10-K filings (522,800,000, 526,800,000, 519,300,000, 525,400,000, and 526,400,000 shares outstanding in 2007-2011, respectively).

Share Buy-back Program

Our Board has authorized the Company to repurchase shares from time to time and retire any repurchased shares. These repurchases reduce the impact of our equity plans on the aggregate number of shares outstanding. The following table provides information on the number of shares repurchased by the Company as compared to the number of shares issued by the Company in connection with stock option exercises, restricted stock unit vesting and performance share award vesting for each of the fiscal years from 2007 through 2011:

	Shares Issued	Shares Repurchased
Fiscal 2007	22,402,274	69,443,946
Fiscal 2008	7,615,406	25,088,226
Fiscal 2009	10,080,096	20,696,771
Fiscal 2010	23,833,186	19,653,004
Fiscal 2011	16,289,639	17,499,840

2011 Reorganization

In the first quarter of 2011, we reorganized in order to align our corporate structure to maximize resources, leverage talent, accelerate innovation, and position the Company to scale. Through this reorganization, we structured our product groups into two divisions that align with our core business models: Systems and Software.

The Platform Systems Division (“PSD”) is the successor to Infrastructure Products Group (“IPG”) and Foundation Technologies (“FT”). In the new structure, PSD is composed of business units that include edge and aggregation technologies, as well as the foundation technologies that serve all Juniper systems, and our fabric and switching business units.

The Software Solutions Division (“SSD”) was created to continue to drive significant growth in the area of software by aligning our resources with security and a growing ecosystem of developers and new product offerings. SSD is composed of our security, mobility, content and media, router services, and our innovation in cloud services.

The formation of the two divisions warranted the need for two new roles — Executive Vice President, PSD and Executive Vice President, SSD. These roles are larger in scope and complexity relative to our business group leadership roles in the prior organization structure in terms of revenue, organization size, and strategic impact. In consideration of the enhanced level of responsibility and impact associated with these roles, we promoted Stefan Dyckerhoff to lead PSD and hired Robert Muglia to lead SSD. Mr. Dyckerhoff previously served as the Executive Vice President and General Manager of our Infrastructure Products Group, while Mr. Muglia was hired in 2011 after serving as President, Servers and Tools at Microsoft Corporation.

Key 2011 Compensation Program Implications

The Company did not change its overall approach to executive compensation during 2011. We kept in place our Executive Annual Incentive Plan and our Performance Share Plan, with structural changes as indicated below. In addition, we maintained our general approach to determining compensation ranges for each job grade, including the executive officer grades, with a specified salary, target cash incentive and long-term incentive range.

The only structural changes we made were to the Executive Annual Incentive Plan design in the context of the reorganization described above:

•

Executive Annual Incentive Plan Design:     The Company modified its Executive Annual Incentive Plan for 2011 in light of the reorganization. The 2011 plan design is intended to be transitional, recognizing the complexity of the reorganization, and is focused on driving corporate and division revenue growth, and on non-GAAP corporate operating margin. The transitional design ensured that during the reorganization, executives remained focused on top-line growth and corporate profitability, and not only on the profitability of their respective divisions which were forming through the year. The 2011 plan design is illustrated below:

The Committee and the Board believe that the skill and motivation of our employees, and especially our executive leaders, are essential to the Company’s performance and creation of stockholder value. We believe our compensation program motivates performance that differentiates us from our competitors and provides an attractive compensation opportunity that allows us to attract and retain highly talented executives. We will continue to provide a compensation program that we believe is effective, serves stockholder interests and is worthy of stockholder support.

Corporate Governance Framework

The Company takes seriously its duty to maintain a comprehensive governance framework that is aligned with standard market practice and standards. While we detail our governance policies at the end of this section, we maintain policies on stock option granting, equity ownership guidelines for directors and management, 280G gross-ups, and repayment of certain bonus and incentive plan payments. Please refer to subsequent sections of this Compensation Discussion and Analysis for details on each governance policy.

Last Year’s “Say-on-Pay” Advisory Vote on Executive Compensation

At our 2011 Annual Meeting of Stockholders, a non-binding, advisory vote was taken with respect to the compensation of the Company’s NEOs (referred to as the “say on pay” vote). Over 91% of the votes cast were in favor of approval of our executive compensation program. We value this endorsement by our stockholders of our executive compensation program and policies, and the Compensation Committee continues to look for ways to enhance and refine our pay-for-performance-based executive compensation program.

The Compensation Committee considered the results of the 2011 advisory vote and also considered other factors in evaluating the Company’s executive compensation programs as discussed in this Compensation Discussion and Analysis, including the advice of the Committee’s independent compensation consultant. While these factors impacted the Compensation Committee’s decisions regarding NEO compensation, the Committee did not make any changes to the Company’s executive compensation program and policies explicitly as a result of the 2011 “say on pay” advisory vote.

Executive Compensation Philosophy and Objectives

The Company’s executive compensation programs are overseen by the Compensation Committee. The Committee recognizes that in order for the Company to successfully develop, introduce, market and sell products, the Company must be able to attract, retain and reward qualified executives who will be able to operate effectively in a high growth, complex environment. In 2011, the Committee established the guiding principles below for the Company’s go-forward executive compensation program. The Committee believes that these guiding principles drive the right behaviors, accountability and alignment with stockholder interests.

Table 2

Principle	Strategy
1. Enhance Accountability	Executive compensation linked to a clear set of business objectives

2. Manage to Balanced Results	Compensation strategy that drives balanced results between the following:

• Short- and long-term objectives

• Individual and team performance

• Financial and non-financial objectives

• Customer satisfaction and growth

3. Reward High Performance	Upside potential in the incentive plans for superior performance with downside risk for underperformance

4. Attract & Retain Talent	Market-competitive programs with flexibility to be aggressive for mission-critical talent retention and acquisition

5. Align with Stockholder Interests	Programs that are transparent, easily understood and meet fiduciary commitments to stockholders

6. Encourage Health and Financial Well-Being	Market-competitive benefit programs that encourage wellness and financial savings

In addition, the Committee also established a framework for executive compensation positioning relative to market. Competitive compensation is fundamental for attracting and retaining the talent profile required for the success of the business. The 2011 market positioning strategy is presented below. The framework provides a starting point in compensation decision-making and final decisions regarding compensation opportunity for an executive officer, taking into account individual performance, tenure, criticality of role, and ability to impact business results.

Table 3

Element	Market Definition	Target Pay Positioning	Rationale
Base Salary		•At market median	•Market definition is primarily industry-specific as future employees will predominately be sourced from Juniper Networks’ industry
•Base pay adjusted to reflect local cost of living
Annual Cash Incentives		•Target at or slightly above market median	•Provides focus on annual financial and non-financial goals
		•Upside potential positions total cash at or above 75th percentile	•Motivates superior performance with upside potential
Total Cash Compensation	Comparable U.S. public companies with whom the Company competes for talent
Long-Term Incentives		•Between median and 75th percentile	•Creates ownership and aligns employee efforts with stockholder value creation
•Annual grants based on value delivered in the market for comparable jobs
Total Direct Compensation		•Target above market median	•Reward executives for achieving financial and strategic results that drive stockholder value over the long-term
•Upside potential positions total direct compensation at or above 75th percentile
Benefits		•Target higher of market median or legal minimum	•Encourage wellness and financial savings

Role of the Compensation Consultant

The Committee has the authority to engage its own advisors to assist in carrying out its responsibilities. In addition, the Committee is free to replace its compensation advisors or retain additional advisors at any time.

During 2011, the Compensation Committee engaged Semler Brossy Consulting Group, LLC (“Semler Brossy”) to advise the Committee on executive compensation. Semler Brossy is an independent compensation advisor and has no other business than advising boards and management teams on executive compensation issues. For details on the engagement and services provided by Semler Brossy, please refer to the “Compensation Consultant Fee Disclosure” section of this proxy statement beginning on page 47.

Role of the Chief Executive Officer and Management

The Chief Executive Officer makes recommendations to the Committee regarding the salary, incentive target and equity awards for the Chief Financial Officer and other named executive officers (except for himself) based on the analysis and guidance provided by the compensation consultant and the Chief Executive Officer’s assessment of individual performance. The Chief Executive Officer is also assisted by the Executive Vice President, Human Resources in making these recommendations.

The Committee independently decides the salary, incentive target and equity awards for the Chief Executive Officer with input from their compensation consultant. In 2011, the Committee’s independent compensation consultant provided input directly to the Committee with respect to the CEO’s compensation. Based on the information presented, the Committee discusses the Chief Executive Officer’s performance, Company performance and the competitive market, and independently makes compensation decisions in an executive session, without the Chief Executive Officer present.

Factors Considered in Determining Executive Compensation

As a starting point, the Committee reviews competitive compensation market data to establish reference points and relies on the following data sources:

•

Peer Group:    A group of publicly-traded networking equipment and other high technology companies set forth in the table below (the “Peer Group”). The companies included in the Peer Group are ones which the Committee believes are similar in size and business scope and which compete with the Company for talent. This list is periodically reviewed and updated by the Committee to take into account changes in both the Company’s business and the businesses of the companies in the Peer Group. The data on the compensation practices of the Peer Group is gathered through publicly available information.

•

Supplemental Data:    In November 2010, the Committee requested data to review in addition to the core Peer Group. The supplemental data comprised larger high-technology companies’ CEO pay data, and the Committee referenced it given intense demand for CEO talent.

•

Published Surveys:    For the 2011 annual compensation review, broader technology company data was drawn from the Radford 2010 Executive Compensation Survey for companies of comparable size, approximately $4 billion in revenue.

For decisions made in early 2011, the Peer Group consisted of the following companies:

Table 4

Peer Group Company	FY 2010 Revenues (In millions)
EMC Corp.	$17,015
Qualcomm Inc.	$10,982
Western Digital Corp.	$9,850
Ebay Inc.	$9,156
Corning Inc.	$6,632
Symantec Corp.	$5,985
Harris Corp.	$5,206
SanDisk Corp.	$4,827
CA Inc.	$4,227
Network Appliance Inc.	$3,931
Adobe Systems Inc.	$3,800
Intuit Inc.	$3,455
Commscope Inc.(1)	$3,025
Autodesk Inc.	$1,714

Peer Group Median	$5,017
Juniper Networks	$4,093

(1)	Revenues for Commscope Inc. are for fiscal year 2009, fiscal year 2010 information is not publicly available.

After reviewing the market data, the Committee takes into consideration other factors, such as internal equity, individual performance, tenure, leadership skills and ability to impact business performance. In addition, while recruiting key executive talent, the compensation decisions may be determined based on the recruiting negotiations with such individuals and reflect such factors as the amounts of compensation that the individual would forego by joining the Company or the costs of relocation.

Elements of Executive Compensation

The named executive officer compensation program comprises the following elements:

Table 5

Element	Rationale
Base Salary	Provides fixed level of compensation for day-to-day responsibilities and achieving target goals and objectives
Annual Cash Incentives	Aligns executive efforts with short-term (annual) financial and strategic Company goals
Long-term Incentives	Bridges short- and long-term goals and aligns executive effort with stockholder value creation
Stock Options	Explicitly aligns executive efforts with stockholder value creation (stock price appreciation)
Performance Shares	Rewards longer-term sustained financial performance, further strengthening the link with stockholder value creation
Restricted Stock Units	Key tool used in specific situations for retention and attraction needs (not used in a programmatic way for executives)
Benefits	Except as referenced below, executives participate in company-wide benefit programs. Executives may choose to defer a portion of salary and annual incentive bonus under a deferred compensation program
Severance	Provides a financial bridge to new employment in line with market competitive practices
Change of Control Related Benefits	Encourage the continued attention, dedication and continuity of assigned duties without the distraction that may arise from the possibility of a change of control

Pay Mix

Juniper’s executive compensation pay-mix further reinforces our emphasis on pay-for-performance. In 2011, “fixed” compensation in the form of base salary comprised 8% of our CEO’s target total direct compensation and 12% of our other NEOs’ target total direct compensation on average. Average pay mix calculation for other NEOs does not include Mr. Muglia’s target total direct compensation because Mr. Muglia was hired in October 2011 and his data would skew the pay mix to reflect an even higher percentage in equity value.

*	Note: Target Total Direct Compensation reflects base salary as indicated in the Summary Compensation Table, target bonus opportunity as indicated in the 2011 Target Incentives Table, and target value of 2011 equity awards as indicated in the Summary Compensation Table. The Summary Compensation Table begins on page 73 and the 2011 Target Incentives Table is on page 61.

Base Salary

In 2011, Mr. Johnson provided the Committee with his recommended pay increases for certain of the named executive officers in light of a review of competitive external market data as well as the Company’s compensation framework. The Committee independently decided the pay increase for Mr. Johnson. As noted in the table below, several executives received increases that were intended to better align their salaries with executives at Juniper with similar levels of responsibility as well as comparable positions among similarly sized companies in the technology industry. In particular, increases for Mr. Johnson were supported by the Committee’s review of CEO pay at the stated Peer Group of companies, and increasing demand for CEO talent in the high technology industry, specifically large high-technology companies. For Mr. Dyckerhoff, the increase takes into account his promotion to the head of Juniper’s largest division, as discussed in greater detail in the “2011 Reorganization” section of this proxy statement beginning on page 52. For all other NEOs, merit increases were effective April 1, 2011.

Table 6

Executive	2011 Base Salary Before Increase	2011 Base Salary After Increase	% Increase
Kevin R. Johnson	$840,000	$1,000,000	19%
Chief Executive Officer
Robyn M. Denholm	$525,000	$550,000	5%
Executive Vice President and Chief Financial Officer
Stefan Dyckerhoff(1)	$375,000	$650,000	N/M
Executive Vice President, General Manager, Platform Systems Division
Gerri Elliott	$500,000	$550,000	10%
Executive Vice President, Chief Sales Officer
Robert Muglia(2)	$750,000	$750,000	N/M
Executive Vice President, General Manager, Software Solutions Division

(1)	Mr. Dyckerhoff received a merit increase in April 2011 as a result of annual salary review, and an additional salary increase in October 2011 as a result of promotion to head of the Platform Systems Division.

(2)	Mr. Muglia was hired in October 2011 and did not participate in the 2011 merit increase cycle.

Annual Cash Incentive Compensation

As discussed above, one of the key program objectives is to have a significant portion of each NEO’s compensation tied to performance. To this end, the Company has established a target annual performance-based cash incentive opportunity for each NEO, expressed as a percentage of base salary. In establishing the amount of target incentive, the Committee takes into account competitive market data, desired positioning against market, the individual’s role and contribution to performance, and internal equity. The actual award earned may be higher or lower than this target incentive amount based on company, business unit and/or individual performance factors.

For 2011, the Committee adjusted target incentives (as a percentage of base salary) for Messrs. Dyckerhoff and Muglia. The adjustments were made in consideration of the enhanced role and impact these executives have in the Company given our reorganization. In the case of Mr. Johnson, the Committee made the determination to increase his target annual incentive percentage from 150% in 2010 to 175% in 2011, based on a review of CEO pay at the stated Peer Group of companies, comparable large technology companies and high demand for CEO talent in the high technology industry. In the case of Mr. Dyckerhoff, the Committee approved an increase in target opportunity from 100% in 2010 to 150% in 2011, in consideration of his enhanced role and impact in the Company, given our reorganization. Mr. Muglia’s target opportunity was set at 150% upon his hire, based on his role as Executive Vice President of the Software Solutions Division. As noted previously, the increase for the division head roles was intended to better align annual incentive opportunity with executives at Juniper with similar levels of responsibility, as well as comparable positions among similarly sized companies in the technology industry. Targets for other NEOs were unchanged. The target incentives as a percentage of base salary for 2011 are presented below:

Table 7

2011 Target Incentives

Executive	Base Salary	Adjusted Base Salary(1)	Incentives (as % of Base Salary)	Target Incentives
Kevin R. Johnson	$1,000,000	$960,000	175%	$1,680,000
Chief Executive Officer
Robyn M. Denholm	$550,000	$543,750	100%	$543,750
Executive Vice President and Chief Financial Officer
Stefan Dyckerhoff(2)	$650,000	$506,250	150%	$587,500
Executive Vice President, General Manager, Platform Systems Division
Gerri Elliott	$550,000	$537,500	100%	$537,500
Executive Vice President, Chief Sales Officer
Robert Muglia(3)	$750,000	$187,500	150%	$281,250
Executive Vice President, General Manager, Software Solutions Division

(1)	Adjusted base salaries reflect actual salaries earned during 2011.

(2)	Mr. Dyckerhoff’s target incentive value is pro-rated to reflect opportunity prior to and following promotion.

(3)	Mr. Muglia’s target incentive value is pro-rated to reflect his joining the Company in October 2011.

NEOs could earn annual cash incentives in 2011 based on achievement of pre-determined revenue growth and non-GAAP corporate operating margin targets, as well as strategic objectives. The strategic objectives component was based on a company-wide scorecard, which included individualized goals for the named executive officers based on the Company’s overall strategy. The illustration and table below provide the Executive Annual Incentive Plan design, the performance objectives and the weighting assigned to each measure for each individual NEO.

Table 8

2011 Performance Target Weighting

	Corporate Financial Performance		Division Financial Performance Revenue Growth	Strategic Goals
Executive	Revenue Growth	Operating Margin
Kevin R. Johnson	35%	35%	—	30%
Robyn M. Denholm	35%	35%	—	30%
Stefan Dyckerhoff	—	35%	35%	30%
Gerri Elliott	35%	35%	—	30%
Robert Muglia	—	35%	35%	30%

The actual amounts paid to individuals depend on the level of achievement against the objectives and, with respect to the revenue growth, operating margin and strategic objectives, range between zero and 200% of the target incentive. The portion of incentives tied to financial objectives is formulaic. However, the strategic component is funded at target and the CEO makes recommendations for individual payouts for officers other than himself, based on his evaluation of their performance. The CEO has the ability to present a case to the Committee for above-target funding for the strategic component; final approval of actual payout amounts is at the discretion of the Committee. For 2011, the Committee set target performance goals for revenue growth and operating margin per the table below. Strategic goals varied based on individuals. These goals included:

•	Quality of products;

•	Increased number of design wins;

•	Expanded customer usage of emerging Company products;

•	Growth in market share;

•	Improved customer loyalty;

•	Development of the Company’s leadership capabilities; and

•	Expanded operating margins through scale and efficiency.

Table 9

2011 Financial Performance Targets and Achievement

Performance Level(1)	Corporate Financial Performance		Division Revenue Growth(2)		Corporate Financial Payouts		Division Financial Payouts
	Revenue Growth	Operating Margin	Platform Systems Division	Software Solutions Division	Revenue Growth	Operating Margin	Platform Systems Division	Software Solutions Division
Maximum	26.0%	25.0%	33.8%	27.6%	200%	200%	200%	200%
Target	20.3%	23.5%	24.2%	20.7%	100%	100%	100%	100%
Inter Point	10.2%	22.0%	12.1%	10.4%	50%	50%	50%	50%
Threshold	0%	20.5%	0%	0%	0%	0%	0%	0%
Actual	8.7%	20.62%	11.4%	-1.4%	42.8%	4.0%	47.1%	0%

(1)	No payout for individual component for performance levels below threshold. Payment scales between threshold and target and between target and maximum are linear.

(2)	In the 2011 Executive Annual Incentive Plan, Division-level executives had their revenue growth component tied to their respective Division’s performance.

Upon completion of the measurement period for 2011, the Committee reviewed the performance of the Company to verify and approve the calculations of the amounts to be paid. Actual payments to NEOs under the incentive program ranged between 29.8% and 49.4% of the individual’s target bonus for the year. The following table summarizes the payments for the Company’s NEOs (expressed as a percentage of their 2011 target incentive):

Table 10

Payments Under 2011 Annual Incentive Plan

	Financial Component		Strategic Component		Total Amount
Executive	Payout $	Payout as % of Target	Payout $	Payout as % of Target	Payout $	Payout as % of Target
Kevin R. Johnson	$275,520	16.4%	$478,800	28.5%	$754,320	44.9%
Robyn M. Denholm	$89,175	16.4%	$171,281	31.5%	$260,456	47.9%
Stefan Dyckerhoff	$105,163	17.9%	$185,063	31.5%	$290,225	49.4%
Gerri Elliott	$88,150	16.4%	$161,250	30.0%	$249,400	46.4%
Robert Muglia	$3,938	1.4%	$80,000	28.4%	$83,938	29.8%

Actual 2011 corporate revenue growth and operating margin were between threshold and target, and resulted in payouts between threshold and target for this component. Revenue growth under the Platform Systems Division was between threshold and target, while revenue growth was below threshold for Software Solutions Division. For the strategic objectives-related payouts, the CEO presented to the Committee an evaluation of all of his direct reports relative to their goals and also made recommendations for their payouts. For the CEO, the Committee independently determined the payout for the strategic objectives component at 95% based on completion of, or progress made toward, strategic goals.

Long-Term Equity Incentive Compensation

The Company has been focused on managing its annual equity usage as a percentage of its common stock outstanding to align with Peer Group competitive levels. To reduce its equity usage, the Committee reviewed its overall equity compensation program and made changes intended to position the Company’s annual equity burn rate below the Peer Group’s 75th percentile. In determining the ranges for long-term incentives, the Committee sought to allocate to the NEOs approximately 50% of award value in stock options and 50% of award value in performance shares. The rationale for this equity mix was to align the NEOs’ compensation opportunities with stockholder interests, i.e., stock price appreciation, and also drive performance in key financial and operational metrics that support our innovation agenda (i.e., operating cash flow) and customer satisfaction (JCSI). The number of shares for the 2011 equity guidelines was calculated using the six month average stock price in the second half of 2010, or July 1 through Dec 31. Using an average stock price mitigates the impact of spot stock price volatility on any given day in converting long-term incentive value to number of shares. In determining the amount of long-term equity incentives to award to each individual, the Committee evaluated grant levels in the Peer Group and reported in the survey data. The Committee’s objective was to continue to target total direct compensation between the 50th and 75th percentiles of the Peer Group market data discussed above. However, within this general objective, the specific number of equity awards for each of the NEOs was based on his or her respective role and grade level.

The Company’s equity compensation programs are intended to align the interests of our NEOs with those of our stockholders by creating an incentive to drive financial performance over time and maximize stockholder value creation. The vehicles used for the equity compensation program and the rationales for their use are as follows:

Stock Options

Stock options provide payout opportunity to the NEOs only if the stock price appreciates relative to the date of grant, which is a direct link between stockholder value creation and executive efforts. The stock options vest based upon continued service over a four year period. Stock options were granted to the NEOs by the Company on February 18, 2011 and have an exercise price equal to the closing market price in effect on the date of grant, or $44.00 per share. The options have a seven-year term and vest with respect to 25% of the shares on the first anniversary of grant and with respect to 1/48th of the shares each month thereafter, assuming continued service to the Company.

Performance Share Awards

Performance share awards are designed to reward executive efforts with respect to year-over-year sustained financial performance, which in the longer term has the potential to positively impact stockholder value.

NEOs receive performance share grants that are earned annually based on performance over a three-year period. In general, earned shares vest following the end of the three-year period. The amount of performance shares earned for a particular year is based on the achievement of annual performance targets established for that year. The plan construct in 2011 is illustrated below:

We note that the 2011 construct was the same as that in 2010, with the exception that the maximum multiplier on the JCSI metric was increased from 1.25x to 1.5x to allow management to emphasize the customer satisfaction metric and drive desired results. However, consistent with 2010, the maximum payout under the 2011 program is capped at 250% of target. Consistent with the 2010 construct, JCSI comprises three metrics: a customer’s (1) overall satisfaction with Juniper, (2) likelihood to recommend Juniper to a colleague, and (3) continued use of Juniper products, services and or support. JCSI is measured based on the results of a customer satisfaction survey designed, administered and analyzed by an external firm in partnership with the Company’s management. The survey process typically begins towards the middle of the second quarter and final results are available towards the end of the fourth quarter. For 2011, 4,440 nominations were sent across 1,056 client accounts for participation in the Company’s customer satisfaction survey, and 695 customers participated. JCSI functions as a multiplier to the interim payout outcome based on operating cash flow margin performance relative to objectives per the illustration below. For 2011, the Committee set target performance goals at levels which it believed at the time to be difficult but achievable, and set maximum performance goals at a level which it believed to be very difficult. With respect to each year’s performance, the participants can earn between 0%

and 250% of the target amount for that year depending on the level of achievement against the targets established for that year (the target amount for each year is one third of the target amount for the entire three year period). Shares earned vest on satisfaction of the service period of three years from date of grant. No shares are vested or issued prior to the completion of the third year, and any earned but unvested shares are forfeited if the employee leaves the Company before they are vested and issued.

Performance shares were granted to named executive officers on February 18, 2011, and vest after the Committee approves the third year payout calculations following the end of the third performance year, based on achievement of specific performance objectives established for each year over 2011, 2012, and 2013. In the case of Mr. Johnson, his September 2008 performance share award granted in connection with the commencement of his employment vests each year after the Committee approves the payout calculations, following 2008, 2009, 2010, 2011, and 2012. Details on individual grants can be found in the Grants of Plan Based Awards Table on page 75 of this proxy statement.

The tables below provide operating cash flow margin and JSCI goals for 2011, actual achievement and details of shares earned for the 2011 performance measurement year. The Company’s achievement of the operating cash flow margin goal reflects increased efficiency in its use of cash.

Table 11

2011 Operating Cash Flow Margin and JCSI Goal Achievement

Performance Measure(1)	Corporate Operating Cash Flow Margin	Payout (% of Target)(1)	Juniper Customer Satisfaction Index (JCSI)	Modifier (Multiple of OCF Margin Payout %)
Maximum	26.0%	200%	8.41 and above	1.50x
Target	23.5%	100%	7.91 — 8.07	1.00x
Threshold	18.5%	0%	7.54 and below	0.75x
Actual	24.1%	125.2%	7.78	0.92x

(1)	No payout for performance levels below threshold. Payment scales between threshold and target and between target and maximum are linear.

Table 12

Shares Earned for 2011 Performance Goal Achievement

Executive	Grant Year of Performance Shares	Total Performance Share Target	2011 Target	2011 Performance Achievement (% of Target)	2011 Total Shares Earned	Shares To Vest in 2012
Kevin R. Johnson	2011	100,000	33,333	115.2%	38,400	—
	2010	100,000	33,333	115.2%	38,400	—
	2009	100,000	33,333	115.2%	38,400	169,400
	2008	335,000	75,000	115.2%	86,400	86,400

Robyn M. Denholm	2011	45,000	15,000	115.2%	17,280	—
	2010	32,000	10,667	115.2%	12,288	—
	2009	28,000	9,333	115.2%	10,752	47,432

Stefan Dyckerhoff	2011	50,000	16,666	115.2%	19,199	—
	2010	24,300	8,100	115.2%	9,331	—
	2009	10,500	3,500	115.2%	4,032	—

Gerri Elliott	2011	45,000	15,000	115.2%	17,280	—
	2010	29,000	9,667	115.2%	11,136	—
	2009	100,000	33,333	115.2%	38,400	169,400

Robert Muglia	2011	100,000	20,000	115.2%	23,040	23,040

Benefits and Perquisites

The NEOs are provided the same health and welfare benefits that are available to employees broadly. The Committee believes that the benefits programs are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain talent.

In addition to the Company-wide benefits, NEOs are eligible to participate in the Deferred Compensation Plan and Executive Wellness Program described below.

Deferred Compensation Plan

In June 2008, the Company adopted and implemented a deferred compensation plan. All NEOs are eligible to participate in the deferred compensation plan. The Company implemented this plan in order to offer benefits that are competitive with other companies with which we compete for talent. This plan allows participants to elect to defer a certain amount of compensation earned into one or more investment choices.

The participants are not taxed on the compensation deferred into these investments until distribution of invested funds to the participant at a future date, which may be upon termination of employment with the Company or a designated “in-service” date elected by the participant. The deferred compensation plan is intended to comply with Internal Revenue Code Section 409A. In 2011, none of our NEOs participated in this plan.

Executive Wellness Program

Under the Executive Wellness Program, eligible executives receive additional benefits focused on health care screening and wellness. The total value of this benefit is limited to $10,000 per year for each eligible executive. The Committee believes that promoting the health and wellness of its executives results in a number of benefits to the Company, including increased productivity, lower absentee rate and increased organizational stability, among others.

Other Benefits

From time to time, the Company may agree to reimburse an employee for relocation costs if the employee’s job responsibilities require him or her to move a significant distance. In 2009, Ms. Elliott was hired by the

Company. While she was in the process of relocating to the San Francisco Bay Area, and pursuant to the terms of her new hire package, the Company provided relocation assistance in the form of travel for residence relocation, tax assisted limited rental car use and temporary housing, household goods shipping/storage, and a taxable relocation allowance. In addition, Ms. Elliott’s agreement provided for home sale assistance and new home purchase assistance. In 2011, Mr. Muglia was hired by the Company. While he was in the process of relocating to the San Francisco Bay Area and pursuant to the terms of his new hire package, the Company provided relocation assistance in the form of travel for residence relocation, settling in assistance, limited rental car use, temporary housing, household goods shipping/storage, and a taxable relocation allowance. In addition, Mr. Muglia’s agreement provided for new home purchase assistance.

On May 13, 2010, the Committee authorized the Company to provide up to 100 flight hours on a private aircraft for the use of Mr. Johnson and his family for non-business travel completed on or before December 31, 2012 and in fiscal year 2010, a 25 hour flight allowance was purchased by the Company for $102,125. This arrangement will be considered taxable compensation to Mr. Johnson upon use. Mr. Johnson received a taxable benefit of $10,138 related to use of private aircraft in fiscal year 2011.

Severance Benefits

In addition to compensation designed to reward employees for service and performance, the Committee has approved severance and change of control provisions for certain employees, including NEOs.

Basic Severance

In order to recruit executives to the Company and encourage retention of employees, the Committee believes it is appropriate and necessary to provide assurance of certain severance payments if the Company terminates the individual’s employment without cause, as defined in their respective agreements. The Committee has approved severance benefits for several members of senior management, including the named executive officers. Upon the commencement of his employment, Mr. Johnson entered into a severance agreement which is described below. Under severance agreements with Ms. Denholm, Mr. Dyckerhoff, Ms. Elliott and Mr. Muglia, in the event the employee is terminated involuntarily by Juniper Networks without cause, and provided the employee executes a full release of claims, in a form satisfactory to Juniper Networks, promptly following termination, the employee will be entitled to receive the following severance benefits: (i) an amount equal to 12 months of base salary (for Ms. Denholm and Ms. Elliott) and 15 months of base salary (for Mr. Dyckerhoff and Mr. Muglia), and (ii) $18,000 in lieu of continuation of benefits (whether or not the individual elects COBRA). All current severance agreements will expire in January 2015 (other than Mr. Johnson’s, which expires in January 2013).

Upon the commencement of his employment, Mr. Johnson entered into a severance agreement which provided that in the event Mr. Johnson is terminated involuntarily by the Company without cause, and provided he executes a full release of claims, in a form satisfactory to Juniper Networks promptly following termination, Mr. Johnson will be entitled to receive the following severance benefits: (i) an amount equal to one year of base salary, (ii) an amount equal to his annual target bonus for the fiscal year in which the termination occurs, and (iii) six months of Company-paid health, dental, vision, and life insurance coverage.

The Committee believes that the size of the severance packages described is consistent with severance offered by other companies of the Company’s size or in the Company’s industry.

The following table describes the potential payments upon termination of employment without cause, or (assuming the change of control benefits discussed below do not apply) for each of the NEOs as described above. Amounts payable in cash assume relevant salary, bonus and benefit values in effect as of December 31, 2011.

Table 13

Potential Severance Payments for Termination Without Cause

Executive	Base Salary Component	Incentive Component	Value of Awards	Value of Benefits	Total
Kevin R. Johnson	$1,000,000	$1,750,000	N/A	$7,653	$2,757,653
Robyn M. Denholm	$550,000	N/A	N/A	$18,000	$568,000
Stefan Dyckerhoff	$812,500	N/A	N/A	$18,000	$830,500
Gerri Elliott	$550,000	N/A	N/A	$18,000	$568,000
Robert Muglia	$937,500	N/A	N/A	$18,000	$955,500

Change of Control Severance

The Committee considers maintaining a stable and effective management team to be essential to protecting and enhancing the best interests of the Company and its stockholders. To that end, the Committee recognizes that the possibility of a change of control may exist from time to time, and that this possibility, and the uncertainty and questions it may raise among management, may result in the departure or distraction of management to the detriment of the Company and its stockholders. Accordingly, the Committee decided to take appropriate steps to encourage the continued attention, dedication and continuity of members of the Company’s management to their assigned duties without the distraction that may arise from the possibility of a change of control. As a result, the Committee approved certain severance benefits for Mr. Johnson, Ms. Denholm, Mr. Dyckerhoff, Ms. Elliott and Mr. Muglia, as well as for several members of senior management in the event of certain employment terminations following a change of control. In approving these benefits the Committee considered a number of factors, including the prevalence of similar benefits adopted by other publicly traded companies. In the case of Mr. Johnson and Mr. Muglia, the change of control benefits were also deemed appropriate in light of the negotiations to secure the services of Mr. Johnson as Chief Executive Officer and Mr. Muglia as Executive Vice President, Software Solutions Division, respectively. All current change of control agreements will expire in January 2014 (other than Mr. Johnson’s, which expires in January 2013, and Mr. Muglia’s, which expires in January 2015). The Committee takes into account an executive’s current role and the impact of a transaction on the role before renewing the agreements for another period of three years.

The change of control severance benefits approved by the Committee for all named executive officers other than Mr. Johnson, provided the executive signs a release of claims and complies with certain post termination non-solicitation and non-competition obligations, provide that the executive will receive change of control severance benefits if either (i) the executive is terminated without cause within 12 months following the change of control or (ii) between four and 12 months following a change of control the executive terminates his or her employment with the Company (or any parent or subsidiary of the Company) for good reason (both cause and good reason are defined in the agreement). For the purposes of this agreement, a reduction in duties, title, authority or responsibilities solely by virtue of the Company being acquired and made part of a larger entity (as, for example, when the Chief Financial Officer of the Company remains the Chief Financial Officer of the subsidiary or business unit substantially containing the Company’s business following a change of control) does not by itself constitute grounds for good reason.

These change of control severance benefits consist of (i) a cash payment equal to the executive’s annual base salary plus the executive’s target bonus for the fiscal year in which the change of control or the executive’s termination occurs, whichever is greater, (ii) acceleration of vesting of all of the executive’s then unvested outstanding stock options, stock appreciation rights, restricted stock units and other Company equity compensation awards that vest based on time, (iii) in the case of Ms. Denholm, Mr. Dyckerhoff, Ms. Elliott and Mr. Muglia, a

lump sum cash payment of $36,000 in lieu of continuation of benefits (whether or not the individual elects COBRA). With respect to equity compensation awards that vest wholly or in part based on factors other than time, such as performance (whether individual or based on external measures such as Company performance, market share, stock price, etc.), the change of control severance benefits include acceleration as follows: (i) any portion for which the measurement or performance period or performance measures have been completed and the resulting quantities have been determined or calculated, shall immediately vest and become exercisable (and any rights of repurchase by the Company or restriction on sale shall lapse), and (ii) the remaining portions shall immediately vest and become exercisable (and any rights of repurchase by the Company or restriction on sale shall lapse) in an amount equal to the number that would be calculated if the performance measures were achieved at the target level.

Mr. Johnson’s change of control severance benefits are as follows. Provided he signs a release of claims and complies with certain post termination non-solicitation and non-competition obligations, Mr. Johnson will receive change of control severance benefits if either: (i) he is terminated without Cause (as defined below) within 18 months following the change of control, or (ii) between 12 and 18 months following a change of control he terminates his employment with the Company (or any parent or subsidiary of the Company) for Good Reason (as defined below). The change of control severance benefits consist of: (i) a cash payment equal to his annual base salary plus his target bonus for the fiscal year in which the change of control or his termination occurs, whichever is greater, (ii) acceleration of vesting of all of his then unvested outstanding stock options, stock appreciation rights, restricted stock units and other Company equity compensation awards that vest based on time and (iii) one year of Company-paid health, dental, vision, and life insurance coverage. With respect to equity compensation awards that vest wholly or in part based on factors other than time, such as performance (whether individual or based on external measures such as Company performance, market share, stock price, etc.), Mr. Johnson’s change of control severance benefits include acceleration as follows: (i) any portion for which the measurement or performance period or performance measures have been completed and the resulting quantities have been determined or calculated, shall immediately vest and become exercisable (and any rights of repurchase by the Company or restriction on sale shall lapse), and (ii) the remaining portions shall immediately vest and become exercisable (and any rights of repurchase by the Company or restriction on sale shall lapse) in an amount equal to the number that would be calculated if the performance measures were achieved at the target level. In the event that any of the provisions of the Company’s 2006 Plan would prevent him from receiving a portion of the entire amount of acceleration of restricted stock, performance shares, RSUs or Deferred Stock Units which would otherwise accelerate under the change of control agreement, then Mr. Johnson’s employment agreement provides for paying him the cash value of such shares.

For purposes of Mr. Johnson’s change of control agreement, “Good Reason” means any of the following actions taken without Mr. Johnson’s express written consent: (i) any material reduction of his duties, title, authority or responsibilities or a material change in who he reports to, relative to his duties, title, authority or responsibilities and reporting relationship as in effect immediately prior to such reduction, (ii) a substantial reduction of the facilities and perquisites (including office space and location) available to Mr. Johnson immediately prior to such reduction, (iii) a reduction by the Company in the base compensation or total target cash compensation as in effect immediately prior to such reduction, (iv) a material reduction by the Company in the kind or level of benefits to which Mr. Johnson was entitled immediately prior to such reduction with the result that his overall benefits package is significantly reduced, or (v) the relocation of Mr. Johnson to a facility or a location more than forty (40) miles from his then-present location.

For purposes of Mr. Johnson’s change of control agreement, “Cause” means (i) an act of personal dishonesty taken by Mr. Johnson in connection with his responsibilities as an employee and intended to result in substantial personal enrichment, (ii) Mr. Johnson being convicted of, or pleading nolo contendere to a felony, (iii) a willful act by Mr. Johnson which constitutes gross misconduct and which is injurious to the Company, or (iv) following delivery to Mr. Johnson of a written demand for performance from the Company which describes the basis for the Company’s reasonable belief that he has not substantially performed his duties, continued violations by Mr. Johnson of his obligations to the Company which are demonstrably willful and deliberate. If any of the change of control benefits would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code and be subject to the excise tax and any related interest or penalties, then he will be enti-

tled to receive from the Company an additional payment (the “Gross-Up Payment”) in an amount up to a maximum of $5 million that that would fund his payment of any excise tax payments as well as all income and employment taxes imposed on the Gross-Up Payment, any excise tax imposed on the Gross-Up Payment and any interest or penalties imposed with respect to income and employment taxes imposed on the Gross-Up Payment. No Gross-Up Payment is required if the amount of benefits that would constitute a parachute payment is $1 million or less.

The following table describes the potential payments upon termination of employment in connection with a change of control of Juniper Networks for each of the NEOs. The amounts in the following table for equity awards represent the value of the awards that vest as a result of the termination without cause or a resignation for good reason (as defined in the applicable agreement) of the NEO’s employment in connection with a change of control. For purposes of valuing the stock options, the amounts below are based on a per share price of $20.41, which was the closing price as reported on December 31, 2011. Other amounts payable assume relevant salary, bonus and benefit values in effect as of December 31, 2011. The amounts in the following table related to benefits represent the amounts payable by the Company to maintain the officer’s benefits for the period following the termination of the NEO’s employment in connection with a change of control as described above.

Table 14

Potential Payments Upon Termination in Connection with a Change of Control

Name(1)(2)	Base Salary Severance Component	Incentive Compensation Severance Component	Benefits Severance Component	Value of Accelerated Equity Awards (3)	280G Gross-up	Total
Kevin R. Johnson	$1,000,000	$1,750,000	$14,646	$12,222,185	$5,000,000	$19,986,831
Robyn M. Denholm	$550,000	$550,000	$36,000	$2,967,327	N/A	$4,103,327
Stefan Dyckerhoff	$650,000	$975,000	$36,000	$2,034,530	N/A	$3,695,530
Gerri Elliott	$550,000	$550,000	$36,000	$5,241,615	N/A	$6,377,615
Robert Muglia	$750,000	$1,125,000	$36,000	$2,103,046	N/A	$4,014,046

(1)	If Mr. Johnson’s benefits trigger excise taxes, he will receive a Gross-Up Payment of up to $5 million to cover the tax. No Gross-Up Payment is required if the amount of the benefits that would constitute a “parachute payment” is $1 million or less.

(2)	All NEO’s, except for Mr. Johnson, are subject to a modified cap whereby they either pay the 280G excise taxes or have their benefits reduced, whichever is the best outcome for the executive.

(3)	The value of accelerated equity awards assumes that the triggering event for acceleration of vesting for outstanding and unvested options, RSUs and performance share awards occurred on December 31, 2011. With respect to performance share awards, the equity value is calculated based on the sum of earned, but unvested shares, plus target unearned and unvested shares multiplied by $20.41, the closing price of Juniper Networks, Inc. common stock on December 31, 2011.

Stock Option Granting Policy

The Company has approved a policy for granting stock options and equity awards. Pursuant to the policy, new hire and ad hoc promotional and adjustment grants to non-executive employees are generally granted monthly on the third Friday of the month, except as discussed below. All approvals of option grants by the Board, the Stock Committee, or the Compensation Committee shall be made at a meeting, which may be either in-person or telephonic, and not by unanimous written consent, except that this requirement shall not apply to Board actions, such as the appointment of new directors, as to which the granting of options is incidental to the primary Board action. Annual performance grants to non-Section 16 officers are scheduled to occur on the same date as a monthly grant and shall be approved by the Stock Committee in the manner described above. Grants in connection with acquisitions shall, unless a date is specified in the acquisition agreement, occur to the extent practical on a date on which equity awards to Company employees are made by the Stock Committee. Annual equity awards to Section 16 officers are generally scheduled to be approved at a meeting of the Compensation Committee in the first quarter after the fourth fiscal quarter earnings announcement and prior to March 1. The annual grants to Section 16 officers are also generally scheduled to be effective on the third Friday of the month if the meeting approving such grants occurs on or before such date. Notwithstanding the foregoing, if the Company is advised by outside counsel that the granting of equity awards on a particular date or to particular recipients, or prior to the disclosure of certain non-public information, could reasonably be deemed to be a violation of applicable laws or regulations, such grants may be delayed until such time as the granting of those awards would be not reasonably expected to constitute a violation. If making a particular monthly grant would cause the Company to exceed any granting limitation imposed by the Board or Compensation Committee (such as an annual limit), the monthly grant shall be delayed until the first subsequent month in which the limitation would not be exceeded. If the making of a grant would cause the Company to violate the terms of any agreement approved by the Board or a Committee of the Board, such grant shall be delayed until it would not violate such agreement. The exercise price of options granted will be the closing market price on the date of grant. The Company intends to grant options in accordance with the foregoing policy without regard to the timing of the release of material non-public information, such as a positive or negative earnings announcement.

Equity Ownership and Hedging Guidelines

The Company has adopted stock ownership guidelines to further align the interests of the Company’s named executive officers and directors with the interests of its stockholders and promote the Company’s commitment to sound corporate governance. Please refer to “Executive Officer and Director Stock Ownership Guidelines” on page 46 of this proxy statement for more information.

The Company’s insider trading policy prohibits NEOs and directors from making any short sale of the Company's stock or engaging in any “collar” transaction designed to limit the amount of loss in the event of a decline in the stock price.

Committee Policy on 280G Excise Taxes

On May 21, 2009, the Committee adopted a policy that in unusual circumstances where the Committee believes that accommodations have to be made to recruit a new executive officer to the Company, limited reimbursement for excise taxes payable may be included in the executive officer’s contracts. In those circumstances, the excise tax “gross ups” will be limited to payments triggered by both a change in control and termination of employment and will be subject to a three-year sunset provision.

Repayment of Certain Bonus and Incentive Payments

In November 2008, the Board adopted a policy requiring the Company to seek repayment of certain bonus and incentive compensation in the event the Company is required to prepare an accounting restatement on an annual financial statement included in an Annual Report on Form 10-K. In such event, the Company’s Chief Executive Officer and Chief Financial Officer must deposit into an escrow account for the benefit of the Company the difference (if any) between (i) the amount of any cash bonus or incentive compensation for each of the applicable years covered by the restated financial statements previously paid by that officer, minus (ii) the amount of such cash bonus or incentive compensation that would have been earned by that officer for each of the applicable years had the cash bonus or incentive compensation been determined based on the information contained in the restated financial statements. If a court, arbitrator or committee of independent directors determines that the financial restatement was not due to the gross recklessness or intentional misconduct of the respective officer causing material noncompliance with any financial reporting requirement under the federal securities laws, then the amount deposited by such officer will be returned to the officer, as applicable.

The Impact of Favorable Accounting and Tax Treatment on Compensation Program Design

Favorable accounting and tax treatment of the various elements of our compensation program is a relevant consideration in their design. However, the Company and the Committee have placed a higher priority on structuring flexible compensation programs to promote the recruitment, retention and performance of Section 16 officers than on maximizing tax deductibility. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), places a limit of $1,000,000 on the amount of compensation that Juniper Networks may deduct in any one year with respect to certain executive officers. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy requiring all compensation to be deductible.

There is an exception to the $1,000,000 limitation for certain performance-based compensation meeting certain requirements. The Company believes that the stock options granted, as well as performance share awards granted in 2011 and in the future, under the 2006 Plan, will meet the terms of the exception. RSUs are not considered performance-based under Section 162(m) of the Tax Code and, as such, are generally not deductible by the Company. Prior to the 2011 annual meeting, the Company did not seek stockholder approval of its annual cash incentive plans, and therefore, payments under those prior plans may not be fully deductible.

Commencing with compensation paid for fiscal year 2012, the Committee believes the Company will be able to make a significant portion of annual cash incentive compensation fully deductible performance-based compensation under Tax Code Section 162(m).

The Company believes it has amended all executive officer arrangements covered by Tax Code Section 409A in a timely manner.

Beginning on January 1, 2006, the Company began accounting for share-based payments in accordance with the requirements of ASC Topic 718. Like many of the companies within our Peer Group, Juniper Networks has lowered both grant guidelines and option participation rates to ensure that the Company’s equity granting practice remains competitive but also within acceptable cost limitations.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and included in this proxy statement beginning on page 48 with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

William R. Stensrud (Chairman)

J. Michael Lawrie

David Schlotterbeck

Compensation Committee Interlocks and Insider Participation

During fiscal year 2011, the Compensation Committee consisted of (i) from January 1, 2011 through February 9, 2011, Messrs. Stensrud and Lawrie and (iii) from February 9, 2011 through December 31, 2011, Messrs. Stensrud, Lawrie and Schlotterbeck. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Summary Compensation Table

The following table discloses compensation received by persons serving as our Chief Executive Officer or Chief Financial Officer during fiscal 2011, as well as our three other most highly paid executive officers (together with those persons serving as Chief Executive Officer or Chief Financial Officer in 2011, the “named executive officers”) as of December 31, 2011, and, with respect to Mr. Johnson and Ms. Denholm, each of whom has been a named executive officer in previous years, their compensation received for each of the fiscal years ending December 31, 2010 and 2009.

Name and Principal Position	Year	Salary	Bonus		Stock Awards(1)		Option Awards(1)	Non Equity Incentive Plan Compensation		Change in Pension Value Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Kevin R. Johnson	2011	$960,000	$—		$4,400,000	(2)	$4,565,850	$754,320	(4)	$—	$13,233	(7)	$10,693,403
Chief Executive Officer	2010	$820,000	$2,000,000	(10)	$2,744,000	(3)	$2,789,130	$1,599,000	(5)	$—	$61,442	(8)	$10,013,572
	2009	$740,000	$1,500,000	(10)	$2,936,000		$1,893,210	$574,425	(6)	$—	$102,291	(9)	$7,745,926

Robyn M. Denholm	2011	$543,750	$—		$1,980,000	(11)	$1,368,233	$260,456	(4)	$—	$7,901	(13)	$4,160,340
Executive Vice President, Chief Financial Officer	2010	$512,500	$—		$878,080	(12)	$929,710	$583,750	(5)	$—	$7,606	(14)	$2,911,646
	2009	$481,250	$—		$822,080		$492,235	$224,984	(6)	$—	$7,554	(15)	$2,028,103

Stefan Dyckerhoff	2011	$506,250	$—		$1,742,400	(16)	$1,809,758	$290,225	(4)	$—	$7,217	(17)	$4,358,850
Executive Vice President, General Manager, Platform Systems Division

Gerri Elliott	2011	$537,500	$—		$1,980,000	(18)	$1,368,233	$249,400	(4)	$—	$84,846	(19)	$4,219,979
Executive Vice President, Chief Sales Officer

Robert Muglia	2011	$187,500	$187,500	(20)	$2,112,000	(21)	$2,649,150	$83,938	(4)	$—	$37,905	(22)	$5,257,993
Executive Vice President, General Manager, Software Solutions Division

(1)	Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown represent an aggregate grant date fair value of stock-related awards in each fiscal year computed in accordance with ASC Topic 718 including the maximum shares issuable for the performance share awards in 2009 and the target shares issuable for performance share awards in 2010 and 2011, restricted stock units and non-qualified stock options. The assumptions used to calculate the value of option awards are set forth under Note 12, Employee Benefit Plans of the Notes to Consolidated Financial Statements included in Juniper Networks Annual Report on Form 10-K for 2011 filed with the SEC on February 24, 2012.

(2)	The amount shown represents an aggregate grant date fair value of the target shares issuable for performance share awards in 2011. The aggregate grant date fair value of the maximum number of shares issuable for performance shares awards in 2011 is $11,000,000.

(3)	The amount shown represents an aggregate grant date fair value of the target shares issuable for performance share awards in 2010. The aggregate grant date fair value of the maximum number of shares issuable for performance shares awards in 2010 is $6,860,000.

(4)	Amounts reflect bonuses earned in 2011 but paid in 2012 under the 2011 Juniper Networks annual cash incentive plan.

(5)	Amounts reflect bonuses earned in 2010 but paid in 2011 under the 2010 Juniper Networks annual cash incentive plan.

(6)	Amounts reflect bonuses earned in 2009 but paid in 2010 under the 2009 Juniper Networks annual cash incentive plan.

(7)	Amount consists of costs related to the standard employee benefit portion paid by the Company for life and disability insurance premiums, $625 in matching contributions paid under the Company’s 401(k) plan and $10,138 in taxable benefit related to use of chartered aircraft.

(8)	Amount consists of costs related to the standard employee benefit portion paid by the Company for life and disability insurance premiums, $3,500 for an executive health plan for physicals and $55,473 associated with taxable relocation costs and benefits.

(9)	Amount consists of costs related to the standard employee benefit portion paid by the Company for life and disability insurance premiums and $100,581 in taxable relocation costs and benefits.

(10)	Amount paid reflects installments of the $5,000,000 sign on bonus to Mr. Johnson agreed to in connection with commencement of employment with the Company.

(11)	The amount shown represent an aggregate grant date fair value of the target shares issuable for performance share awards in 2011. The aggregate grant date fair value of the maximum number of shares issuable for performance shares awards in 2011 is $4,950,000.

(12)	The amount shown represent an aggregate grant date fair value of the target shares issuable for performance share awards in 2010. The aggregate grant date fair value of the maximum number of shares issuable for performance shares awards in 2010 is $2,195,200.

(13)	Amount consists of costs related to the standard employee benefit portion paid by the Company for life and disability insurance premiums, $4,125 in matching contributions paid under the Company’s 401(k) plan, $1,487 for an executive health plan for physicals and $121 for a taxable gift to Ms Denholm from the Company.

(14)	Amount consists of costs related to the standard employee benefit portion paid by the Company for life and disability insurance premiums, $1,340 for an executive health plan for physicals and $4,125 in matching contributions paid under the Company’s 401(k) plan.

(15)	Amount consists of costs related to the standard employee benefit portion paid by the Company for life and disability insurance premiums and $4,125 in matching contributions paid under the Company’s 401(k) plan.

(16)	The amount shown represent an aggregate grant date fair value of the target shares issuable for performance share awards in 2011. The aggregate grant date fair value of the maximum number of shares issuable for performance shares awards in 2011 is $4,356,000.

(17)	Amount consists of costs related to the standard employee benefit portion paid by the Company for life and disability insurance premiums, $815 for an executive health plan for physicals and $4,125 in matching contributions paid under the Company’s 401(k) plan.

(18)	The amount shown represent an aggregate grant date fair value of the target shares issuable for performance share awards in 2011. The aggregate grant date fair value of the maximum number of shares issuable for performance shares awards in 2011 is $4,950,000.

(19)	Amount consists of costs related to the standard employee benefit portion paid by the Company for life and disability insurance premiums, $2,012 for an executive health plan for physicals, $4,031 in matching contributions paid under the Company’s 401(k) plan, $121 for a taxable gift to Ms. Elliott from the Company and $76,515 in taxable relocation costs.

(20)	Amount paid reflects the first of eight installments of the $1,500,000 sign on bonus to Mr. Muglia agreed to in connection with commencement of his employment with the Company.

(21)	The amount shown represent an aggregate grant date fair value of the target shares issuable for performance share awards in 2011. The aggregate grant date fair value of the maximum number of shares issuable for performance shares awards in 2011 is $5,280,000.

(22)	Amount consists of costs related to the standard employee benefit portion paid by the Company for life and disability insurance premiums, $234 in matching contributions paid under the Company’s 401(k) plan, $7,974 for taxable gifts to Mr. Muglia from the Company and $29,100 in taxable relocation costs.

Grants of Plan-Based Awards for Fiscal 2011

The following table shows all plan-based awards granted to our named executive officers during 2011. The option awards identified in the table below are also reported in the Outstanding Equity Awards at Fiscal 2011 Year-End Table on the following page.

Name	Grant Date							All Other Stock Awards: Number of Shares of Stock or Units	All Other Stock Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(3)

		Estimated Future Payouts Under
		Non-Equity Incentive Plan			Estimated Future Payouts Under
		Awards(1)			Equity Incentive Plan Awards(2)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Kevin R. Johnson	02/09/2011	$—	$1,680,000	$3,360,000
	2/18/2011				—	100,000	250,000				$11,000,000
	2/18/2011							—	300,000	$44.00	$4,565,850

Robyn M. Denholm	02/09/2011	$—	$543,750	$1,087,500
	02/18/2011				—	45,000	112,500				$4,950,000
	02/18/2011							—	89,900	$44.00	$1,368,233

Stefan Dyckerhoff	02/09/2011	$—	$587,500	$1,175,000
	02/18/2011				—	30,000	75,000				$3,300,000
	10/21/2011					20,000	50,000				$1,056,000
	2/18/2011							—	89,900	$44.00	$1,368,233
	10/21/2011							—	50,000	$21.12	$441,525

Gerri Elliott	02/09/2011	$—	$537,500	$1,075,000
	02/18/2011				—	45,000	112,500				$4,950,000
	02/18/2011							—	89,900	$44.00	$1,368,233

Robert Muglia	10/21/2011	$—	$281,250	$562,500
	10/21/2011				—	100,000	250,000				$5,280,000
	10/21/2011							—	300,000	$21.12	$2,649,150

(1)	Amounts reflect potential cash bonuses payable under the Company’s 2011 annual cash incentive plan described in “Compensation Discussion and Analysis” above. Actual payment amounts pursuant to the 2011 annual cash incentive plan for Mr. Johnson, Ms. Denholm, Mr. Dyckerhoff, Ms. Elliott, and Mr. Muglia are included in the Summary Compensation Table and were $754,320, $260,456, $290,225, $249,400 and $83,938, respectively.

(2)	Amounts reflect performance share awards issuable under the Company’s 2011 Long Term Equity Incentive Program described in “Compensation Discussion and Analysis” above.

(3)	Represents an aggregate grant date fair value of stock-related awards in fiscal 2011 computed in accordance with ASC Topic 718 including the grant date fair value for the target shares issuable for the 2011 performance share awards, restricted stock units and non-qualified stock options. The grant date fair value for the maximum shares issuable for the 2011 performance share awards is reflected for each of the named executive officers in the footnotes to the Summary Compensation Table above.

Outstanding Equity Awards at Fiscal 2011 Year-End

The following table shows all outstanding equity awards held by our named executive officers at December 31, 2011.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(18)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(18)
Kevin R. Johnson	1,137,500	262,500	(1)		$26.90	9/19/2015
	137,500	62,500	(2)		$26.90	9/19/2015
	212,500	87,500	(3)		$14.68	2/20/2016
	137,500	162,500	(4)		$27.44	2/19/2017
	0	300,000	(5)		$44.00	2/18/2018
							86,400	(10)	$1,763,424	150,000	(11)	$3,061,500
							169,400	(12)	$3,457,454	0		$0
							105,067	(13)	$2,144,417	83,333	(14)	$1,700,827
							38,400	(15)	$783,744	166,667	(16)	$3,401,673
Robyn M. Denholm	250,000	0			$31.61	8/14/2014
	60,937	4,063	(6)		$25.16	3/21/2015
	11,375	22,750	(3)		$14.68	2/20/2016
	45,833	54,167	(4)		$27.44	2/19/2017
	0	89,900	(5)		$44.00	2/18/2018
							47,432	(12)	$968,087	0		$—
							33,622	(13)	$686,225	26,666	(14)	$544,253
							17,280	(15)	$352,685	75,000	(16)	$1,530,750
Stefan Dyckerhoff	30,000	34,500	(7)		$25.20	11/20/2016
	33,458	39,542	(4)		$27.44	2/19/2017
	0	89,900	(5)		$44.00	2/18/2018
	0	50,000	(8)		$21.12	10/21/2018
							11,032	(12)	$225,163	7,000	(17)	$142,870
							25,531	(13)	$521,088	20,250	(14)	$413,303
							11,520	(15)	$235,123	50,000	(16)	$1,020,500
							0	(15)	$—	50,000	(16)	$1,020,500
Gerri Elliott	34,375	59,375	(9)		$25.19	7/17/2016
	41,250	48,750	(4)		$27.44	2/19/2017
	0	89,900	(5)		$44.00	2/18/2018
							169,400	(12)	$3,457,454	0		$—
							30,470	(13)	$621,893	24,166	(14)	$493,228
							17,280	(15)	$352,685	75,000	(16)	$1,530,750
Robert Muglia	0	300,000	(8)		$21.12	10/21/2018
							23,040	(15)	$470,247	200,000	(16)	$4,082,000

(1)	The option was granted on 9/19/2008. The shares become exercisable as to 25% of the shares on 9/19/2009 and vest monthly thereafter to be fully vested on 9/19/2012 assuming continued employment with Juniper Networks.

(2)	The option was granted on 9/19/2008. The shares become exercisable as to 25% of the shares on 3/1/2010 and vest monthly thereafter to be fully vested 3/1/2013 assuming continued employment with Juniper Networks.

(3)	The option was granted on 2/20/2009. The shares become exercisable as to 25% of the shares on 2/20/2010 and vest monthly thereafter to be fully vested on 2/20/2013 assuming continued employment with Juniper Networks.

(4)	The option was granted on 2/19/2010. The shares become exercisable as to 25% of the shares on 2/19/2011 and vest monthly thereafter to be fully vested on 2/19/2014 assuming continued employment with Juniper Networks.

(5)	The option was granted on 2/18/2011. The shares become exercisable as to 25% of the shares on 2/18/2012 and vest monthly thereafter to be fully vested on 2/18/2015 assuming continued employment with Juniper Networks.

(6)	The option was granted on 3/21/2008. The shares become exercisable as to 25% of the shares on 3/21/2009 and vest monthly thereafter to be fully vested on 3/21/2012 assuming continued employment with Juniper Networks.

(7)	The option was granted on 11/20/2009. The shares become exercisable as to 25% of the shares on 11/20/2010 and vest monthly thereafter to be fully vested on 11/20/2012 assuming continued employment with Juniper Networks.

(8)	The option was granted on 10/21/2011. The shares become exercisable as to 25% of the shares on 11/20/2010 and vest monthly thereafter to be fully vested on 11/20/2012 assuming continued employment with Juniper Networks.

(9)	The option was granted on 7/17/2009. The shares become exercisable as to 25% of the shares on 7/17/2010 and vest monthly thereafter to be fully vested on 7/17/2012 assuming continued employment with Juniper Networks.

(10)	Represents the earned but unvested shares issuable under a performance shares award granted in 2008.

(11)	Represents the unearned maximum shares issuable under the performance share award granted in 2008.

(12)	Represents the earned but unvested shares issuable under the performance share award granted in 2009.

(13)	Represents the earned but unvested shares issuable under the performance share award granted in 2010.

(14)	Represents the unearned maximum shares issuable under a performance share award granted in 2010.

(15)	Represents the earned but unvested shares issuable under a performance share award granted in 2011.

(16)	Represents the unearned maximum shares issuable under a performance shares award granted in 2011.

(17)	Represents the unearned maximum shares issuable under a performance shares award granted in 2009.

(18)	The closing price of Juniper common stock on 12/31/2011 is $20.41.

Option Exercises and Stock Vested For Fiscal 2011

The following table shows all stock options exercised and value realized upon exercise, and all stock awards vested and value realized upon vesting, by our named executive officers during 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Kevin R. Johnson	—	—	150,000	$6,049,500
Robyn M. Denholm	43,875	$1,000,984	40,751	$1,652,046
Stefan Dyckerhoff	7,500	$137,775	—	—
Gerri Elliott	56,250	$857,013	—	—
Robert Muglia	—	—	—	—

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2011 about our common stock that may be issued under the Company’s prior and existing equity compensation plans, including option plans and employee stock purchase plans. The table does not include information with respect to shares subject to outstanding options assumed by the Company in connection with acquisitions of the companies that originally granted those options. Footnote (6) to the table sets forth the total number of shares of the Company’s common stock issuable upon exercise of assumed options as of December 31, 2011, and the weighted average exercise price of those options. No additional options may be granted under those assumed plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options(3)		Weighted- Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders(1)	34,848,637	(4)	$25.06	47,074,633	(5)
Equity compensation plans not approved by security holders(2)	2,736,121		$13.23	—

Total	37,584,758		$24.20	47,074,633

(1)	Includes the 2006 Equity Incentive Plan (the “2006 Plan”), Amended and Restated 1996 Stock Plan (the “1996 Plan”) and the 2008 Employee Stock Purchase Plan (the “2008 Purchase Plan”). Effective May 18, 2006, additional equity awards under the 1996 Plan have been discontinued and new equity awards are being granted under the 2006 Plan. Remaining authorized shares under the 1996 Plan that were not subject to outstanding awards as of May 18, 2006, were canceled on May 18, 2006. The 1996 Plan will remain in effect as to outstanding equity awards granted under the plan prior to May 18, 2006.

(2)	Includes the 2000 Nonstatutory Stock Option Plan (the “2000 Plan”), the material terms of which are described in note 12 of our annual report on Form 10-K for the year ended December 31, 2011. No options issued under this Plan are held by any directors or executive officers. Effective May 18, 2006, additional equity awards under the 2000 Plan have been discontinued and new equity awards are being granted under the 2006 Plan. Remaining authorized shares under the 2000 Plan that were not subject to outstanding awards as of May 18, 2006, were canceled on May 18, 2006. The 2000 Plan will remain in effect as to outstanding equity awards granted under the plan prior to May 18, 2006.

(3)	Excludes 19,189,572 shares subject to restricted stock units and performance share awards outstanding as of December 31, 2011 that were issued under the 2006 Plan.

(4)	Excludes purchase rights accruing under the Company’s 2008 Purchase Plan, which had a remaining stockholder-approved reserve of 6,013,497shares as of December 31, 2011.

(5)	Consists of shares available for future issuance under the 2006 Plan and the 2008 Purchase Plan. As of December 31, 2011, an aggregate of 41,061,136 and 6,013,497 shares of common stock were available for issuance under the 2006 Plan and the 2008 Purchase Plan respectively. Under the terms of the 2006 Plan, any shares subject to any options under the Company’s 2000 Plan and 1996 Plan that were outstanding on May 18, 2006, and that subsequently expire unexercised, up to a maximum of an additional 75,000,000 shares, will become available for issuance under the 2006 Plan.

(6)	As of December 31, 2011, a total of 1,047,143 shares of the Company’s common stock were issuable upon exercise of outstanding options and 362,843 shares subject to restricted stock units, under plans assumed in connection with acquisitions. The weighted average exercise price of those outstanding options is $14.32 per share. No additional options may be granted under those assumed plans.

The following supplemental table provides information as of March 30, 2012, about our common stock that may be issued under the Company’s existing equity compensation plans, including option plans and employee stock purchase plans. The table does not include information with respect to shares subject to outstanding options assumed by the Company in connection with acquisitions of the companies that originally granted those options.

Footnote (6) to the table sets forth the total number of shares of the Company’s Common Stock issuable upon exercise of assumed options as of March 30, 2012, and the weighted average exercise price of those options. No additional options may be granted under those assumed plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options(3)		Weighted- Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders(1)	37,180,890	(4)	$24.92	25,633,536	(5)
Equity compensation plans not approved by security holders(2)	2,410,953		$13.62	—

Total	39,591,843		$24.23	25,633,536

(1)	Includes the 2006 Plan, the 1996 Plan and the 2008 Purchase Plan. Effective May 18, 2006, additional equity awards under the 1996 Plan have been discontinued and new equity awards are being granted under the 2006 Plan. Remaining authorized shares under the 1996 Plan that were not subject to outstanding awards as of May 18, 2006, were canceled on May 18, 2006. The 1996 Plan will remain in effect as to outstanding equity awards granted under the plan prior to May 18, 2006.

(2)	Includes the 2000 Nonstatutory Stock Option Plan (the “2000 Plan”), the material terms of which are described in note 12 of our annual report on Form 10-K for the year ended December 31, 2011. No options issued under this Plan are held by any directors or executive officers. Effective May 18, 2006, additional equity awards under the 2000 Plan have been discontinued and new equity awards are being granted under the 2006 Plan. Remaining authorized shares under the 2000 Plan that were not subject to outstanding awards as of May 18, 2006, were canceled on May 18, 2006. The 2000 Plan will remain in effect as to outstanding equity awards granted under the plan prior to May 18, 2006.

(3)	Excludes 24,340,317 shares subject to restricted stock units and performance share awards outstanding as of March 30, 2012 that were issued under the 2006 Plan.

(4)	Excludes purchase rights accruing under the Company’s 2008 Employee Stock Purchase Plan, which had a remaining stockholder-approved reserve of 4,356,873 shares as of March 30, 2012.

(5)	Consists of shares available for future issuance under the 2008 Purchase Plan and the 2006 Plan. As of March 30, 2012, an aggregate of 4,356,873 and 21,276,663 shares of common stock were available for issuance under the 2008 Purchase Plan and the 2006 Plan respectively. Under the terms of the 2006 Plan, any shares subject to any options under the Company’s 2000 Plan and 1996 Plan that were outstanding on May 18, 2006, and that subsequently expire unexercised, up to a maximum of an additional 75,000,000 shares, will become available for issuance under the 2006 Plan.

(6)	As of March 30, 2012, a total of 983,051 shares of the Company’s Common Stock were issuable upon exercise of outstanding options and 575,559 shares were subject to outstanding RSUs under plans assumed in connection with acquisitions. The weighted average exercise price of those outstanding options is $16.76 per share. No additional options may be granted under those assumed plans.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Audit Committee has appointed Ernst & Young LLP, an independent registered public accounting firm, as Juniper Networks’ auditors for the fiscal year ending December 31, 2012. Representatives of Ernst & Young are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees Incurred by Juniper Networks for Ernst & Young LLP

Fees for professional services provided by the Company’s independent registered public accounting firm in each of the last two years are approximately:

	2011	2010
Audit fees	$3,851,958	$3,718,643
Audit-related fees	438,307	287,480
Tax fees	449,173	418,763
All other fees	—	—
Total	$4,739,438	$4,424,886

Audit fees are for professional services rendered in connection with the audit of the Company’s annual financial statements and the review of its quarterly financial statements. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements, and are not reported under “Audit Fees”. These services include accounting consultations in connection with transactions, attest services that are required by statute or regulation, and consultations concerning financial accounting and reporting standards. Tax fees are for professional services rendered for tax compliance, tax advice and tax planning.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. The Audit Committee has delegated such pre-approval authority to the chairman of the committee. The Audit Committee pre-approved all services performed by the Company’s independent registered public accounting firm in 2011 and 2010.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including establishing and maintaining adequate internal control over the Company’s financial reporting. The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for the audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee held 12 meetings during fiscal year 2011.

In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management.

2. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380), SAS 99 (Consideration of Fraud in a Financial Statement Audit) and SEC rules discussed in Final Releases Nos. 33-8183 and 33-8183a.

3. The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by PCAOB Ethics and Independence Rule 3526 (Rule 3526, “Communications with Audit Committees Concerning Independence”) and has discussed with the Company’s independent registered public accounting firm its independence.

4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the Company’s audited financial statements for the fiscal year ended December 31, 2011 be included in Juniper Networks’ Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

Robert M. Calderoni (Chairman)

Mercedes Johnson*

William F. Meehan*

David Schlotterbeck

*Ms. Johnson replaced Mr. Meehan as a member of the Audit Committee effective May 18, 2011.

Directions to Juniper Networks, Inc.

1220 N. Mathilda Avenue

Building 3, Pacific Conference Room

Sunnyvale, CA 94089

From San Francisco Airport:

•	Travel south on Highway 101.

•	Exit Highway 237 east in Sunnyvale.

•	Exit Mathilda and turn left onto Mathilda Avenue.

•	Juniper Networks Corporate Headquarters and Knowledge Center will be on the right side across from the Lockheed/Martin light rail station.

From San Jose Airport and points south:

•	Travel north on Highway 101 to Mathilda Avenue in Sunnyvale.

•	Exit Mathilda Avenue north.

•	Continue on Mathilda past Highway 237 and Lockheed Martin Avenue.

•	Juniper Networks Corporate Headquarters and Knowledge Center will be on the right side across from the Lockheed/Martin light rail station.

From Oakland Airport and the East Bay:

•	Travel south on Interstate 880 until you get to Milpitas.

•	Turn right on Highway 237 west.

•	Continue approximately 10 miles.

•	Exit Mathilda Avenue and turn right at the stoplight.

•	Juniper Networks Corporate Headquarters and Knowledge Center will be on the right side across from the Lockheed/Martin light rail station.

ANNEX A

JUNIPER NETWORKS, INC.

2006 EQUITY INCENTIVE PLAN

As amended March 19, 2012, subject to stockholder approval

1.  Purposes of the Plan.    The purposes of this Equity Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Service Providers and Outside Directors and to promote the success of the Company’s business.

Awards to Service Providers granted hereunder may be Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Shares, Performance Units, Deferred Stock Units or Dividend Equivalents, at the discretion of the Administrator and as reflected in the terms of the written option agreement. This Equity Incentive Plan also provides for the automatic, non-discretionary award of Nonstatutory Stock Options to Outside Directors.

2.  Definitions.    As used herein, the following definitions shall apply:

(a) “Administrator” shall mean the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Annual Revenue” shall mean the Company’s or a business unit’s net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles.

(c) “Applicable Laws” shall mean the legal requirements relating to the administration of equity incentive plans under California corporate and securities laws and the Code.

(d) “Award” shall mean, individually or collectively, a grant under the Plan of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Shares, Performance Units, Deferred Stock Units or Dividend Equivalents.

(e) “Award Agreement” shall mean the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f) “Awarded Stock” shall mean the Common Stock subject to an Award.

(g) “Board” shall mean the Board of Directors of the Company.

(h) “Cash Position” shall mean the Company’s level of cash and cash equivalents.

(i) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(j) “Common Stock” shall mean the Common Stock of the Company.

(k) “Committee” shall mean the Committee appointed by the Board of Directors or a sub-committee appointed by the Board’s designated committee in accordance with Section 4(a) of the Plan, if one is appointed.

(l) “Company” shall mean Juniper Networks, Inc.

(m) “Consultant” shall mean any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services; provided, however, that the term “Consultant” shall not include Outside Directors, unless such Outside Directors are compensated for services to the Company other than through payment of director’s fees and Option grants under Section 11 hereof.

(n) “Continuous Status as a Director” means that the Director relationship is not interrupted or terminated.

(o) “Deferred Stock Unit” means a deferred stock unit Award granted to a Participant pursuant to Section 16.

(p) “Director” shall mean a member of the Board.

(q) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(r) “Dividend Equivalent” shall mean a credit, payable in cash, made at the discretion of the Administrator, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented by an Award held by such Participant. Dividend Equivalents may be subject to the same vesting restrictions as the related Shares subject to an Award, at the discretion of the Administrator.

(s) “Employee” shall mean any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. An Employee shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

(t) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(u) “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange, as reported in the Wall Street Journal on the date of determination or, if the date of determination is not a trading day, the immediately preceding trading day;

(ii) If there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices, or closing price in the event quotations for the Common Stock are reported on the National Market System, of the Common Stock on the date of determination, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System); or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(v) “Fiscal Year” shall mean a fiscal year of the Company.

(w) “Full Value Award” shall mean a grant of Restricted Stock, a Restricted Stock Unit, a Performance Share or a Deferred Stock Unit hereunder.

(x) “Incentive Stock Option” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(y) “Nonstatutory Stock Option” shall mean an Option not intended to qualify as an Incentive Stock Option.

(z) “Officer” shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(aa) “Option” shall mean a stock option granted pursuant to the Plan.

(bb) “Optioned Stock” shall mean the Common Stock subject to an Option.

(cc) “Outside Director” means a Director who is not an Employee or Consultant.

(dd) “Parent” shall mean a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ee) “Participant” shall mean an Employee or Consultant who receives an Award.

(ff) “Performance Goals” shall mean the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the performance measures for any performance period will be any one or more of the following objective performance criteria, applied to either the Company as a whole or, except with respect to stockholder return metrics, to a region, business unit, affiliate or business segment, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”) or which may be adjusted when established to exclude any items otherwise includable under GAAP or under IASB Principles: (i) cash flow (including operating cash flow or free cash flow), (ii) cash position, (iii) revenue (on an absolute basis or adjusted for currency effects), (iv) revenue growth, (v) contribution margin, (vi) gross margin, (vii) operating margin (viii) operating expenses or operating expenses as a percentage of revenue, (ix) earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), (x) earnings per share, (xi) operating income, (xii) net income, (xiii) stock price, (xiv) return on equity, (xv) total stockholder return, (xvi) growth in stockholder value relative to a specified publicly reported index (such as the S&P 500 Index), (xvii) return on capital, (xviii) return on assets or net assets, (xix) return on investment, (xx) economic value added, (xxi) operating profit or net operating profit, (xxii) operating margin, (xxiii) market share, (xxiv) contract awards or backlog, (xxv) overhead or other expense reduction, (xxvi) credit rating, (xxvii) objective customer indicators, (xxviii) new product invention or innovation, (xxix) attainment of research and development milestones, (xxx) improvements in productivity, (xxxi) attainment of objective operating goals, and (xxxii) objective employee metrics. The Performance Goals may differ from Participant to Participant and from Award to Award. In particular, the Administrator may appropriately adjust any evaluation of performance under a Performance Goal to exclude (a) any extraordinary non-recurring items, (b) the affect of any merger, acquisition, or other business combination or divestiture or (ii) the effect of any changes in accounting principles affecting the Company’s or a business units’, region’s, affiliate’s or business segment’s reported results.

(gg) “Performance Share” shall mean a performance share Award granted to a Participant pursuant to Section 14.

(hh) “Performance Unit” means a performance unit Award granted to a Participant pursuant to Section 15.

(ii) “Plan” shall mean this 2006 Equity Incentive Plan, as amended.

(jj) “Plan Minimum Vesting Requirements” shall mean the minimum vesting requirements for Full Value Awards under Plan Section 4(b)(vi) hereunder.

(kk) “Restricted Stock” shall mean a restricted stock Award granted to a Participant pursuant to Section 11.

(ll) “Restricted Stock Unit” shall mean a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 13. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(mm) “Rule 16b-3” shall mean Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(nn) “Section 16(b)” shall mean Section 16(b) of the Exchange Act.

(oo) “Service Provider” means an Employee or Consultant.

(pp) “Share” shall mean a share of the Common Stock, as adjusted in accordance with Section 21 of the Plan.

(qq) “Stock Appreciation Right” or “SAR” shall mean a stock appreciation right granted pursuant to Section 9 below.

(rr) “Subsidiary” shall mean a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.  Stock Subject to the Plan.    Subject to the provisions of Section 21 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is 149,500,000 shares of Common Stock plus any Shares subject to any options under the Company’s 2000 Nonstatutory Stock Option Plan and 1996 Stock Incentive Plan that are outstanding on the date this Plan becomes effective and that subsequently expire unexercised, up to a maximum of an additional 75,000,000 Shares. All of the shares issuable under the Plan may be authorized, but unissued, or reacquired Common Stock.

Any Shares subject to Options or SARs shall be counted against the numerical limits of this Section 3 as one Share for every Share subject thereto. Any Shares subject to Performance Shares, Restricted Stock or Restricted Stock Units with a per share or unit purchase price lower than 100% of Fair Market Value on the date of grant shall be counted against the numerical limits of this Section 3 as two and one-tenth Shares for every one Share subject thereto. To the extent that a Share that was subject to an Award that counted as two and one-tenth Shares against the Plan reserve pursuant to the preceding sentence is recycled back into the Plan under the next paragraph of this Section 3, the Plan shall be credited with two and one-tenth Shares.

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Performance Shares or Restricted Stock Units, is forfeited to or repurchased by the Company at its original purchase price due to such Award failing to vest, the unpurchased Shares (or for Awards other than Options and SARs, the forfeited or repurchased shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to SARs, when an SAR is exercised, the shares subject to a SAR grant agreement shall be counted against the numerical limits of Section 3 above, as one share for every share subject thereto, regardless of the number of shares used to settle the SAR upon exercise (i.e., shares withheld to satisfy the exercise price of an SAR shall not remain available for issuance under the Plan). Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan; provided, however, that if Shares of Restricted Stock, Performance Shares or Restricted Stock Units are repurchased by the Company at their original purchase price or are forfeited to the Company due to such Awards failing to vest, such Shares shall become available for future grant under the Plan. Shares used to pay the exercise price of an Option shall not become available for future grant or sale under the Plan. Shares used to satisfy tax withholding obligations shall not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than stock, such cash payment shall not reduce the number of Shares available for issuance under the Plan. Any payout of Dividend Equivalents or Performance Units, because they are payable only in cash, shall not reduce the number of Shares available for issuance under the Plan. Conversely, any forfeiture of Dividend Equivalents or Performance Units shall not increase the number of Shares available for issuance under the Plan.

4.  Administration of the Plan.

(a) Procedure.

(i)  Multiple Administrative Bodies.    If permitted by Applicable Laws, the Plan may be administered by different bodies with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.

(ii)  Section 162(m).    To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee consisting solely of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)  Administration With Respect to Officers Subject to Section 16(b).    With respect to Option grants made to Employees who are also Officers subject to Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan in compliance with Rule 16b-3, or (B) a committee designated by the Board to administer the Plan, which committee shall be constituted to comply with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Rule 16b-3.

(iv)  Administration With Respect to Other Persons.    With respect to Award grants made to Employees or Consultants who are not Officers of the Company, the Plan shall be administered by (A) the Board, (B) a committee designated by the Board, or (C) a sub-committee designated by the designated committee, which committee or sub-committee shall be constituted to satisfy Applicable Laws. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

(v)  Administration With Respect to Automatic Grants to Outside Directors.    Automatic Grants to Outside Directors shall be pursuant to a non-discretionary formula as set forth in Section 11 hereof and therefore shall not be subject to any discretionary administration.

(b)  Powers of the Administrator.    Subject to the provisions of the Plan (including the non-discretionary automatic grant to Outside Director provisions of Section 11), and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value in accordance with Section 2(v) of the Plan;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine whether and to what extent Awards are granted hereunder;

(iv) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(v) to approve forms of agreement for use under the Plan;

(vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards vest or may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions (subject to compliance with applicable laws, including Code Section 409A), and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine; provided, however, that with respect to Full Value Awards vesting solely based on continuing as a Service Provider, they will vest in full no earlier (except if accelerated pursuant to Section 21 hereof or pursuant to change of control severance agreements entered into by and between the Company and any Service Provider) than the three (3) year anniversary of the grant date; provided, further, that if vesting is not solely based on continuing as a Service Provider, they will vest in full no earlier (except if accelerated pursuant to Section 21 hereof or pursuant to change of control severance agreements entered into by and between the Company and any Service Provider) than the one (1) year anniversary of the grant date;

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan;

(ix) to modify or amend each Award (subject to Section 7 and Section 24(c) of the Plan);

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) to determine the terms and restrictions applicable to Awards;

(xii) to determine whether Awards will be adjusted for Dividend Equivalents and whether such Dividend Equivalents shall be subject to vesting; and

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c)  Effect of Administrator’s Decision.    All decisions, determinations and interpretations of the Administrator shall be final and binding on all Participants and any other holders of any Awards granted under the Plan.

(d)  Exception to Plan Minimum Vesting Requirements.

(i) Full Value Awards that result in issuing up to 5% of the maximum aggregate number of shares of Stock authorized for issuance under the Plan (the “5% Limit”) may be granted to any one or more employees or Non-employee Directors without respect to the Plan Minimum Vesting Requirements.

(ii) All Full Value Awards that have their vesting discretionarily accelerated, and all Options and SARs that have their vesting discretionarily accelerated 100%, other than, in either case, pursuant to (A) a merger or asset sale transaction described in Section 21(c) hereof (including vesting acceleration in connection with employment termination following such event), (B) a Participant’s death, or (C) a Participant’s Disability, are subject to the 5% Limit.

(iii) Notwithstanding the foregoing, the Administrator may accelerate the vesting of Full Value Awards such that the Plan Minimum Vesting Requirements are still satisfied, without such vesting acceleration counting toward the 5% Limit.

(iv) The 5% Limit applies in the aggregate to Full Value Award grants that do not satisfy Plan minimum vesting requirements and to the discretionary vesting acceleration of Awards.

5.  Eligibility.    Awards may be granted only to Service Providers. Incentive Stock Options may be granted only to Employees. A Service Provider who has been granted an Award may, if he or she is otherwise eligible, be granted an additional Award or Awards. Outside Directors may only be granted Awards as specified in Section 11 hereof.

6.  Code Section 162(m) Provisions.

(a)  Option and SAR Annual Share Limit.    Subject to Section 7 below, no Participant shall be granted, in any Fiscal Year, Options and Stock Appreciation Rights to purchase more than 2,000,000 Shares; provided, however, that such limit shall be 4,000,000 Shares in the Participant’s first Fiscal Year of Company service.

(b)  Restricted Stock, Performance Share and Restricted Stock Unit Annual Limit.    No Participant shall be granted, in any Fiscal Year, more than 1,000,000 Shares in the aggregate of the following: (i) Restricted Stock, (ii) Performance Shares, or (iii) Restricted Stock Units; provided, however, that such limit shall be 2,000,000 Shares in the Participant’s first Fiscal Year of Company service.

(c)  Performance Units Annual Limit.    No Participant shall receive Performance Units, in any Fiscal Year, having an initial value greater than $2,000,000, provided, however, that such limit shall be $4,000,000 in the Participant’s first Fiscal Year of Company service.

(d)  Section 162(m) Performance Restrictions.    For purposes of qualifying grants of Restricted Stock, Performance Shares, Performance Units or Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock, Performance Shares, Performance Units or Restricted Stock Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock, Performance Shares, Performance Units or Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

(e)  Changes in Capitalization.    The numerical limitations in Sections 6(a) and (b) shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 16(a).

7.  No Repricing.    The exercise price for an Option or SAR may not be reduced without the consent of the Company’s stockholders. This shall include, without limitation, a repricing of the Option or SAR as well as an Option or SAR exchange program whereby the Participant agrees to cancel an existing Option in exchange for an Option, SAR or other Award. If an Option or SAR is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 14), the cancelled Option or SAR as well as any replacement Option or SAR will be counted against the limits set forth in section 6(a) above. Moreover, if the exercise price of an Option or SAR is reduced, the transaction will be treated as a cancellation of the Option or SAR and the grant of a new Option or SAR.

8.  Stock Options.

(a)  Type of Option.    Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to a Participant’s incentive stock options granted by the Company, any Parent or Subsidiary, that become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 8(a), incentive stock options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

(b)  Term of Option.    The term of each Option shall be stated in the Notice of Grant; provided, however, that the term shall be seven (7) years from the date of grant or such shorter term as may be provided in the Notice of Grant. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

(c)  Exercise Price and Consideration.

(i) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

(A) In the case of an Incentive Stock Option

(1) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(2) granted to any Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(B) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) Except with respect to automatic stock option grants to Outside Directors, the consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of cash; check; delivery of a properly executed exercise notice together with such other documentation as the Committee and the broker, if applicable, shall require to effect an exercise of the option and delivery to the Company of the sale proceeds required; or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Law.

9.  Stock Appreciation Rights.

(a)  Grant of SARs.    Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. Subject to Section 6(a) hereof, the Administrator shall have complete discretion to determine the number of SARs granted to any Participant.

(b)  Exercise Price and other Terms.    The per share exercise price for the Shares to be issued pursuant to exercise of an SAR shall be determined by the Administrator and shall be no less than 100% of the Fair Market Value per share on the date of grant. Otherwise, subject to Section 6(a) of the Plan, the Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR may have a term of more than seven(=7) years from the date of grant.

(c)  Payment of SAR Amount.    Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the SAR is exercised.

(d)  Payment upon Exercise of SAR.    At the discretion of the Administrator, but only as specified in the Award Agreement, payment for a SAR may be in cash, Shares or a combination thereof. If the Award Agreement is silent as to the form of payment, payment of the SAR may only be in Shares.

(e)  SAR Agreement.    Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, whether it may be settled in cash, Shares or a combination thereof, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(f)  Expiration of SARs.    A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement.

10.  Exercise of Option or SAR.

(a)  Procedure for Exercise; Rights as a Shareholder.    Any Option or SAR granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Participant, and as shall be permissible under the terms of the Plan.

An Option or SAR may not be exercised for a fraction of a Share.

An Option or SAR shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option or SAR by the person entitled to exercise the Option or SAR and, with respect to Options only, full payment for the Shares with respect to which the Option is exercised has been received by the Company. With respect to Options only, full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 8(d) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 21 of the Plan.

(b)  Termination of Status as a Service Provider.    If an Employee or Consultant ceases to serve as a Service Provider, he or she may, but only within 90 days (or such other period of time as is determined by the Administrator and as set forth in the Option or SAR Agreement) after the date he or she ceases to be a Service Provider, exercise his or her Option or SAR to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that he or she was not entitled to exercise the Option or SAR at the date of such termination, or if he or she does not exercise such Option or SAR (which he or she was entitled to exercise) within the time specified herein, the Option or SAR shall terminate.

(c)  Disability.    If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR within such period of time as is specified in the Award Agreement to the extent the Option or SAR is vested on the date of termination (but in no event later than the expiration of the term of such Option or SAR as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option or SAR shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option or SAR, the Shares covered by the unvested portion of the Option or SAR shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option or SAR within the time specified herein, the Option shall terminate, and the Shares covered by such Option or SAR shall revert to the Plan.

(d)  Death of Participant.    If a Participant dies while a Service Provider, the Option or SAR may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement

(but in no event may the option be exercised later than the expiration of the term set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option or SAR may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option or SAR is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option or SAR shall remain exercisable for twelve (12) months following Participant’s death. If the Option or SAR is not so exercised within the time specified herein, the Option or SAR shall terminate, and the Shares covered by such Option or SAR shall revert to the Plan.

11.  Automatic Stock Option Grants to Outside Directors.

(a)  Procedure for Grants.    All grants of Options to Outside Directors under this Plan shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

(i) No person shall have any discretion to select which Outside Directors shall be granted Options or Restricted Stock Units or to determine the number of Shares to be covered by Options or Restricted Stock Units granted to Outside Directors.

(ii) Each Outside Director shall be automatically granted an Option to purchase 50,000 Shares (the “First Option”) upon the date on which such person first becomes a Director, whether through election by the stockholders of the Company or appointment by the Board of Directors to fill a vacancy.

(iii) At each of the Company’s annual stockholder meetings (A) each Outside Director who was an Outside Director on the date of the prior year’s annual stockholder meeting shall be automatically granted Restricted Stock Units for a number of Shares equal to the Annual Value, and (B) each Outside Director who was not an Outside Director on the date of the prior year’s annual stockholder meeting shall receive a Restricted Stock Unit for a number of Shares determined by multiplying the Annual Value by a fraction, the numerator of which is the number of days since the Outside Director received their First Option (or, in the case of a Director who has transitioned from an employee director to an Outside Director and did not receive a First Option, the date the Director became an Outside Director), and the denominator of which is 365, rounded down to the nearest whole Share. Each award specified in A and B are generically referred to as an “Annual Award”. The Annual Value means the number equal to $125,000 divided by the average daily closing price over the six month period ending on the last day of the fiscal year preceding the date of grant (for example, the period from July1, 2008 — December 31, 2008 for Annual Awards granted in May 2009).

(iv) Notwithstanding the provisions of subsections (ii) and (iii) hereof, in the event that an automatic grant hereunder would cause the number of Shares subject to outstanding Options and Restricted Stock Units plus the number of Shares previously purchased upon exercise of Options or issued upon vesting of Restricted Stock Units to exceed the number of Shares available for issuance under the Plan, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors on the automatic grant date. Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan.

(v) The terms of an Option granted hereunder shall be as follows:

(A) the term of the Option shall be seven (7) years.

(B) the Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in subsection (c) hereof.

(C) the exercise price per Share shall be 100% of the Fair Market Value on the date of grant of the Option.

(D) the First Option shall vest and become exercisable as to 1/36th of the covered Shares each month following the grant date, with the last 1/36th vesting on the day prior to the Company’s annual stockholder meeting in the third calendar year following the date of grant, so as to become 100% vested on the approximately three-year anniversary of the grant date, subject to the Participant maintaining Continuous Status as a Director on each vesting date.

(E) the Annual Award shall become 100% vested on the one year anniversary of the grant date, subject to the Participant maintaining Continuous Status as a Director on each vesting date.

(b)  Consideration for Exercising Outside Director Stock Options.    The consideration to be paid for the Shares to be issued upon exercise of an automatic Outside Director Option shall consist entirely of cash, check, and to the extent permitted by Applicable Laws, delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the exercise price, or any combination of such methods of payment.

(c)  Post-Directorship Exercisability.    If an Outside Director ceases to serve as a Director, (including pursuant to his or her death or Disability) he or she may, but only within 90 days, after the date he or she ceases to be a Director of the Company, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that he or she was not entitled to exercise an Option at the date of such termination, or if he or she does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

12. Restricted Stock.

(a)  Grant of Restricted Stock.    Subject to the terms and conditions of the Plan, Restricted Stock may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion. Subject to Section 6(b) hereof as well as the Plan Minimum Vesting Requirements set forth in Sections 4(b)(vi) and 4(d) hereof, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component, upon which is conditioned the grant, vesting or issuance of Restricted Stock.

(b)  Other Terms.    The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Restricted Stock granted under the Plan; provided that Restricted Stock may only be issued in the form of Shares. Restricted Stock grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock or the restricted stock unit is awarded. The Administrator may require the recipient to sign a Restricted Stock Award agreement as a condition of the award. Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

(c)  Restricted Stock Award Agreement.    Each Restricted Stock grant shall be evidenced by an agreement that shall specify the purchase price (if any) and such other terms and conditions as the Administrator, in its sole discretion, shall determine; provided; however, that if the Restricted Stock grant has a purchase price, such purchase price must be paid no more than seven (7) years following the date of grant.

13. Restricted Stock Units.

(a)  Grant.    Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it shall advise the Participant in writing or electronically of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units and the form of payout, which, subject to Section 6(b) hereof, may be left to the discretion of the Administrator.

(b)  Vesting Criteria and Other Terms.    Subject to the Plan Minimum Vesting Requirements set forth in Sections 4(b)(vi) and 4(d) hereof, the Administrator shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

(c)  Earning Restricted Stock Units.    Upon meeting the applicable vesting criteria, the Participant shall be entitled to receive a payout as specified in the Restricted Stock Unit Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d)  Form and Timing of Payment.    Payment of earned Restricted Stock Units shall be made as soon as practicable after the date(s) set forth in the Restricted Stock Unit Award Agreement. The Administrator, in its sole discretion, but only as specified in the Award Agreement, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. If the Award Agreement is silent as to the form of payment, payment of the Restricted Stock Units may only be in Shares.

(e)  Cancellation.    On the date set forth in the Restricted Stock Unit Award Agreement, all unearned Restricted Stock Units shall be forfeited to the Company.

14. Performance Shares.

(a)  Grant of Performance Shares.    Subject to the terms and conditions of the Plan, Performance Shares may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion. Subject to Section 6(b) hereof as well as the Plan Minimum Vesting Requirements set forth in Sections 4(b)(vi) and 4(d) hereof, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Performance Share award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Shares. Performance Shares shall be granted in the form of units to acquire Shares. Each such unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the units to acquire Shares.

(b)  Other Terms.    The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Shares granted under the Plan. Performance Share grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign a Performance Shares Award Agreement as a condition of the award. Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

(c)  Performance Share Award Agreement.    Each Performance Share grant shall be evidenced by an Award Agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine.

15. Performance Units.

(a)  Grant of Performance Units.    Performance Units are similar to Performance Shares, except that they shall be settled in a cash equivalent to the Fair Market Value of the underlying Shares, determined as of the vesting date. Subject to the terms and conditions of the Plan, Performance Units may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Units. Performance Units shall be granted in the form of units to acquire Shares. Each such unit shall be the cash equivalent of one Share of Common Stock. No right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Performance Units or the cash payable thereunder.

(b)  Number of Performance Units.    Subject to Section 6(c) hereof, the Administrator will have complete discretion in determining the number of Performance Units granted to any Participant.

(c)  Other Terms.    The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Units granted under the Plan. Performance Unit grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the grant is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign a Performance Unit agreement as a condition of the award. Any certificates representing the units awarded shall bear such legends as shall be determined by the Administrator.

(d)  Performance Unit Award Agreement.    Each Performance Unit grant shall be evidenced by an agreement that shall specify such terms and conditions as the Administrator, in its sole discretion, shall determine.

16. Deferred Stock Units.

(a)  Description.    Deferred Stock Units shall consist of a Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit Award that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator, subject to the Plan Minimum Vesting Requirements set forth in Sections 4(b)(vi) and 4(d) hereof. Deferred Stock Units shall remain subject to the claims of the Company’s general creditors until distributed to the Participant.

(b)  162(m) Limits.    Deferred Stock Units shall be subject to the annual 162(m) limits applicable to the underlying Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit Award as set forth in Section 6 hereof.

17.  Leaves of Absence.    If as a condition to be granted an unpaid leave of absence by the Company, a Participant agrees that vesting shall be suspended during all or a portion of such leave of absence, (except as otherwise required by Applicable Laws) vesting of Awards granted hereunder shall cease during such agreed upon portion of the unpaid leave of absence and shall only recommence upon return to active service.

18.  Part-Time Service.    Unless otherwise required by Applicable Laws, if as a condition to being permitted to work on a less than full-time basis, the Participant agrees that any service-based vesting of Awards granted hereunder shall be extended on a proportionate basis in connection with such transition to a less than a full-time basis, vesting shall be adjusted in accordance with such agreement. Such vesting shall be proportionately re-adjusted prospectively in the event that the Employee subsequently becomes regularly scheduled to work additional hours of service.

19.  Non-Transferability of Awards.    Except as determined otherwise by the Administrator in its sole discretion (but never a transfer in exchange for value), Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant, without the prior written consent of the Administrator.

20.  Stock Withholding to Satisfy Withholding Tax Obligations.    When a Participant incurs tax liability in connection with the exercise, vesting or payout, as applicable, of an Award, which tax liability is subject to tax withholding under applicable tax laws, and the Participant is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Participant may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued upon exercise of the Option or SAR or the Shares to be issued upon payout or vesting of the other Award, if any, that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the “Tax Date”).

All elections by a Participant to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

(a) the election must be made on or prior to the applicable Tax Date; and

(b) all elections shall be subject to the consent or disapproval of the Administrator.

In the event the election to have Shares subject to an Award withheld is made by a Participant and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the

Participant shall receive the full number of Shares with respect to which the Option or SAR is exercised or other Award is vested but such Participant shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

21. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a)  Changes in Capitalization.    Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award, the annual share limitations under Sections 6(a) and (b) hereof, and the number of Shares subject to ongoing automatic First Option and Annual Award grants to Outside Directors under Section 11 hereof shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b)  Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion (but not with respect to Options granted to Outside Directors) may provide for a Participant to have the right to exercise his or her Option or SAR until ten (10) days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised (with respect to Options and SARs) or vested (with respect to other Awards), an Award will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale.

(i)  Stock Options and SARs.    In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and SAR shall be assumed or an equivalent option or SAR substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or SAR, the Participant shall fully vest in and have the right to exercise the Option or SAR as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or asset sale, the Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be fully vested and exercisable for a period of thirty (30) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period. With respect to Options granted to Outside Directors, in the event that the Outside Director is required to terminate his or her position as an Outside Director at the request of the acquiring entity within 12 months following such merger or asset sale, each outstanding Option held by such Outside Director shall become fully vested and exercisable, including as to Shares as to which it would not otherwise be exercisable, unless the Board, in its discretion, determines otherwise.

(ii)  Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Deferred Stock Units and Dividend Equivalents.    In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Dividend Equivalent and Deferred Stock Unit award (and any related Dividend Equivalent) shall be assumed or an equivalent Restricted Stock, Restricted Stock Unit, Performance

Share, Performance Unit, Dividend Equivalent and Deferred Stock Unit award (and any related Dividend Equivalent) substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Dividend Equivalent and Deferred Stock Unit award (and any related Dividend Equivalent), the Participant shall fully vest in the Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Dividend Equivalent and Deferred Stock Unit award (and any related Dividend Equivalent), including as to Shares (or with respect to Dividend Equivalents and Performance Units, the cash equivalent thereof) which would not otherwise be vested. For the purposes of this paragraph, a Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Dividend Equivalent and Deferred Stock Unit award (and any related Dividend Equivalent) shall be considered assumed if, following the merger or asset sale, the award confers the right to purchase or receive, for each Share (or with respect to Dividend Equivalents and Performance Units, the cash equivalent thereof) subject to the Award immediately prior to the merger or asset sale, the consideration (whether stock, cash, or other securities or property) received in the merger or asset sale by holders of the Company’s common stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or asset sale is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received, for each Share and each unit/right to acquire a Share subject to the Award (other than Dividend Equivalents and Performance Units) to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of the Company’s common stock in the merger or asset sale.

22.  Time of Granting Awards.    The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award. Notice of the determination shall be given to each Employee or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

23.  Term of Plan.    The Plan shall continue in effect until March 1, 2016 .

24.  Amendment and Termination of the Plan.

(a)  Amendment and Termination.    The Board may at any time amend, alter, suspend or terminate the Plan.

(b)  Shareholder Approval.    The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

(c)  Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.

25.  Conditions Upon Issuance of Shares.    Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise or payout, as applicable, of an Award, the Company may require the person exercising such Option or SAR, or in the case of another Award (other than a Dividend Equivalent or Performance Unit), the person receiving the Shares upon vesting, to render to the Company a written statement containing such representations and warranties as, in the opinion of counsel for the Company, may be required to ensure compliance with any of the aforementioned relevant provisions of law, including a representation that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required.

26.  Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

ANNEX B

JUNIPER NETWORKS, INC.

2008 EMPLOYEE STOCK PURCHASE PLAN

1.  Purpose.    The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock through accumulated payroll deductions. The Company’s intention is to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code (the “423(b) Plan”), although the Company makes no undertaking nor representation to maintain such qualification. The provisions of the 423(b) Plan, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, this Plan document authorizes the grant of rights to purchase stock that do not qualify under Section 423(b) of the Code (“Non-Section 423(b) Plan”) pursuant to rules, procedures or sub-plans adopted by the Board or Committee designed to achieve tax, securities law or other Company compliance objectives in particular locations outside the United States. Such references to the Plan include the 423(b) and the Non-Section 423(b) Plan components.

If grants are intended to be made under the Non-Section 423(b) Plan, they will be designated as such at the time of grant.

2.  Definitions.

(a)  “Administrator” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14.

(b)  “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c)  “Board” means the Board of Directors of the Company.

(d)  “Change in Control” means the occurrence of any of the following events:

(i)  Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii)  The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii)  The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

(iv)  A change in the composition of the Board occurring within a two (2) year period, as a result of which less than a majority of the Directors are Incumbent Directors. “Incumbent Directors” means Directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of Directors to the Company).

(e)  “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(f)  “Committee” means a committee of the Board appointed in accordance with Section 14 hereof.

(g)  “Common Stock” means the common stock of the Company.

(h)  “Company” means Juniper Networks, Inc., a Delaware corporation.

(i)  “Compensation” means an Employee’s base straight time gross earnings and commissions, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, sales commission, and other compensation.

(j)  “Designated Subsidiary” means any Parent or Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan.

(k)  “Director” means a member of the Board.

(l)  “Employee” means any individual who is a common law employee of an Employer and is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Employer, provided, however that under the Non-Section 423(b) Plan, the Board or Committee appointed by the Board may determine that Employees are eligible to participate in the Plan even if they are employed for less than twenty (20) hours per week or less than five (5) months in any calendar year by the Employer, if such Employee has a right to participate in the Plan under applicable law. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves. Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the ninety-first (91st) day of such leave.

(m)  “Employer” means any one or all of the Company and its Designated Subsidiaries.

(n)  “Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(o)  “Exercise Date” means the last day of each Offering Period.

(p)  “Fair Market Value” means, as of any date and unless the Administrator determines otherwise, the value of Common Stock determined as follows:

(i)  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean of the closing bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)  In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator.

(q)  “Fiscal Year” means the fiscal year of the Company.

(r)  “New Exercise Date” means a new Exercise Date implemented by shortening any Offering Period then in progress.

(s)  “Non-Section 423(b) Plan” shall mean an employee stock purchase plan which does not meet the requirements set forth in Section 423(b) of the Code, as amended.

(t)  “Offering Date” means the first Trading Day of each Offering Period.

(u)  “Offering Period” means a period of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after February 1 and terminating on the last Trading Day in the period ending the following July 31, or commencing on the first Trading Day on or after August 1 and terminating on the last Trading Day in the period ending the following January 31. The duration and timing of Offering Periods may be changed pursuant to Sections 4, 20 and 21.

(v)  “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(w)  “Plan” means this Juniper Networks, Inc. 2008 Employee Stock Purchase Plan., which includes a Section 423(b) Plan and a Non-Section 423(b) Plan. Unless specified otherwise, references to the Plan herein shall refer to the Section 423(b) Plan.

(x)  “Purchase Price” means an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be determined for future Offering Periods pursuant to Section 20.

(y)  “Section 423(b) Plan” means an employee stock purchase plan which is designed to meet the requirements set forth in Section 423(b) of the Code, as amended. The provisions of the 423(b) Plan shall be construed, administered and enforced in accordance with Section 423(b) of the Code.

(z)  “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(aa)  “Trading Day” means a day on which the national stock exchanges and the Nasdaq System are open for trading.

3.  Eligibility.

(a)  Offering Periods.    Any individual who is an Employee on a given Offering Date will be eligible to participate in such Offering Period, subject to the requirements of Section 5.

(b)  Limitations.    Any provisions of the Plan to the contrary notwithstanding, no Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.  Offering Periods.    The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after February 1 and August 1 each year, or on such other date as the Administrator will determine. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.  Participation.    An Employee may participate in the Plan pursuant to Section 3(a) by (i) submitting to the Company’s payroll office (or its designee), on or before a date prescribed by the Administrator prior to an applicable Offering Date, a properly completed subscription agreement authorizing payroll deductions in the form provided by the Administrator (which may be similar to the form attached hereto as Exhibit A) for such purpose, or (ii) following an electronic or other enrollment procedure prescribed by the Administrator. Participants in the offering period under the Company’s 1999 Employee Stock Purchase Plan ending on or about January 30, 2009 shall, on termination of such offering period, automatically be enrolled in the Offering Period under this Plan commencing on the first Trading Day on or after February 1, 2009 at the same contribution levels as last elected under the 1999 Employee Stock Purchase Plan.

6.  Payroll Deductions.

(a)  At the time a participant enrolls in the Plan pursuant to Section 5, he or she will elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period. The Administrator, in its discretion, may decide that an Employee may submit contributions to the Non-Section 423(b) Plan by means other than payroll deductions. A participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(b)  Payroll deductions for a participant will commence on the first pay day following the Offering Date and will end on the last pay day prior to the Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

(c)  All payroll deductions made for a participant will be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

(d)  A participant may discontinue his or her participation in the Plan as provided in Section 10, or may decrease the rate of his or her payroll deductions during the Offering Period by (i) properly completing and submitting to the Company’s payroll office (or its designee), on or before a date prescribed by the Administrator prior to an applicable Exercise Date, a new subscription agreement authorizing the change in payroll deduction rate in the form provided by the Administrator for such purpose, or (ii) following an electronic or other procedure prescribed by the Administrator. If a participant has not followed such procedures to change the rate of payroll deductions, the rate of his or her payroll deductions will continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless terminated as provided in Section 6(d)). The Administrator may, in its sole discretion, limit the nature and/or number of payroll deduction rate changes that may be made by participants during any Offering Period. Any change in payroll deduction rate made pursuant to this Section 6(d) will be effective as of the first full payroll period following five (5) business days after the date on which the change is made by the participant.

(e)  Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b), a participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Subject to Section 423(b)(8) of the Code and Section 3(b) hereof, payroll deductions will recommence at the rate originally elected by the participant effective as of the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

(f)  At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s or Employer’s federal, state, or any other tax withholding liability payable to any authority, national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company or the Employer may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to the sale or early disposition of Common Stock by the Employee.

7.  Grant of Option.    On the Offering Date of each Offering Period, each Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Employee be permitted to purchase during any twelve (12) month period more than six thousand (6,000) shares of the Common Stock (subject to any adjustment pursuant to Section 19), and provided further that such purchase will be subject to the limitations set forth in Sections 3(b) and 13. The Employee may accept the grant of such option with respect to any Offering Period under the Plan, by electing to participate in the Plan in accordance with the requirements of

Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that each Employee may purchase during each Offering Period. Exercise of the option will occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period.

8.  Exercise of Option.

(a)  Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option will be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares of Common Stock will be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share will be retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10. Any other funds left over in a participant’s account after the Exercise Date will be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

(b)  If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Offering Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or terminate all Offering Periods then in effect pursuant to Section 20. The Company may make a pro rata allocation of the shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Offering Date.

9.  Delivery.    As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each participant the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. No participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the participant as provided in this Section 9.

10.  Withdrawal.

(a)  A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s payroll office (or its designee) a written notice of withdrawal in the form prescribed by the Administrator for such purpose (which may be similar to the form attached hereto as Exhibit B), or (ii) following an electronic or other withdrawal procedure prescribed by the Administrator. All of the participant’s payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period, unless the participant re-enrolls in the Plan in accordance with the provisions of Section 5.

(b)  A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11.  Termination of Employment.    Upon a participant’s ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such participant’s option will be automatically terminated.

12.  Interest.    No interest will accrue on the payroll deductions of a participant in the Plan.

13.  Stock.

(a)  Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of Common Stock which will be made available for sale under the Plan will be nineteen million (19,000,000) shares.

(b)  Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a participant will only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.

(c)  Shares of Common Stock to be delivered to a participant under the Plan will be registered in the name of the participant or, at the sole discretion of the Company, in the name of the participant and his or her spouse.

14.  Administration.

The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties. Notwithstanding any provision to the contrary in this Plan, and, with respect to the Section 423(b) Plan, to the extent permissible under Code Section 423 and proposed or final Treasury Regulations promulgated thereunder (and other Internal Revenue Service guidance), the Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding handling payroll deductions, making of contributions to the Plan, defining eligible Compensation, establishment of bank or trust accounts to hold payroll deductions, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates which vary with local requirements.

The Administrator may also adopt rules, procedures or sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Code Section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. To the extent inconsistent with the requirements of Section 423, such sub-plan shall be considered part of the Non-Section 423(b) Plan, and rights granted thereunder shall not be considered to comply with Code Section 423.

15.  Designation of Beneficiary.

(a)  At the sole discretion of the Administrator, a participant may file a designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

(b)  Such designation of beneficiary may be changed by the participant at any time by notice in a form determined by the Administrator. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c)  All beneficiary designations will be in such form and manner as the Administrator may designate from time to time.

16.  Transferability.    Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17.  Use of Funds.    The Company may use all payroll deductions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such payroll deductions. Until shares of Common Stock are issued, participants will only have the rights of an unsecured creditor with respect to such shares.

18.  Reports.    Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

19.  Adjustments, Dissolution, Liquidation, Merger or Change in Control.

(a)  Adjustments.    In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock which may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, and the numerical limits of Sections 7 and 13.

(b)  Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c)  Merger or Change in Control.    In the event of a merger or Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date and will end on the New Exercise Date. The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20.  Amendment or Termination.

(a)  The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason; provided, however, that adding additional shares available for sale under the Plan (other than pursuant to Section 19(a)) shall require stockholder approval. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 19). If the Offering Periods are terminated prior to expiration, all amounts then credited to participants’ accounts which have not been used to purchase shares of Common Stock will be returned to the participants (without interest thereon, except as otherwise required under local laws) as soon as administratively practicable.

(b)  Without stockholder consent and without limiting Section 20(a), the Administrator will be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

(c)  In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i)  amending the Plan to conform with the safe harbor definition under Statement of Financial Accounting Standards 123(R), including with respect to an Offering Period underway at the time;

(ii)  altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(iii)  shortening any Offering Period by setting a New Exercise Date, including an Offering Period underway at the time of the Administrator action;

(iv)  reducing the maximum percentage of Compensation a participant may elect to set aside as payroll deductions; and

(v)  reducing the maximum number of shares a participant may purchase during any Offering Period.

Such modifications or amendments will not require stockholder approval or the consent of any Plan participants.

21.  Notices.    All notices or other communications by a participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.  Conditions Upon Issuance of Shares.    Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities

Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23.  Term of Plan.    The Plan will become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It will continue in effect for a term of twenty (20) years, unless sooner terminated under Section 20.

24.  Reimbursement of Taxes.    The Administrator shall have the discretion to require reimbursement from any Plan participant in full for any liability that the Company or the Employer incurs towards any tax paid or payable in respect to participant’s participation in the Plan, the grant of any option pursuant to the Plan, or the exercise of participant’s option, provided that such reimbursement is provided for in the subscription agreement. The Company may require security for such reimbursement of taxes as a precondition to participant participating in the Plan, the grant of any option, or the exercise of this option on behalf of Participant. The Administrator shall have the authority to approve additional documents or forms which may be requested by the Company for such security, collection or otherwise for reimbursement of such taxes to the Company.

25.  Stockholder Approval.    The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

ANNEX C

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

JUNIPER NETWORKS, INC.

Juniper Networks, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

FIRST: The name of the corporation is Juniper Networks, Inc. The corporation was originally incorporated under the same name and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on September 10, 1997.

SECOND: Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment to the Amended and Restated Certificate of Incorporation amends the provisions of the Amended and Restated Certificate of Incorporation of the corporation.

THIRD: The terms and provisions of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation have been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware by the Board of Directors and the stockholders of the corporation.

FOURTH: ARTICLE SEVENTH of the Amended and Restated Certificate of Incorporation of the corporation is hereby amended to read in its entirety as follows:

The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be designated in the Bylaws of the Corporation.

Each director shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders; provided, however, no terms in effect prior to the effective date of this amendment shall be shortened.

Notwithstanding the foregoing, however, subject to the rights of the holders of any series of Preferred Stock then outstanding, (i) at the 2013 annual meeting of stockholders, the directors whose terms expire at that meeting shall be elected to hold office for one-year terms expiring at the 2014 annual meeting of stockholders, (ii) at the 2014 annual meeting of stockholders, the directors whose terms expire at that meeting shall be elected to hold office for one-year terms expiring at the 2015 annual meeting of stockholders, and (iii) at the 2015 annual meeting of stockholders and each annual meeting of stockholders thereafter, all directors shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders.

Notwithstanding the foregoing provisions of this Article, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation, or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other causes shall be filled by either (i) the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of voting stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”) voting together as a single class; or (ii) by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such newly created directorship shall be filled by the stockholders, be filled only by the affirmative vote of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

The affirmative vote of sixty-six and two-thirds percent (66-2/3%) of the voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required for the adoption, amendment or repeal of the following sections of the Corporation's Bylaws by the stockholders of the Corporation: 2.2 (Annual Meeting) and 2.3 (Special Meeting).

No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of the stockholders called in accordance with the Bylaws.

Any director, or the entire Board of Directors, may be removed from office at any time (i) with cause by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class; or (ii) without cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock.

Signature Page Follows

IN WITNESS WHEREOF, the corporation has caused this Certificate of Amendment of Amended and Restated Certificate of Incorporation to be executed by the undersigned duly authorized officer, effective as of                     , 2012.

JUNIPER NETWORKS, INC.
By:
Name:
Title:

JUNIPER NETWORKS, INC.

ATTN: INVESTOR RELATIONS

1194 N. MATHILDA AVENUE

SUNNYVALE, CA 94089-1206

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M42782-P23099 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY JUNIPER NETWORKS, INC.

For All Withhold All For All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote

FOR the following:

1. Election of Class I Directors

Nominees:

01) Mercedes Johnson

02) Scott Kriens

03) William R. Stensrud

The Board of Directors recommends you vote FOR the following proposals:

For Against Abstain For Against Abstain

2. Ratification of Ernst & Young LLP, an independent registered public accounting firm, as auditors for 2012.

3. Approval of the proposed amendment to the Juniper Networks, Inc. 2006 Equity Incentive Plan that increases the number of shares available for issuance thereunder.

4. Approval of the proposed amendment to the Juniper Networks, Inc. 2008 Employee Stock Purchase Plan that increases the number of shares available for sale thereunder.

5. Approval of the proposed amendment of the Amended and Restated Certificate of Incorporation of Juniper Networks, Inc. to declassify the board of directors.

6. Approval of a non-binding advisory resolution on Juniper Networks, Inc.’s executive compensation.

For address changes/comments, mark here. (see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon, When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign, If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report on Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com.

M42783-P23099

JUNIPER NETWORKS, INC.

2012 ANNUAL MEETING OF STOCKHOLDERS Tuesday, May 22, 2012 9:00 a.m. Pacific time

Juniper Networks, Inc. 1220 N. Mathilda Ave.

Building 3, Pacific Conference Room Sunnyvale, CA 94089

Mailing Address: 1194 N. Mathilda Avenue, Sunnyvale, CA 94089

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 22, 2012

This proxy will be voted as specified on the reverse side. If no choice is specified, the proxy will be voted “FOR” the election of the nominees on item 1, “FOR” items 2, 3, 4, 5 and 6, and in the discretion of the proxies with respect to such other business as may properly come before the meeting.

By signing the proxy, you revoke all prior proxies and appoint Robyn M. Denholm and Mitchell Gaynor, and each of them, with full power of substitution, to vote these shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments. The above named proxies are authorized to vote in their discretion upon such other matters as may properly come before the Annual Meeting or any adjournments thereof.

Address Changes/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side